                                                                   EXHIBIT 10.19

================================================================================


                       MASTER LEASE AND OPEN END MORTGAGE

                      THIS DOCUMENT SECURES FUTURE ADVANCES


                            Dated as of June 23, 1997



                                      among


                            CARDINAL HEALTH, INC. AND
                  CERTAIN SUBSIDIARIES OF CARDINAL HEALTH, INC.
                that may from time to time become parties hereto,
                            as Lessees or Mortgagors


                                       and


                            BMO LEASING (U.S.), INC.,
                                   as Lessor.


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This Master Lease and Open End Mortgage has been executed in several counterparts. To the extent, if any, that this Master Lease and Open End Mortgage constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Master Lease and Open End Mortgage may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by BANK OF MONTREAL, as the Administrative Agent for the Lenders, on or following the signature page hereof.

This counterpart is not the original counterpart.


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                       MASTER LEASE AND OPEN END MORTGAGE

                      THIS DOCUMENT SECURES FUTURE ADVANCES

         THIS MASTER LEASE AND OPEN END MORTGAGE (this "MASTER LEASE"), dated as of June 23, 1997, among CARDINAL HEALTH, INC., an Ohio corporation (the "COMPANY"), and certain subsidiaries of the Company as may from time to time become party hereto, each having a principal office at 5555 Glendon Court, Dublin, Ohio 43016, as Lessees (the "LESSEES") and as mortgagors; and BMO LEASING (U.S.), INC., a Delaware corporation, as Lessor (in such capacity, the "LESSOR").


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, pursuant to a Participation Agreement dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the "PARTICIPATION AGREEMENT"), among the Company, as the Guarantor and Construction Agent, the Lessees, the Lessor, the various financial institutions (the "LENDERS") as are or may from time to time become Lenders under the Loan Agreement, and Bank of Montreal, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders, the Lenders and the Lessor have agreed to finance the acquisition of each Property and the construction of Improvements thereon;

         WHEREAS, on each Acquisition Date, pursuant to a Funding Request delivered by a Lessee, the Lessor will (a) purchase from one or more third parties designated by such Lessee certain parcels of Land specified by such Lessee, together with any Improvements thereon and (b) with regard to the Headquarters Building, enter into a Ground Lease with the Company, which Ground Lease shall convey to the Lessor a leasehold interest in the Land conveyed thereby;

         WHEREAS, the Construction Agent will construct certain Improvements on the Properties subject to Lease Supplements to which such Lessee is a party, which Improvements as constructed will be the property of the Lessor and will become part of such Property;

         WHEREAS, the Lessor desires to lease to each Lessee, and each Lessee desires to lease from the Lessor, the Properties described on the Lease Supplements to which such Lessee is a party; and

         WHEREAS, each Property will be subject to the terms of this Master
Lease;

         NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         I.1. DEFINITIONS; INTERPRETATION. Capitalized terms used but not otherwise defined in this Master Lease have the respective meanings specified in APPENDIX A to this Master Lease; and the rules of


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                                                                    Master Lease



interpretation set forth in APPENDIX A to this Master Lease shall apply to this Master Lease.


                                   ARTICLE II
                                  MASTER LEASE

         II.1. ACCEPTANCE AND LEASE OF PROPERTY. Subject to the conditions set forth in the Participation Agreement, including without limitation the satisfaction or waiver of the conditions set forth in Article VI thereof, the Lessor hereby agrees to accept delivery on each Acquisition Date of the Land or leasehold interest therein, as applicable to the Headquarters Building, to be delivered by the seller of such Land or, in the case of the Headquarters Building, the Company on such Acquisition Date pursuant to the terms of the Participation Agreement together with any Improvements thereon and simultaneously to demise and lease to the applicable Lessee hereunder and under the Lease Supplement to which such Lessee is a party, for the Lease Term, the Lessor's interest in such Land and in such Improvements together with any Improvements which thereafter may be constructed on such Land pursuant to the Construction Agency Agreement or this Master Lease, and each Lessee hereby agrees, expressly for the direct benefit of the Lessor, to lease from the Lessor for the Lease Term, the interest of the Lessor in such Land (including any and all of the Lessor's contractual rights and benefits relating thereto) and in such Improvements together with any Improvements which thereafter may be constructed on such Land pursuant to the Construction Agency Agreement and this Master Lease.

         II.2. ACCEPTANCE PROCEDURE. Each Lessee hereby agrees that the execution and delivery by such Lessee on each Acquisition Date of an appropriately completed Lease Supplement in the form of EXHIBIT A hereto covering the Land (including any and all of the Lessor's contractual rights and benefits relating thereto) and all Improvements thereon to be acquired by the Lessor on such Acquisition Date and all other Improvements which thereafter may be constructed thereon pursuant to the Construction Agency Agreement and this Master Lease, shall, without further act, constitute the irrevocable acceptance by such Lessee of all of the Property which is the subject of such Lease Supplement for all purposes of this Master Lease and the other Operative Documents on the terms set forth therein and herein, and that such Property, together with any Improvements constructed on such Property pursuant to the Construction Agency Agreement and this Master Lease, shall be deemed to be included in the leasehold estate of this Master Lease and shall be subject to the terms and conditions of this Master Lease as of such Acquisition Date.

         II.3. LEASE TERM. The basic term (the "BASIC TERM") of this Master Lease with respect to any Property shall begin on the Acquisition Date for such Property and shall end on the Expiration Date, unless the Lease Term is extended or earlier terminated in accordance with the provisions of this Master Lease or the Operative Documents.

         II.4. TITLE. Each Property is leased to the Lessees without any representation or warranty, express or implied, by the Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, all Liens other than Lessor Liens) and all applicable Requirements of Law and Property Legal Requirements. No Lessee shall in any event have any recourse against the Lessor for any defect in or exception to title to any Property other than resulting from Lessor Liens attributable to the Lessor. Upon termination of this Master Lease with respect to any property, the applicable Lessees shall



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

                                                                    Master Lease


have no continuing obligations to the Lessor under this Master Lease with respect to such property except as expressly set forth herein.


                                   ARTICLE III
                                 PAYMENT OF RENT

         III.1.  RENT.

                  (a) During the Lease Term, the Lessees shall pay to the Lessor Basic Rent on each Payment Date, on the date required under SECTION 20.1(k) in connection with exercise of the Remarketing Option and on any date on which this Master Lease shall terminate with respect to any or all Properties. On each date that Basic Rent is due hereunder, each Lessee shall pay a portion of the Basic Rent equal to such Lessee's Allocation Percentage multiplied by the Basic Rent due and owing on such date.

                  (b) Neither any Lessee's inability or failure to take possession of all or any portion of any Property when delivered by the Lessor, nor the inability or failure of the Lessor to deliver all or any portion of any Property to any Lessee on or before the applicable Acquisition Date, whether or not attributable to any act or omission of any Lessee or any act or omission of the Lessor, or for any other reason whatsoever, shall delay or otherwise affect any Lessee's obligation to pay Rent for such Property after the Acquisition Date therefor in accordance with the terms of this Master Lease.

         III.2. PAYMENT OF BASIC RENT. Basic Rent shall be paid absolutely net to each Person entitled thereto, so that this Master Lease shall yield to such Person the full amount thereof, without setoff, deduction or reduction.

         III.3. SUPPLEMENTAL RENT. Each Lessee shall pay to the Lessor or any other Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if any Lessee fails to pay any Supplemental Rent, the Lessor and such other Persons shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. Each Lessee shall pay to the Lessor or the Person entitled thereto, as Supplemental Rent, among other things, on demand, to the extent permitted by applicable Requirements of Law, interest at the applicable Overdue Rate on any installment of Basic Rent not paid within ten (10) days after receipt of notice for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid within ten (10) days after receipt of notice for the period from the due date thereof until the same shall be paid. The expiration or other termination of the obligations of the Lessees to pay Basic Rent hereunder shall not limit or modify the obligations of the Lessees with respect to Supplemental Rent. Unless expressly provided otherwise in this Master Lease, in the event of any failure on the part of any Lessee to pay and discharge any Supplemental Rent as and when due, such Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added under any agreement with a third party, for which such Lessee is responsible under this Master Lease or any other Operative Document, for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

                                                                    Master Lease


         III.4. METHOD OF PAYMENT. Each payment of Rent payable by any Lessee under this Master Lease or any other Operative Document shall be made by the applicable Lessee to the Administrative Agent, as assignee of the Lessor under the Assignment of Leases and Rents, until such time as the Loan Balance shall have been paid in full and the Commitments of the Lenders shall have been permanently terminated (at which time such payments shall be made to the Lessor) by wire transfer prior to 1:00 p.m., Chicago time to the Administrative Agent's (or Lessor's, as the case may be) account specified on Schedule III to the Participation Agreement under the heading "Wire Transfer Instructions for Obligors" in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due. Payments received after 1:00 p.m., Chicago time on the date due shall for the purpose of SECTION 16.1 hereof be deemed received on such day; PROVIDED, HOWEVER, that for the purposes of the second sentence of SECTION 3.3 hereof, such payments shall be deemed received on the next succeeding Business Day and, unless the Administrative Agent (or the Lessor, as applicable) is otherwise able to invest or employ such funds on the date received, subject to interest at the Overdue Rate as provided in such SECTION 3.3.


                                   ARTICLE IV
                        QUIET ENJOYMENT; RIGHT TO INSPECT

         IV.1. QUIET ENJOYMENT. Subject to SECTIONS 2.4 and 4.2, and subject to the rights of the Lessor contained in ARTICLE XV and the other terms of the Operative Documents to which any Lessee is a party, each Lessee shall peaceably and quietly have, hold and enjoy each Property for the Lease Term, free of any claim or other action by the Lessor or anyone claiming by, through or under the Lessor (other than the Lessees). Subject to the rights of the Lessor contained in ARTICLE XVI, the Lessor shall not take any action that shall interfere or adversely effect the Lessees' rights of quiet enjoyment. Such rights of quiet enjoyment are independent of, and shall not affect the rights of the Lessor otherwise to initiate legal action to enforce, the obligations of the Lessees under this Master Lease.

         IV.2. RIGHT TO INSPECT. During the Lease Term, each Lessee shall upon reasonable notice from the Lessor (except that no notice shall be required if a Lease Event of Default has occurred and is continuing), permit the Lessor, the Lenders and their respective authorized representatives to inspect any Property subject to this Master Lease during normal business hours, provided that such inspections shall not unreasonably interfere with such Lessee's business operations or activities at such Property and the Lessee shall have the right to have a representative of the Lessee accompany the Lessor, the Lenders or their respective authorized representatives (except when a Lease Event of Default has occurred and is continuing) and if the Lessee elects to have a representative present at such inspection, the Lessee agrees to make such representative available at the time of such inspection.


                                    ARTICLE V
                                 NET LEASE, ETC.

         V.1. NET LEASE. This Master Lease shall constitute a net lease. Any present or future law to the contrary notwithstanding, this Master Lease shall not terminate, nor shall any Lessee be entitled to any



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


                                                                    Master Lease


abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of any Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of any Property or any part thereof, or the failure of any Property to comply with all Requirements of Law and Property Legal Requirements, including any inability to occupy or use any such Property by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of any Property or any part thereof; (iii) any restriction, prevention or curtailment of or interference with the construction on or any use of any Property or any part thereof including eviction; (iv) any defect in title to or rights to any Property or any Lien on such title or rights or on any Property (other than Lessor Liens); (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Administrative Agent, the Lessor or any Participant; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to any Lessee, the Administrative Agent, the Lessor, any Participant or any other Person, or any action taken with respect to this Master Lease by any trustee or receiver of any Lessee, the Administrative Agent, the Lessor, any Participant or any other Person, or by any court, in any such proceeding; (vii) any claim that any Lessee has or might have against any Person, including without limitation the Administrative Agent, the Lessor, any Participant, or any vendor, manufacturer, contractor of or for any Property;
(viii) any failure on the part of the Lessor to perform or comply with any of the terms of this Master Lease (other than performance by the Lessor of its obligations set forth in SECTION 2.1 hereof), of any other Operative Document or of any other agreement; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Master Lease against or by any Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof;
(x) the impossibility or illegality of performance by any Lessee, the Lessor or all of them; (xi) any action by any court, administrative agency or other Governmental Authority; or (xii) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not any Lessee shall have notice or knowledge of any of the foregoing. The agreement of each Lessee in the preceding sentence shall not affect any claim, action or right that such Lessee may have against the Lessor or any other Participants. The parties intend that the obligations of the Lessees hereunder shall be covenants and agreements that are separate and independent from any obligations of the Lessor hereunder or under any other Operative Documents and the obligations of the Lessees shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Master Lease.

         V.2. NO TERMINATION OR ABATEMENT. Each Lessee shall remain obligated under this Master Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Master Lease (except as provided herein), notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting any Participant, or any action with respect to this Master Lease which may be taken by any trustee, receiver or liquidator of any Participant or by any court with respect to any Participant. Each Lessee hereby waives all right (i) to terminate or surrender this Master Lease (except as provided herein) or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Each Lessee shall remain obligated under this Master Lease in accordance with its terms and each Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Master Lease. Notwithstanding any such statute or otherwise, each Lessee shall be

                                                                    Master Lease


bound by all of the terms and conditions contained in this Master Lease.


                                   ARTICLE VI
                                    SUBLEASES

         VI.1. SUBLETTING. Any Lessee may sublease any Property or any portion thereof to the Company or any Affiliate of the Company and may sublease a portion no greater than twenty (20%) percent of the rentable space of the Headquarters Building for retail, food services and functional support purposes; PROVIDED, HOWEVER, that: (a) no sublease or other relinquishment of possession of any Property shall in any way discharge or diminish any of the obligations of the Lessees to the Lessor hereunder and each Lessee shall remain directly and primarily liable under this Master Lease as to the Properties, or portion thereof, so sublet; (b) sublease of any Property shall expressly be made subject to and subordinated to this Master Lease and to the rights of the Lessor hereunder; (c) each sublease shall expressly provide for the immediate surrender of the related Property to the Lessor after notice from the Lessor to such sublessee of the occurrence of a Lease Event of Default hereunder and a request for such surrender; and (d) all such subleases shall expressly provide for automatic termination at or prior to the earlier of (i) the Expiration Date and
(ii) the date the Lease Term is earlier terminated in accordance with the provisions of this Master Lease or the other Operative Documents unless a Lessee shall have purchased the related Property pursuant to SECTION 18.1 or 18.2 or the Lessor shall have elected in writing to any sublessee to recognize such sublessee as a direct lessee (in which event such sublessee shall attorn to the Lessor pursuant to the terms and conditions of such sublease).


                                   ARTICLE VII
                             LESSEE ACKNOWLEDGMENTS

         VII.1. CONDITION OF THE PROPERTIES. EACH LESSEE ACKNOWLEDGES AND AGREES THAT ALTHOUGH THE LESSOR WILL OWN AND HOLD TITLE TO THE IMPROVEMENTS, THE CONSTRUCTION AGENT IS SOLELY RESPONSIBLE UNDER THE TERMS OF THE CONSTRUCTION AGENCY AGREEMENT FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE IMPROVEMENTS AND ANY ALTERATIONS OR MODIFICATIONS. EACH LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT IT IS LEASING EACH PROPERTY "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE LESSOR, THE ADMINISTRATIVE AGENT OR ANY LENDER AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE (EXCLUDING LESSOR LIENS), (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW, AND (D) VIOLATIONS OF REQUIREMENTS OF LAW AND PROPERTY LEGAL REQUIREMENTS WHICH MAY EXIST ON THE DATE HEREOF OR ON THE ACQUISITION DATE FOR SUCH PROPERTY. NONE OF THE LESSOR, THE ADMINISTRATIVE AGENT OR ANY LENDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE (OTHER THAN FOR LESSOR LIENS ATTRIBUTABLE TO SUCH PERSON), VALUE, HABITABILITY, USE, CONDITION, DESIGN,


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                                                                    Master Lease


OPERATION, OR FITNESS FOR USE OF ANY PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROPERTY (OR ANY PART THEREOF) AND NONE OF THE LESSOR, THE ADMINISTRATIVE AGENT OR ANY LENDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN (OTHER THAN FOR LESSOR LIENS ATTRIBUTABLE TO SUCH PERSON) OR THE FAILURE OF ANY PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY REQUIREMENT OF LAW OR PROPERTY LEGAL REQUIREMENT.

         VII.2. RISK OF LOSS. During the Lease Term the risk of loss of or decrease in the enjoyment and beneficial use of the Properties as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by the Lessees, and the Lessor shall not in any event be answerable or accountable therefor.

         VII.3. ASSIGNMENT TO ADMINISTRATIVE AGENT. The Lessor and each Lessee hereby (a) acknowledges that all of the rights of the Lessor under this Master Lease and the Lease Supplements (other than Shared Rights and the right to receive certain Excepted Payments) have been assigned by the Lessor to the Administrative Agent for the benefit of the Lenders pursuant to the Assignment of Leases and Rents to secure the obligations of the Lessor under the Loan Agreement and (b) agrees that the Administrative Agent may (x) exercise any rights granted to the Lessor and (y) accept payments otherwise payable to or receivable by the Lessor under this Master Lease (other than payments with respect to Excepted Payments payable to the Lessor).


                                  ARTICLE VIII
                   POSSESSION AND USE OF THE PROPERTIES, ETC.

         VIII.1. UTILITY CHARGES. Each Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on the Properties leased by such Lessee during the Lease Term. The Lessees shall be entitled to receive any credit or refund with respect to any utility charge paid by the Lessees and the amount of any credit or refund received by the Lessor on account of any utility charges paid by the Lessees, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, shall be promptly paid over to the applicable Lessee.

         VIII.2. USE OF THE PROPERTIES. Prior to the Completion Date, each Property shall be used in a manner consistent with the Construction Agency Agreement and, after the Completion Date for such Property, (a) the Headquarters Building shall be used as a corporate headquarters building and (b) the other Properties shall be used as distribution centers, except as otherwise consented to by the Lessor which consent shall not be unreasonably withheld. Each Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Properties as contemplated by this Master Lease and the Construction Agency Agreement. No Lessee shall commit or permit any waste of the Properties or any part thereof.

         VIII.3. COMPLIANCE WITH REQUIREMENTS OF LAW, PROPERTY LEGAL REQUIREMENTS AND INSURANCE



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

                                                                    Master Lease


REQUIREMENTS. Subject to the terms of ARTICLE XII relating to permitted contests, each Lessee, at its sole cost and expense, shall (a) comply with all Requirements of Law (including all Hazardous Materials Laws), Property Legal Requirements and Insurance Requirements relating to the Properties, including the use, construction, operation, maintenance, repair and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Properties, and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Properties and for the use, operation, maintenance, repair and restoration of the Improvements. Notwithstanding the preceding sentence, a Lessee shall be deemed to be in compliance with all Hazardous Materials Laws for purposes of this Master Lease notwithstanding any Environmental Violation if the severity of such Environmental Violation is less than Federal, state or local standards requiring remediation or removal or, if such standards are exceeded, remediation or removal is proceeding in accordance with all applicable Hazardous Materials Laws.

         VIII.4. ASSIGNMENT BY LESSEES. No Lessee may assign this Master Lease or any of its rights or obligations hereunder in whole or in part to any Person; PROVIDED, HOWEVER, that (a) any Lessee may assign all or any of its rights and obligations (in each case, to the extent its relating to status as a Lessee) under the Operative Documents to any other Lessee, the Company or any Subsidiary of the Company and (b) any Lessee may sublease any Property leased by it hereunder or portion thereof as permitted under SECTION 6.1.


                                   ARTICLE IX
                         MAINTENANCE AND REPAIR; RETURN

         IX.1. MAINTENANCE AND REPAIR; RETURN.

                  (a) Each Lessee, at its sole cost and expense, shall maintain
         (i) the Headquarters Building as a first-class office building; (ii) each Property other than the Headquarters Building as a distribution facility for pharmaceutical products; and (iii) each Property in good condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Requirements of Law, Property Legal Requirements and Insurance Requirements and on a basis consistent with the operation and maintenance of properties comparable in type, use and location to the applicable Property and in no event less than the standards applied by the Company in the operation and maintenance of other comparable properties owned or leased by the Company or its Affiliates.

                  (b) The Lessor shall not under any circumstances be required to build any improvements on any Property, make any repairs, replacements, alterations or renewals of any nature or description to any Property, make any expenditure whatsoever in connection with this Master Lease (other than for Advances made in accordance with and pursuant to the terms of the Participation Agreement and the Construction Agency Agreement) or maintain any Property in any way. Each Lessee waives any right to (i) require the Lessor to maintain, repair, or rebuild all or any part of any Property or (ii) make repairs at the expense of the Lessor pursuant to any

                                                                    Master Lease

         Requirement of Law, Property Legal Requirement, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Lease Term.

                  (c) Each Lessee shall, upon the expiration or earlier termination of this Master Lease with respect to any Property (other than as a result of such Lessee's purchase of such Property from the Lessor as provided herein), vacate and surrender such Property to the Lessor in its then-current, "AS IS" condition, subject to such Lessee's obligations under SECTIONS 8.3, 9.1(a), 10.1, 11.1, 14.1(d), 14.2 and
         20.1.


                                    ARTICLE X
                               MODIFICATIONS, ETC.

         X.1. MODIFICATIONS, SUBSTITUTIONS AND REPLACEMENTS. Each Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to any Property or any part thereof and substitutions and replacements therefor (collectively, "MODIFICATIONS"); PROVIDED, HOWEVER, that:

                  (i) except for any Modification required to be made pursuant to a Requirement of Law or Property Legal Requirement (a "REQUIRED MODIFICATION"), no Modification shall impair the value or useful life of such Property or any part thereof from that which existed immediately prior to such Modification;

                  (ii) the Modification shall be done in a good and workmanlike manner;

                  (iii) such Lessee shall comply with all Requirements of Law (including all Hazardous Materials Laws), Property Legal Requirements and Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy;

                  (iv) subject to the terms of ARTICLE XII relating to permitted contests, such Lessee shall pay all costs and expenses and shall discharge (or cause to be insured or bonded over) within sixty (60) days after the same shall be filed (or otherwise become effective) any Liens arising with respect to the Modification;

                  (v) such Modifications shall comply with SECTIONS 8.3 and 9.1(a); and

                  (vi) such Lessee shall be required to obtain the prior written approval of the Lessor, which approval shall not be unreasonably withheld, with respect to any alterations (other than Required Modifications and/or alterations authorized by the Construction Agency Agreement or alterations that are merely cosmetic) that shall have an estimated cost greater than thirty (30%) percent of such Property's Property Cost or shall affect any structural element of any Improvements.

All Modifications shall remain part of the realty and shall be subject to this Master Lease and title thereto shall immediately vest in the Lessor; PROVIDED, HOWEVER, that Modifications that (x) are not Required Modifications, (y) were not financed by the Participants and (z) are readily removable without impairing


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

                                                                    Master Lease


the value, utility or remaining useful life of the applicable Property, shall be the property of the Lessee of the applicable Property and shall not be subject to this Master Lease. So long as no Lease Event of Default has occurred and is continuing, any Lessee may place upon the Properties any trade fixtures, machinery, equipment, inventory or other property belonging to such Lessee or third parties (including tanks and associated pumps used for storage of materials in such Lessee's business), and may remove the same at any time during the Lease Term, subject, however, to the terms of SECTION 9.1(a); PROVIDED, HOWEVER, that such trade fixtures, machinery, equipment, inventory or other property do not impair the value or useful life of the applicable Property; provided, FURTHER, HOWEVER, that the Lessees shall keep and maintain at the Properties and shall not remove from the Properties any Equipment financed or otherwise paid for by the Lessor or any Participant pursuant to the Participation Agreement.


                                   ARTICLE XI
                           WARRANT OF TITLE; EASEMENTS

         XI.1. WARRANT OF TITLE.

                  (a) Each Lessee agrees that except as otherwise provided herein and subject to the terms of ARTICLE XII relating to permitted contests, such Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien (other than any Lessor Lien), defect, attachment, levy, title retention agreement or claim upon any Property or any Modifications or any Lien (other than any Lessor Lien), attachment, levy or claim with respect to the Rent or with respect to any amounts held by the Administrative Agent, the Lessor or any Participant pursuant to the Loan Agreement or the other Operative Documents, other than Permitted Property Liens and Liens on machinery, equipment, general intangibles and other personal property not financed by the proceeds of the Loans or Equity Amounts.

                  (b) Nothing contained in this Master Lease shall be construed as constituting the consent or request of the Lessor or any other Participant, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to any Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NONE OF THE ADMINISTRATIVE AGENT, THE LESSOR OR THE LENDERS IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO ANY LESSEE, OR TO ANYONE HOLDING A PROPERTY OR ANY PART THEREOF THROUGH OR UNDER ANY LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE ADMINISTRATIVE AGENT, THE LESSOR OR ANY LENDER IN AND TO ANY PROPERTY.

         XI.2. GRANTS AND RELEASES OF EASEMENTS; LESSOR'S WAIVERS. Provided that no Lease Event of Default shall have occurred and be continuing and subject to the provisions of ARTICLES VII, IX and X and SECTION 8.3 the Lessor hereby consents in each instance to the following actions by the Lessees, in the name and stead of the Lessor, but at the sole cost and expense of the Lessees: (a) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of any Property as herein provided; (b) the

                                                                    Master Lease


release of existing easements or other rights in the nature of easements which are for the benefit of any Property; (c) if required by applicable Governmental Authority in connection with the Construction, the dedication or transfer of unimproved portions of any Property for road, highway or other public purposes; and (d) the execution of amendments to any covenants and restrictions affecting any Property; PROVIDED, HOWEVER, that in each case (i) such grant, release, dedication, transfer or amendment does not impair the value or remaining useful life of the applicable Property, (ii) such grant, release, dedication, transfer or amendment is reasonably necessary in connection with the construction, use, maintenance, alteration or improvement of the applicable Property, (iii) such grant, release, dedication, transfer or amendment will not cause the applicable Property or any portion thereof to fail to comply with the provisions of this Master Lease or any other Operative Documents and all Property Legal Requirements (including, without limitation, all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements), (iv) all governmental consents or approvals required prior to such grant, release, dedication, transfer, annexation or amendment have been obtained, and all filings required prior to such action have been made, (v) the applicable Lessee shall remain obligated under this Master Lease and under any instrument executed by such Lessee consenting to the assignment of the Lessor's interests in this Master Lease as security for indebtedness, in each such case in accordance with their terms, as though such grant, release, dedication, transfer or amendment had not been effected and (vi) the applicable Lessee shall pay and perform any obligations of the Lessor under such grant, release, dedication, transfer or amendment. The Lessor acknowledges the right of each Lessee to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, machinery, leasehold improvements and other personal property located at the Properties other than any such property that is nonseverable from the Improvements thereon, and the Lessor, the Administrative Agent and each Lender agrees to execute Lessor waiver forms and release of Lessor Liens and other Liens in favor of any purchase money seller, lessor or lender which has financed or may finance in the future such items. Without limiting the effectiveness of the foregoing, provided that no Lease Event of Default shall have occurred and be continuing, the Lessor, the Administrative Agent and each Lender shall, upon the request of any Lessee, and at such Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, annexation or amendment to any Person permitted under this SECTION 11.2 including landlord waivers with respect to any of the foregoing.

         XI.3. NO GRANT OF RIGHTS WITHOUT CONSENT OF THE LESSEE. The Lessor hereby severally agrees that, so long as no Lease Event of Default shall have occurred and be continuing, the Lessor shall not grant any easements, licenses, rights-of-way or other rights or privileges of the types described in CLAUSES
(a), (b), (c) and (d) of SECTION 11.2 which, in each case, affect any Property, except as required under SECTION 11.2 or with the prior written consent of the applicable Lessee.


                                   ARTICLE XII
                               PERMITTED CONTESTS

         XII.1. PERMITTED CONTESTS IN RESPECT OF APPLICABLE LAW. If, to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any Applicable Law relating to any Property shall be prosecuted diligently and in good faith in appropriate proceedings by a Lessee or (b) compliance with such Applicable Law shall have been excused or exempted by a valid nonconforming use, variance permit,

                                                                    Master Lease


waiver, extension or forbearance, such Lessee shall not be required to comply with such Applicable Law but only if and so long as any such test, challenge, appeal, proceeding, waiver, extension, forbearance or noncompliance shall not, in the reasonable opinion of the Administrative Agent, the Lenders and the Lessor, involve (A) any risk of criminal liability being imposed on the Administrative Agent, any Lender, the Lessor or such Property or (B) any risk of
(1) foreclosure, forfeiture or loss of such Property, or any material part thereof, or (2) the nonpayment of Rent or (C) any substantial risk of (1) the sale of, or the creation of any Lien (other than a Permitted Property Lien) on, any part of such Property, (2) civil liability being imposed on the Administrative Agent, the Lender, the Lessor or such Property, or (3) enjoinment of, or interference with, the use, possession or disposition of such Property in any material respect.

         The Lessor will not be required to join in any proceedings pursuant to this SECTION 12.1 unless a provision of any Applicable Law requires that such proceedings be brought by or in the name of the Lessor; and in that event the Lessor will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as (i) no Lessee has elected the Remarketing Option, (ii) no Default has occurred and is continuing and (iii) the applicable Lessee pays all related expenses and indemnifies the Lessor and the other Indemnitees to the satisfaction of the respective Indemnitees.


                                  ARTICLE XIII
                                    INSURANCE

         XIII.1. PUBLIC LIABILITY AND WORKERS' COMPENSATION INSURANCE.

                  (a) During the Lease Term, the Lessees shall procure and carry, at their sole cost and expense, commercial general liability insurance for claims for injuries or death sustained by persons or damage to property while on the Properties and such other public liability coverages as are ordinarily procured by the Company or its Affiliates who own or operate similar properties, but in any case shall provide liability coverage of at least $5,000,000 per person and $5,000,000 for property damage per occurrence, subject to normal levels of self-insurance maintained by the Company. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by the Company or such Affiliates with respect to similar properties that they own. The policy shall be endorsed to name the Administrative Agent, the Lessor and each Participant as additional insureds. The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which the Administrative Agent, the Lessor or any Participant may have in force.

                  (b) Each Lessee shall, in the construction of the Improvements (including in connection with any Modifications thereof) and the operation of the Properties, comply with the applicable workers' compensation laws.

         XIII.2. HAZARD AND OTHER INSURANCE. During the Lease Term, each Lessee shall keep, or cause to be kept, each Property leased by it hereunder insured against loss or damage by fire or extended coverage, flood (if such Property is located in a special flood hazard area, as specified in SECTION 7.2(r) of the Participation Agreement) and, where required by law, earthquake, on terms that are no less favorable than insurance covering other similar properties owned by the Company or its Affiliates, in an amount no less

                                                                    Master Lease


than the replacement cost of such Property. During the construction of any Improvements each Lessee shall also maintain or cause to be maintained builders' risk insurance. All insurance proceeds in respect of any loss or occurrence for which the proceeds related thereto are (i) less than or equal to thirty (30%) percent of the Property Cost of such Property, in the absence of the occurrence and continuance of a Lease Event of Default, shall be adjusted by and paid to applicable Lessee for application in accordance with ARTICLE XIV and (ii) greater than thirty (30%) percent of the Property Cost of such Property, shall be adjusted jointly by the applicable Lessee and the Lessor (unless a Lease Event of Default has occurred and is continuing, in which case such proceeds shall be adjusted solely by the Lessor) and held by the Administrative Agent for application in accordance with ARTICLE XIV.

         XIII.3. INSURANCE COVERAGE.

                  (a) Each Lessee shall furnish the Administrative Agent, the Lessor and each Participant with certificates showing the insurance required under SECTIONS 13.1 and 13.2 to be in effect and naming the Administrative Agent and the Lessor as additional insureds with respect to liability coverage (excluding worker's compensation insurance), naming the Lenders, the Lessor and such Lessee as their interests may appear with respect to casualty coverage and naming the Administrative Agent and the Lessor as loss payees with respect to property coverage and showing the mortgagee endorsement required by SECTION 13.3(c) with respect to such coverage. All such insurance shall be at the cost and expense of the Company or such Lessee. Such certificates shall include a provision for no less than thirty (30) days' advance written notice by the insurer to the Lessor in the event of cancellation or reduction of such insurance. In addition, each Lessee shall cause the Administrative Agent, the Lessor and each Participant to be named as additional insureds under each liability policy maintained in connection with the Construction.

                  (b) Each Lessee agrees that the insurance policy or policies required by SECTION 13.2 shall include an appropriate clause pursuant to which such policy shall provide that it will not be invalidated should the Company or such Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy, and that the insurance in favor of the Administrative Agent, the Lessor, the Lenders and the Lessor and their respective rights under and interests in said policies shall not be invalidated or reduced by any act or omission or negligence of the Company or such Lessee or any other Person having any interest in any Property other than the Administrative Agent, the Lenders and the Lessor. Each Lessee hereby waives any and all such rights against the Administrative Agent, the Lenders and the Lessor to the extent of payments made under such policies.

                  (c) Except as otherwise permitted by CLAUSE (d), all such insurance shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. Any insurance company selected by any Lessee which is rated in Best's Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) shall have a general policyholder rating of "A" and a financial rating of at least "9" or be otherwise acceptable to the Lenders and the Lessor (provided that if the general policyholder rating of such insurer falls below "A" or the financial rating falls below "9" Lessee shall replace such insurance policy with a policy issued by an insurer rated at least "A" and "9" within 180 days of such

                                                                    Master Lease



         downgrading). All property insurance policies required by SECTION 13.2 shall include a standard form mortgagee endorsement in favor of the Lenders.

                  (d) The Lessor shall not carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this ARTICLE XIII except that the Lessor may, at its expense, carry separate liability insurance so long as (i) the insurance of the Lessees is designated as primary and in no event excess or contributory to any insurance the Lessor may have in force which would apply to a loss covered under the policies of the Lessees and (ii) each such insurance policy will not cause the Lessees' insurance required under this ARTICLE XIII to be subject to a coinsurance exception of any kind.

                  (e) Each Lessee shall pay as they become due all premiums for the insurance required by SECTION 13.1 and SECTION 13.2, and shall renew or replace each policy prior to the expiration date thereof. Throughout the Lease Term, at the time each of the insurance policies required hereby is renewed (but in no event less frequently than once each year), the applicable Lessee shall deliver to the Administrative Agent, the Lessor and each Participant certificates of insurance evidencing that all insurance required by this ARTICLE XIII is being maintained by such Lessee and is in effect.


                                   ARTICLE XIV
                CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS

         XIV.1. CASUALTY AND CONDEMNATION.

                  (a) Subject to the provisions of this ARTICLE XIV and SECTION 13.2, (i) if all or a portion of any Property is damaged or destroyed in whole or in part by a Casualty, any insurance proceeds payable with respect to such Casualty shall be paid directly to the Lessee of such affected Property, or if received by the Lessor, the Lenders or the Administrative Agent, shall be paid over to such Lessee for the reconstruction, refurbishment and repair of such Property and (ii) if the use, access, occupancy, easement rights or title to any Property or any part thereof is the subject of a Condemnation, then any award or compensation relating thereto shall be paid to the Lessee of such affected Property to repair the damage caused by such Condemnation or at the option of the applicable Lessee, be applied to the purchase price of the related Property purchased in accordance with SECTION 18.1 with Excess Casualty/Condemnation Proceeds, if any, being payable to the Lessee of the affected Property; PROVIDED, HOWEVER, that, in each case, if a Lease Event of Default shall have occurred and be continuing, such award, compensation or insurance proceeds shall be paid directly to the Administrative Agent or, if received by any Lessee, shall be held in trust for the Administrative Agent, the Lenders and the Lessor, and shall be paid over by each such Lessee to the Administrative Agent to be distributed by the Administrative Agent in accordance with the Participation Agreement. All amounts held by the Administrative Agent, any Lender or the Lessor when a Lease Event of Default exists hereunder on account of any award, compensation or insurance proceeds either paid directly to the Administrative Agent, such Lender or the Lessor or turned over to the Administrative Agent, such Lender or the Lessor shall at the option of the Lessor either be
         (i) paid to the Lessee of the affected Property for the repair of damage caused by such Casualty or Condemnation in accordance with CLAUSE (d) of this SECTION

                                                                    Master Lease



         14.1, or (ii) applied to the purchase price of the related Property on the purchase date with respect to such Property in accordance with
         SECTION 18.1, with any Excess Casualty/Condemnation Proceeds being payable to the Lessee of the affected Property.

                  (b) Any Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At the reasonable request of a Lessee, and at such Lessee's sole cost and expense, the Lessor and the Lenders shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The Lessor and the Lessees agree that this Master Lease shall control the rights of the Lessor and the Lessees in and to any such award, compensation or insurance payment.

                  (c) If Lessor or any Lessee shall receive notice of a Casualty or of an actual, pending or threatened Condemnation of any Property or any interest therein, the Lessor or such Lessee, as the case may be, shall give notice thereof to the Lessor, the Company and the Administrative Agent promptly after the receipt of such notice.

                  (d) If the applicable Lessee shall not have given notice (or shall not have been permitted to have given notice) of its election of the Purchase Option with respect to any Property following a Casualty or Condemnation with respect thereto (or, following such notice shall not have purchased such Property in accordance with SECTION 18.1 within sixty (60) days of the occurrence of such Casualty or Condemnation), then such Lessee shall, at its sole cost and expense (and, without limitation, if any award, compensation or insurance payment is not sufficient to restore such Property in accordance with this CLAUSE (d), such Lessee shall pay the shortfall), promptly and diligently repair any damage to such Property caused by such Casualty or Condemnation in conformity with the requirements of SECTIONS 9.1 and 10.1 using the as-built Plans and Specifications for such Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting such Property and all applicable Property Legal Requirements) so as to restore such Property to at least the same condition, operation, function and value as existed immediately prior to such Casualty or Condemnation with such Modification as such Lessee may elect in accordance with SECTION 10.1; PROVIDED, HOWEVER, that any such restoration of Property shall be completed within the earlier of (x) twelve (12) months following a Casualty or Condemnation or (y) the Expiration Date. In such event, title to such Property shall remain with the Lessor subject to the terms of this Master Lease, and this Master Lease shall continue in full force and effect with respect to such Property. Upon completion of such restoration, the Lessee of the affected Property shall furnish the Lessor a Responsible Officer's Certificate confirming that such restoration has been completed pursuant to this Master Lease.

                  (e) In no event shall a Casualty or Condemnation affect any Lessee's obligations to pay Rent pursuant to SECTION 3.1 or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to ARTICLES XVIII and XXI.

                  (f) In the absence of any Lease Event of Default, any Excess Casualty/Condemnation Proceeds received by the Administrative Agent, the Lenders or the Lessor in respect of a Casualty or Condemnation shall be turned over to the Lessee of the affected Property.

                                                                    Master Lease


         XIV.2. ENVIRONMENTAL MATTERS. Promptly upon any Lessee's knowledge of the existence of an Environmental Violation with respect to any Property, such Lessee shall notify the Lessor in writing of such Environmental Violation. If the Lessee of the affected Property elects to remediate pursuant to SECTION 15.1, then such Lessee shall promptly and diligently commence any response, clean up, remedial or other action necessary to remove, clean up or remediate the Environmental Violation in accordance with the terms of SECTION 8.3 (including the last sentence thereof) at the sole cost and expense of such Lessee. Such Lessee shall, upon completion of remedial action by such Lessee, cause to be prepared by an environmental consultant reasonably acceptable to the Lessor a report describing the Environmental Violation and the actions taken by such Lessee (or its agents) in response to such Environmental Violation, and a statement by Lessee or the consultant that the Environmental Violation has been remedied in compliance in all material respects with applicable Hazardous Materials Laws. Each such Environmental Violation shall be remedied prior to the Expiration Date unless each Property with respect to which an Environmental Violation has occurred but has not been remedied has been purchased by a Lessee in accordance with SECTION 18.1 or 18.2. Nothing in this ARTICLE XIV shall reduce or limit the obligations of the Lessees under Sections 11.1, 11.2 or 11.3 of the Participation Agreement.

         XIV.3. NOTICE OF ENVIRONMENTAL MATTERS. Promptly, but in any event within sixty (60) Business Days from the date any Lessee has knowledge thereof, such Lessee shall provide to the Lessor written notice of any pending or threatened claim, action or proceeding involving any Hazardous Materials Laws or any Release on or in connection with any Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and such Lessee's proposed response thereto. In addition, each Lessee shall provide to the Lessor, within sixty (60) Business Days of receipt, copies of all written communications with any Governmental Authority relating to any Environmental Violation in connection with any Property. Each Lessee shall also promptly provide such detailed reports of any such environmental claims as may reasonably be requested by the Administrative Agent, the Lessor or any Lender. In the event that the Lessor receives written notice of any pending or threatened claim, action or proceeding involving any Hazardous Materials Laws or any Release on or in connection with any Property, the Lessor shall promptly give notice thereof to the Company.


                                   ARTICLE XV
                          PARTIAL TERMINATION OF LEASE

         XV.1. PARTIAL TERMINATION UPON CERTAIN EVENTS. With respect to any Property, if either:

                  (i) a Significant Condemnation or Significant Casualty occurs; or

                  (ii) an Environmental Violation occurs or is discovered the cost of remediation of which would exceed $5,000,000;

and the Lessor or the applicable Lessee shall have given written notice (a "TERMINATION NOTICE") to the other party that as a consequence of the occurrence of such event, (x) the Lease Supplement relating to such Property is to be terminated and (y) this Master Lease is to be terminated with respect to such Property, then such Lessee shall be obligated to purchase the interest of the Lessor in such affected Property on the Payment Date immediately following the date occurring ninety (90) days after the Lessee's

                                                                    Master Lease



or the Lessor's, as applicable, receipt of the applicable Termination Notice by paying to the Administrative Agent an amount equal to the Property Balance for such affected Property; PROVIDED, HOWEVER, that with respect to subsection (ii) above, if (x) such Lessee delivers or causes to be delivered to the Lessor within ninety (90) days following the Lessee's or the Lessor's, as applicable, receipt of the applicable Termination Notice, a report from the environmental consultant that delivered the Environmental Audit for such affected Property on the Acquisition Date therefor (or such other environmental consultant selected by such Lessee and satisfactory to the Lessor and each Participant), which report describes the Environmental Violation in detail reasonably satisfactory to the Lessor and the Participants, states the estimated cost of remediation thereof, and states that such Environmental Violation or Release can, with reasonable efforts, be remediated prior to the Expiration Date, (y) such Lessee delivers, concurrently with the report described in CLAUSE (X), a Responsible Officer's Certificate to the Lessor certifying to the Lessor, the Administrative Agent and each Participant that such Lessee is capable (financially and otherwise) of causing such remediation and (z) such Lessee promptly commences and diligently pursues such remediation, then such Lessee shall not be obligated to purchase such affected Property.

         XV.2. PARTIAL TERMINATION PROCEDURES. On the date of the payment by a Lessee of the Property Balance with respect to any Property in accordance with
SECTION 15.1 (such date, the "PARTIAL TERMINATION DATE"), the Lease Supplement relating to such affected Property shall terminate and this Master Lease shall terminate with respect to such Property and, concurrent with the Lessor's receipt of such payment,

                  (a) the Lessor shall execute and deliver to the Lessee of such Property (or to such Lessee's designee) at such Lessee's cost and expense: (x) a deed with respect to such Property (and, with respect to the Headquarters Building, such deed shall apply only to Improvements located on such Property and shall be accompanied by a termination of the Ground Lease) without recourse, representation or warranty except with respect to covenants against grantor's acts and to Lessor Liens,
         (y) a quitclaim bill of sale with respect to the Equipment located on such Property and (z) an assignment of the entire interest of the Lessor held in such Property (which shall include an assignment of all of the right, title and interest of the Lessor in and to any Net Proceeds with respect to such Property not previously received by the Lessor), in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the Lessor Mortgage and any Lessor Liens attributable to the Lessor; and

                  (b) such Property shall be conveyed to the Lessee of such Property (or to such Lessee's designee) "AS IS" and in its then present physical condition; and

                  (c) the Lessor shall execute and deliver to the Lessees and the Lessees' title insurance company an affidavit as to the Lessor's title and Lessor Liens attributable to it and shall execute and deliver to Lessee a statement of termination of this Master Lease, the applicable Lease Supplement and the Construction Agency Agreement, in each case to the extent such Operative Documents relate to such Property, and shall use reasonable efforts to cause the Lenders to execute and deliver a release of the Assignment of Leases and Rents, the Lease Supplement, the Lessor Mortgage, the Lessor Financing Statements and the Construction Agency Agreement Assignment and, to the extent reasonably requested by the Lessees, any other Operative Documents, in each case to the extent relating to such Property.

                                                                    Master Lease



                                   ARTICLE XVI
                                EVENTS OF DEFAULT

         XVI.1. LEASE EVENTS OF DEFAULT. The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a "LEASE EVENT OF DEFAULT":

                  (a) any Lessee shall fail to make payment of (i) any Basic Rent within seven (7) Business Days after the same has become due and payable or (ii) any Property Balance, Purchase Option Price, Loan Balance or Lease Balance, including, without limitation, amounts due pursuant to SECTIONS 15.1, 18.1, 18.2, 18.3 or 20.1, on the date due therefor; or

                  (b) any Lessee shall fail to make payment of any Supplemental Rent (other than Supplemental Rent referred to in CLAUSE (a) of this Section) due and payable within five (5) days after receipt of notice thereof; or

                  (c) any Lessee shall fail to maintain insurance as required by
         ARTICLE XIII of this Master Lease; or

                  (d) any Lessee shall fail to observe or perform any term, covenant or condition of such Lessee under this Master Lease, the Participation Agreement or any other Operative Document to which it is a party other than those described in CLAUSE (a), (b) or (c) of this
         SECTION 16.1 and, in each such case, such failure shall have continued for thirty (30) days after the earlier of (i) delivery to the Company of written notice thereof from the Lessor or (ii) a Responsible Officer of such Lessee or the Company charged with the duty to administer this arrangement shall have actual knowledge of such failure; PROVIDED, HOWEVER, that if such failure is capable of cure but cannot be cured by payment of money or cannot be cured by diligent efforts within such thirty (30)-day period but such diligent efforts shall be properly commenced within the cure period and such Lessee is diligently pursuing, and shall continue to pursue diligently, remedy of such failure, the cure period shall be extended for an additional period of time as may be necessary to cure, not to exceed an additional forty-five (45) days and not to extend beyond the Expiration Date; PROVIDED, FURTHER, HOWEVER, that failure by any Lessee to fully comply with the requirements of SECTION 20.1 shall not be subject to any cure period; or

                  (e) any representation or warranty made by any Lessee or the Guarantor in any of the Operative Documents to which it is a party shall have been inaccurate in any material respect at the time made; or

                  (f) a Construction Agency Agreement Event of Default or a default by the Guarantor shall have occurred and be continuing under the Guaranty; or

                  (g) any Lessee or the Guarantor shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or

                                                                    Master Lease



         Commonwealth thereof, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or the whole or any substantial part of its property, (v) fail to cause the discharge of any custodian, trustee or receiver appointed for such Lessee or the Guarantor, as the case may be, or the whole or a substantial part of its property within sixty (60) days after such appointment, or (vi) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof; or

                  (h) insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof shall be filed against any Lessee or the Guarantor and not dismissed within sixty (60) days from the date of its filing (PROVIDED, that each Lessee hereby expressly authorizes the Lessor and each Participant to appear in any court conducting any such proceeding during such sixty (60) day period to preserve, protect and defend their respective rights under the Operative Documents), or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of any Lessee or the Guarantor, as the case may be, a receiver of such Lessee, the Guarantor or the whole or a substantial part of any of their respective property, and such order or decree shall not be vacated or set aside within sixty (60) days from the date of the entry thereof; or

                  (i) any final judgments or orders for the payment of money individually or in the aggregate in excess of $25,000,000 shall be rendered against the Company, any Lessee, or any of their respective Subsidiaries and such judgment or order shall continue unsatisfied and unstayed (pursuant to laws, rules or court orders) for a period of thirty (30) days or if after the expiration of such stay, such judgment or order shall not have been paid or discharged; or

                  (j) a default or the happening of any event shall occur under any indenture, agreement or other instrument under which any Material Commitment is made or any Debt of the Company or any Subsidiary in an aggregate amount of $25,000,000 or more is outstanding and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of such Debt of the Company or any Subsidiary outstanding thereunder or to permit termination of such Material Commitment; or

                  (k) any Operative Document to which any Lessee or the Guarantor is a party or any Lien granted under any such Operative Document shall, in whole or in part, terminate, cease to be effective against, or cease to be the legally valid, binding and enforceable obligation of, such Lessee or the Guarantor, as the case may be and such occurrence creates an adverse effect upon the priority, perfection or status of Participant's interest in any Property (other than in accordance with its terms or with the consent of Lessor or rights to terminate contained in such documents); or

                  (l) the Company or any Lessee shall directly or indirectly contest in any manner the effectiveness, validity, binding nature or enforceability of any Operative Document or any Lien granted under any Operative Document, or the Guarantor shall repudiate, or purport to discontinue or terminate, the Guaranty; or

                                                                    Master Lease


                  (m)  any Change of Control shall occur.

         XVI.2. REMEDIES. Upon the occurrence of any Lease Event of Default and at any time thereafter, the Lessor may, so long as such Lease Event of Default is continuing, do one or more of the following as the Lessor in its sole discretion shall determine, without limiting any other right or remedy the Lessor may have on account of such Lease Event of Default (including, without limitation, the obligation of the Lessees to purchase the Properties as set forth in SECTION 18.3):

                  (a) The Lessor may, by notice to the Lessee, rescind or terminate this Master Lease as to any Property or all of the Properties as of the date specified in such notice; however, (i) no reletting, reentry or taking of possession of any Property (or any portion thereof) by the Lessor will be construed as an election on the Lessor's part to terminate this Master Lease unless a written notice of such intention is given to the Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, the Lessor may at any time thereafter elect to terminate this Master Lease for a continuing Lease Event of Default and (iii) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Properties shall be valid unless the same be made in writing and executed by the Lessor;

                  (b) The Lessor may (i) demand that any or all of the Lessees, and each Lessee shall upon the written demand of the Lessor, return any Property promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, ARTICLES VII and IX and SECTION 8.3 as if such Property were being returned at the end of the Lease Term, and the Lessor shall not be liable for the reimbursement of any Lessee for any costs and expenses incurred by such Lessee in connection therewith and (ii) without prejudice to any other remedy which the Lessor may have for possession of any Property, and to the extent and in the manner permitted by Applicable Law, enter upon such Property and take immediate possession of (to the exclusion of the Lessees) such Property or any part thereof and expel or remove the applicable Lessee and any other Person who may be occupying such Property, by summary proceedings or otherwise, all without liability to any Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to the other damages of the Lessor, the Lessees shall be jointly and severally responsible for all costs and expenses incurred by the Administrative Agent, the Lenders and/or the Lessor in connection with any reletting, including, without limitation, reasonable brokers' fees and all costs of any alterations needed to return the property to its original condition as constructed in accordance with the Plans and Specifications or repairs made by the Administrative Agent, the Lessor or any Participant;

                  (c) The Lessor may (i) sell all or any part of any one or more Properties at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessees (except that Excess Sales Proceeds are payable to and shall be paid to the Lessee) with respect thereto (except to the extent required by CLAUSE (ii) below if the Lessor shall elect to exercise its rights thereunder) in which event the obligation of the Lessee of any such sold Property to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if the Lessor shall so elect, demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that the Lessor's actual damages would be

                                                                    Master Lease


         difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to
         (A) the excess, if any, of (1) the Lease Balance calculated as of such Payment Date (including all Rent due and unpaid to and including such Payment Date), over (2) the net proceeds of such sale (that is, after deducting all costs and expenses incurred by the Administrative Agent, the Lessor or any Participant(s) incident to such conveyance, including, without limitation, repossession costs, brokerage commissions, prorations, transfer taxes, fees and expenses for counsel, title insurance fees, survey costs, recording fees, and any repair costs); plus (B) interest at the Overdue Rate on the foregoing amount from such Payment Date until the date of payment;

                  (d) The Lessor may, at its option, elect not to terminate this Master Lease with respect to any Property or all of the Properties and continue to collect all Basic Rent, Supplemental Rent, and all other amounts due to the Lessor (together with all costs of collection) and enforce the respective obligations of the Lessees under this Master Lease as and when the same become due, or are to be performed, and at the option of the Lessor, upon any abandonment of any Property by any Lessee or re-entry of same by the Lessor, the Lessor may, in its sole and absolute discretion, elect not to terminate this Master Lease and may make the necessary repairs in order to relet such Property, and relet such Property or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term of this Master Lease) and at such rental or rentals and upon such other terms and conditions as the Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by the Lessor from such reletting shall be applied to the obligations of the Lessees hereunder and under the other Operative Documents in accordance with the Operative Documents. If such rentals received from such reletting during any period are less than the Rent with respect to such Property to be paid during that period by the applicable Lessee hereunder, such Lessee shall pay any deficiency, as calculated by the Lessor, to the Lessor on the next Payment Date;

                  (e) Unless all of the Properties have been sold in their entirety, the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under CLAUSE (b), (c) or (d) of this SECTION 16.2 with respect to any Properties or any portions thereof, demand, by written notice to the applicable Lessee specifying a date (a "TERMINATION DATE") not earlier than twenty-five (25) days after the date of such notice, that the applicable Lessee purchase, on such Termination Date, all unsold Properties and all unsold portions of Properties in accordance with the provisions of ARTICLE XXI and SECTION 18.2;

                  (f) The Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice the Lessor's right to collect any such damages for any subsequent period(s), or the Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term;

                                                                    Master Lease


                  (g) The Lessor may retain and apply against the Lease Balance all sums which the Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, any Lessee pursuant to the terms of this Master Lease;

                  (h) If a Lease Event of Default shall have occurred and be continuing, the Lessor, as a matter of right and without notice to any Lessee, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of any Property, and each Lessee hereby irrevocably consents to any such appointment. Any such receiver(s) shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of the Lessor in case of entry, and shall continue as such and exercise such powers until the date of confirmation of the sale of such Property unless such receivership is sooner terminated;

                  (i) To the maximum extent permitted by law, each Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of any Property or any interest therein; or

                  (j) The Lessor shall be entitled to enforce payment of the indebtedness and performance of the obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement, shall prejudice or in any manner affect the Lessor's right to realize upon or enforce any other security now or hereafter held by the Lessor, it being agreed that the Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by the Lessor in such order and manner as the Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to the Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Lessor. In no event shall the Lessor, in the exercise of the remedies provided in this instrument (including, without limitation, in connection with the assignment of rents to the Lessor, or the appointment of a receiver and the entry of such receiver onto all or any part of the Properties), be deemed a "mortgagee in possession," and the Lessor shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

If, pursuant to the exercise by the Lessor of its remedies pursuant to this
SECTION 16.2 or SECTION 16.4, the Lease Balance and all other amounts due and owing from the Lessees under this Master Lease and the other Operative Documents have been paid in full, then the Lessor shall remit to the Company any excess amounts or Property received by the Lessor.

         XVI.3. WAIVER OF CERTAIN RIGHTS. If this Master Lease shall be terminated pursuant to SECTION 16.2, each Lessee waives, to the fullest extent permitted by law, (a) any notice of re-entry or the institution

                                                                    Master Lease


of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies; and (d) any other rights which might otherwise limit or modify any of the Lessor's rights or remedies under this ARTICLE XVI.

         XVI.4. POWER OF SALE AND FORECLOSURE. To the extent available under Applicable Law, in the event that a court of competent jurisdiction rules that this Master Lease constitutes a mortgage, deed of trust or other secured financing with respect to any Property as is the intent of the parties pursuant to ARTICLE XXV, then the Lessor and each Lessee agree that (i) each Lessee hereby grants a Lien to the Lessor and the Lenders to secure all Equity Amounts and Loans advanced by the Participants for the acquisition of Land and construction of the Improvements located on each of the Properties (corresponding to the value of such Properties as indicated on the Appraisal for each such Property), together with interest thereon, and all other amounts payable under the Operative Documents in connection therewith, against each such Property WITH POWER OF SALE, to the extent permitted by law, and that, upon the occurrence of any Lease Event of Default, the Lessor shall have the power and authority, to the extent provided by law, after proper notice and lapse of such time as may be required by law, to sell such Properties at the time and place of sale fixed by the Lessor in such notice of sale, either as a whole, or in separate lots or parcels or items and in such order as the Lessor may elect, at auction to the highest bidder for cash in lawful money of the United States payable at the time of sale; accordingly, it is acknowledged that A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT; A POWER OF SALE MAY ALLOW THE LESSOR TO TAKE THE PROPERTIES AND SELL THEM WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON THE OCCURRENCE AND CONTINUANCE OF A LEASE EVENT OF DEFAULT, and (ii) upon the occurrence of a Lease Event of Default, the Lessor, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Properties, or against any Lessee on a recourse basis for the Lease Balance, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Properties, or for the enforcement of any other appropriate legal or equitable remedy.

                                  ARTICLE XVII
                             LESSOR'S RIGHT TO CURE

         XVII.1. THE LESSOR'S RIGHT TO CURE THE LESSEES' LEASE DEFAULTS. The Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of the Lessees, including the failure by any Lessee to maintain the insurance required by ARTICLE XIII, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of the Lessees, enter upon any Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of any Lessee. All reasonable out-of-pocket costs and expenses so incurred (including reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Lessees to the Lessor as Supplemental Rent.

                                                                    Master Lease



                                  ARTICLE XVIII
                               PURCHASE PROVISIONS

         XVIII.1. OPTIONAL PURCHASE OF THE PROPERTY OR PROPERTIES. Subject to the conditions contained herein, and without limitation of the purchase obligation of the Lessees pursuant to SECTION 18.2 or 18.3, each Lessee shall have the irrevocable option on any Business Day to purchase, subject to the last sentence of this SECTION 18.1, any or all of the Properties subject to this Master Lease at a price equal to the aggregate Property Balances of the applicable Properties on the date of such purchase (including all accrued Rent and other amounts due and owing on such Properties on such date of purchase). A Lessee's exercise of its option pursuant to this SECTION 18.1 shall be subject to the following conditions:

                  (a) such Lessee shall have delivered a Purchase Notice to the Lessor and the Administrative Agent not less than thirty (30) days prior to such purchase, specifying the date of such purchase;

                  (b) no Lease Event of Default shall have occurred and be continuing; and

                  (c) no Lessee shall have given notice of its intention to exercise the Remarketing Option.

If a Lessee exercises its option pursuant to this SECTION 18.1 then, upon the receipt by the Lessor of all amounts due in connection therewith, the Lessor shall transfer to such Lessee or its designee all of the Lessor's right, title and interest in and to all of the Properties in accordance with the terms and procedures set forth in SECTION 21.1(A), such transfer to be effective as of the date specified in the Purchase Notice.

         Notwithstanding anything herein to the contrary and subject to Article XV, the Lessee may only exercise its Purchase Option for less than all of the Properties (but in no event shall such election include the Headquarters Building) so long as (i) the Property is no longer of strategic importance to such Lessee's operations; (ii) any such purchase shall be in connection with the sale of such Property to a Person other than an Affiliate of the Company; and
(iii) no Affiliate of the Company shall operate or manage such Property after its conveyance (other than on a temporary basis in connection with such conveyance).

         XVIII.2. EXPIRATION DATE PURCHASE OBLIGATION. Unless (a) a Lessee shall have properly exercised its option pursuant to SECTION 18.1 and purchased all of the Properties pursuant thereto, or (b) a Lessee shall have properly exercised the Remarketing Option and shall have fulfilled all of the conditions of CLAUSES
(a) through (l) of SECTION 20.1 hereof, then, subject to the terms, conditions and provisions set forth in this Article, and in accordance with the terms of
SECTION 21.1(a), the Lessees shall purchase from the Lessor, and the Lessor shall convey to the Lessees (or their designee), on the Expiration of the Term all of the interest of the Lessor in all of the Properties for an amount equal to the Lease Balance. A Lessee may designate, in a notice given to the Lessor not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to a Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; PROVIDED, HOWEVER, that such designation of a transferee or transferees shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Master Lease, including, without limitation, the obligation to pay the Lessor the Lease Balance on such Expiration Date.

                                                                    Master Lease



         XVIII.3.  ACCELERATION OF PURCHASE OBLIGATION.

                  (a) The Lessees shall be obligated to purchase for an amount equal to the Lease Balance the interest of the Lessor in all of the Properties (notwithstanding any prior election to exercise its Purchase Option pursuant to SECTION 18.1) (i) automatically and without notice upon the occurrence of any Lease Event of Default specified in CLAUSE
         (G) or (H) of SECTION 16.1 and (ii) as provided for at SECTION 16.2(E) upon written demand of the Lessor upon the occurrence and during the continuance of any other Lease Event of Default.

                  (b) The Lessees shall be obligated to purchase for an amount equal to the Lease Balance (plus all other amounts owing in respect of Rent (including Supplemental Rent) theretofore accruing) within twenty-five (25) days after receipt of written demand of the Lessor the interest of the Lessor in all of the Properties at any time during the Lease Term when any related Operative Document to which any Lessee is a party shall cease to give the Lessor or the Lenders the Liens, rights, powers and privileges purported to be created thereby and such occurrence creates an adverse effect upon the Lessor or the Lenders (other than, in each case, as a result of an act or omission by the Lessor, the Administrative Agent or any Participant).

                  (c) Any purchase under this SECTION 18.3 shall be in accordance with ARTICLE XXI.


                                   ARTICLE XIX
                          EXTENSION OF EXPIRATION DATE

         XIX.1. EXTENSION OF EXPIRATION DATE. Subject to the conditions set forth herein, the Lessees shall have the option (the "EXTENSION OPTION") to extend the Expiration Date for all, but not less than all, of the Properties then subject to this Master Lease, for an additional term (each, an "EXTENSION TERM"), commencing on the first day following the Expiration Date then in effect, PROVIDED, HOWEVER, that:

                  (a) the Lessees shall have provided written notice thereof to the Lessor, the Administrative Agent and each Participant no less than twelve (12) months prior to the Expiration Date;

                  (b) on the Expiration Date, (i) no Lease Event of Default shall have occurred and be continuing and (ii) by exercise of such Extension Option, the Lessees shall be deemed to represent to the Lessor as to the matters set forth in CLAUSE (i) of this CONDITION (b);

                  (c) no Lessee shall have exercised the Remarketing Option; and

                  (d) the Lessees shall have requested the consent of each Participant to such extension of the Expiration Date in accordance with the provisions of Section 9.2 of the Participation Agreement, and each Participant shall have consented to such request pursuant to Section
         9.2 of the Participation Agreement.

                                                                    Master Lease




         Each Extension Term shall be on the terms and conditions agreed to by the parties to this Master Lease, except that the Administrative Agent, the Lessor and the Participants may condition their respective consents to any request for an extension of the Lease Term on receipt of such fees and adjustments to Rent as such Persons may, in their sole discretion, require.


                                   ARTICLE XX
                               REMARKETING OPTION

         XX.1. OPTION TO REMARKET. Subject to the fulfillment of each of the conditions set forth in this SECTION 20.1, each Lessee shall have the option (the "REMARKETING OPTION") to market and complete the sale of all of the Properties for the Lessor.

         The effective exercise and consummation of the Remarketing Option by a Lessee shall be subject to the due and timely fulfillment of each of the following provisions as to each of the Properties as of the dates set forth below.

                  (a) Not later than twelve (12) months prior to the Expiration Date, a Lessee (the "REMARKETING LESSEE") shall give to the Lessor written notice of such Lessee's exercise of the Remarketing Option, which exercise shall be irrevocable. Failure by any Lessee to give timely notice of an election of the Remarketing Option shall be deemed to be an election by the Lessees, without further act thereby, of the Purchase Option for all of the Properties.

                  (b) Not later than three (3) months prior to the Expiration Date, such Lessee shall deliver, or cause to be delivered, to the Lessor an Environmental Audit for each of the Properties. Such Environmental Audit shall be prepared by an environmental consultant approved by the Lessor in the Lessor's reasonable discretion and shall contain conclusions reasonably satisfactory to the Lessor as to the environmental status of the Properties. If any such Environmental Audit indicates any exceptions, such Lessee shall have also delivered, or cause to be delivered, prior to the Expiration Date a Phase Two environmental assessment by such environmental consultant and a written statement by such environmental consultant indicating that all such exceptions have been remedied in compliance with Applicable Law.

                  (c) On the date of a Lessee's notice to the Lessor of such Lessee's exercise of the Remarketing Option, no Lease Event of Default or Lease Default shall exist, and thereafter, no Lease Event of Default or Lease Default shall occur.

                  (d) The Completion Date shall have occurred with respect to each Property prior to any Lessee's delivery of notice of its intention to exercise the Remarketing Option.

                  (e) All of the Lessees shall have completed all Modifications, restoration, rebuilding and remediation of all affected Properties pursuant to SECTIONS 10.1, 14.1 and 15.1 (as the case may be) and shall have fulfilled all of the conditions and requirements in connection therewith pursuant to said Sections, in each case prior to the date on which the Lessor receives notice of a Lessee's intention to exercise the Remarketing Option (time being of the essence), regardless of whether the

                                                                    Master Lease


         same shall be within any Lessee's control; provided, however, if any Property is damaged by a Casualty or Condemnation and cannot be restored by the exercise of reasonable diligence by the date of Lessee's notice, or if any Property is damaged by a Casualty or Condemnation after Lessee's notice and cannot be restored by the exercise of reasonable diligence by the Expiration Date, Lessee shall have the right to purchase such Property for the Lease Balance thereof on the Expiration Date and to exercise the Remarketing Option with respect to the other Properties. All of the Lessees shall have also paid the cost of all Modifications commenced prior to the Expiration Date. No Lessee shall have been excused pursuant to SECTION 12.1 from complying with any Applicable Law that involved the extension of the ultimate imposition of such Applicable Law beyond the Expiration of the Term. Any Permitted Property Liens (other than Lessor Liens) on any Property that were contested by any Lessee shall have been removed.

                  (f) During the Marketing Period, the Remarketing Lessee shall, as nonexclusive agent for the Lessor, use its best efforts to sell the interest of the Lessor in all of the Properties and will attempt to obtain the highest purchase price therefor and for not less than the Fair Market Sales Value. In addition, in order to facilitate such sale(s), a Lessee shall cause the Company to offer all of the Company's interest in the Headquarters Building covered by the Ground Lease to any prospective purchaser thereof, and the amount of the purchase price of such Property allocated to such Land shall be the Fair Market Sales Value of such Land as if such Land were vacant and had no Improvements whatsoever. The Remarketing Lessee will be responsible for hiring brokers and making the Properties available for inspection by prospective purchasers. Each Lessee shall promptly upon request permit inspection of any Property and any maintenance records relating to any Property by the Administrative Agent, the Lessor, any Participant and any potential purchasers, and shall otherwise do all things necessary to sell and deliver possession of the Properties to any purchaser. All such marketing of the Properties shall be at the sole expense of the Remarketing Lessee and the other Lessees. Each Lessee shall allow the Administrative Agent, the Lessor, any Participant and any potential qualified purchaser reasonable access to the Properties for the purpose of inspecting the same.

                  (g) The Remarketing Lessee shall use good faith efforts to attempt to procure bids from one or more bona fide prospective purchasers and shall deliver to the Lessor and the Participants not less than ninety (90) days prior to the Expiration Date all binding written and, except as set forth below, irrevocable offers by such purchaser or purchasers offering to purchase the Properties. No such purchaser shall be a Lessee or any Subsidiary or Affiliate of a Lessee. The written offers must specify the Expiration Date as the closing date unless the Administrative Agent, the Lessor and the Participants shall otherwise agree in their sole discretion.

                  (h) The Remarketing Lessee shall submit all bids, if any, to the Lessor and the Participants, and the Lessor will have the right to submit any one or more bids. Any sale by the Remarketing Lessee shall be for the highest cash bid submitted to the Lessor. The determination of the highest bid shall be made by the Lessor thirty (30) days prior to the end of the Marketing Period, but in any event, the Lessor shall have no obligation to approve any bid for any Property unless each highest bid for each of the respective Properties, in the aggregate, equal or exceed the Equity Balance, after giving effect to the payment required to be made pursuant to Section 20.1(k) regarding the Loan Balance. (Lessor's rejection of any bid shall not be considered as a non-

                                                                    Master Lease


         fulfillment of this provision.) All bids shall be on an all-cash basis unless the Administrative Agent, the Lessor and the Participants shall otherwise agree in their sole discretion.

                  (i) In connection with any such sale of any Property, the Lessee of such Property will provide to the purchaser all customary "seller's" indemnities, representations and warranties regarding title, absence of Liens (except Lessor Liens) and the condition of such Property, including, without limitation, an environmental indemnity to the extent the same are reasonably requested by the purchaser and consistent in scope, duration and form with indemnities, representations and warranties provided for similar types of properties located in the jurisdiction. The Lessee of such Property shall have obtained, at its cost and expense, all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Law in order to carry out and complete the transfer of each of the Properties. As to the Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by the Lessor other than the absence of Lessor Liens attributable to the Lessor. Any agreement as to such sale shall be made subject to the rights of the Lessor.

                  (j) The Remarketing Lessee shall pay directly, and not from the sale proceeds, all prorations, credits, costs and expenses of the sale of the Properties, whether incurred by the Administrative Agent, the Lessor, the Remarketing Lessee or any other Lessee, including without limitation, the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, the reasonable attorneys' fees of the Administrative Agent, the Lessor and Participants, the Lessees' attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes.

                  (k) The Remarketing Lessee shall pay to the Lessor on or prior to the Expiration Date (or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Loan Balance (including all accrued and unpaid Rent (including Supplemental Rent, if any) and all other amounts hereunder which have accrued or will accrue prior to or as of the Expiration Date), in the type of funds specified in
         SECTION 3.4 hereof.

                  (l) The Remarketing Lessee shall pay to the Lessor on or prior to the Expiration Date the amounts, if any, required to be paid pursuant to Section 11.2 of the Participation Agreement.

                  (m) The sale of all of the Properties for which bids have been submitted pursuant to CLAUSE (h) above and approved by the Lessor shall be consummated on the Expiration Date and the gross proceeds (the "GROSS REMARKETING PROCEEDS") of the sale of the Properties (i.e., without deduction for any marketing, closing or other costs, prorations or commissions) shall be paid directly to the Lessor; PROVIDED, HOWEVER, that if the sum of (x) the Gross Remarketing Proceeds from such sale PLUS (y) the Loan Balance received by the Lessor pursuant to CLAUSE (k) exceeds the Lease Balance as of such date, then the excess shall be paid to the Remarketing Lessee on the Expiration Date.

         If one or more of the foregoing provisions shall not be fulfilled as of the date set forth above with respect to any Property, the Lessor shall declare by written notice to the Lessees the Remarketing Option to be null and void (whether or not it has been theretofore exercised by any Lessee) as to all of the Properties, in which event all of the rights of the Lessees under this
SECTION 20.1 shall immediately

                                                                    Master Lease


terminate and the Lessees shall be obligated to purchase all of the Properties pursuant to SECTION 18.2 on the Expiration Date. If the Remarketing Lessee has fulfilled all of the foregoing provisions of this SECTION 20.1 as of the Expiration Date, then the Lessees will have no obligation to purchase any unsold properties on or after such date.

         Except as expressly set forth herein, no Lessee shall have the right, power or authority to bind the Lessor in connection with any proposed sale of any Property.

         XX.2. CERTAIN OBLIGATIONS CONTINUE. During the Marketing Period, the obligations of the Lessees to pay Rent with respect to each Property leased by such Lessee (including the installment of Rent due on the Expiration Date) shall continue undiminished until payment in full of the Loan Balance and all other amounts due to the Participants with respect to the Properties under the Operative Documents to which any Lessee is a party. The Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of the Remarketing Lessee to obtain bids or otherwise to take action in connection with any such sale.


                                   ARTICLE XXI
                 PROCEDURES RELATING TO PURCHASE OR REMARKETING

         XXI.1. PROVISIONS RELATING TO THE EXERCISE OF PURCHASE OPTION OR OBLIGATION AND CONVEYANCE UPON REMARKETING AND CONVEYANCE UPON CERTAIN OTHER EVENTS.

                  (a) In connection with any termination of this Master Lease with respect to any Property pursuant to the terms of ARTICLE XV, in connection with any purchase or in connection with any Lessee's purchase of any Property in accordance with ARTICLE XIV, ARTICLE XVIII or obligations under SECTION 16.2(e) or the payment of all amounts due under Section 5.1 of the Construction Agency Agreement, then, upon the date on which this Master Lease is to terminate with respect to the applicable Property and upon tender by a Lessee of the amounts set forth in ARTICLE XV, SECTION 16.2(e), 18.1, 18.2, 18.3 or Section 5.1 of the Construction Agency Agreement, as applicable:

                           (i) the Lessor shall execute and deliver to the
                  Lessees (or to the Lessees' designee) at the Lessees' cost and expense: (x) a deed with respect to such Property (and, with respect to the Headquarters Building, such deed shall apply only to Improvements located on such Property and shall be accompanied by a termination of the Ground Lease) without recourse, representation or warranty, except with respect to grantor's acts and to Lessor Liens, (y) a quitclaim bill of sale with respect to the Equipment located on such Property and (z) an assignment of the entire interest of the Lessor in such Property or Properties (which shall include an assignment of all of the right, title and interest of the Lessor in and to any Net Proceeds with respect to such Property or Properties not previously received by the Lessor and an assignment of leases of the Properties), in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the Lessor Mortgage and any Lessor Liens;

                                                                    Master Lease


                           (ii) such Property shall be conveyed to the Lessees
                  (or their designee) "AS IS" and in its then present physical condition; and

                           (iii) the Lessor shall execute and deliver to the
                  Lessees and the Lessees' title insurance company an affidavit as to the Lessor's title and Lessor Liens attributable to it and shall execute and deliver to Lessee a statement of termination of this Master Lease, the applicable Lease Supplement and the Construction Agency Agreement, in each case to the extent such Operative Documents relate to such Property, and shall use reasonable efforts to cause the Lenders to execute and deliver a release of the Assignment of Leases and Rents, the Lease Supplement, the Lessor Mortgage, the Lessor Financing Statements and the Construction Agency Agreement Assignment and, to the extent reasonably requested by the Lessees, any other Operative Documents, in each case to the extent relating to such Property.

                  (b) If any Lessee properly exercises the Remarketing Option, then each Lessee shall, on the Expiration Date, and at its own cost, transfer possession of all of the Properties to the independent purchaser(s) thereof or, if no sale has been so consummated, to the Lessor, in each case by surrendering the same into the possession of the Lessor or such purchaser(s), as the case may be, free and clear of all Liens other than Lessor Liens and the lien of the Lessor Mortgage, in good condition (as modified by Modifications permitted by this Master Lease), ordinary wear and tear excepted, and in compliance with Applicable Law. With respect to the Headquarters Building (i) the Lessor Mortgage shall be released as to the Company's fee interest in the Land and (ii) the Company shall retain its fee interest in the Land. Each Lessee shall, on and within a reasonable time before and up to one year after the Expiration Date, cooperate reasonably with the Administrative Agent, the Lessor and the independent purchaser(s) of the Properties in order to facilitate the purchase by such purchaser(s) of the Properties, which cooperation shall include the following, all of which each Lessee shall do on or before the Expiration Date or as soon thereafter as is reasonably practicable: providing copies of all books and records regarding the maintenance and ownership of the Properties and all know-how, data and technical information relating thereto, providing a current copy of the Plans and Specifications for each Property, granting or assigning all licenses in such Lessee's name necessary for the operation and maintenance of each Property and cooperating reasonably in seeking and obtaining all necessary Governmental Action. The obligations of each Lessee under this paragraph shall survive the expiration or termination of this Master Lease.


                                  ARTICLE XXII
                              ESTOPPEL CERTIFICATES

         XXII.1. ESTOPPEL CERTIFICATES. At any time and from time to time upon not less than ten (10) Business Days' prior request by the Lessor or any Lessee (the "REQUESTING PARTY"), the other party (whichever party shall have received such request, the "CERTIFYING PARTY") shall furnish to the Requesting Party a certificate signed by an individual having the office of vice president or higher in the Certifying Party certifying that this Master Lease is in full force and effect (or that this Master Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and

                                                                    Master Lease


Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Master Lease as the Requesting Party may reasonably request. Any such certificate furnished pursuant to this ARTICLE XXII may be relied upon by the Requesting Party, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).


                                  ARTICLE XXIII
                             ACCEPTANCE OF SURRENDER

         XXIII.1. ACCEPTANCE OF SURRENDER. No surrender to the Lessor of this Master Lease or of all or any of the Properties or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor and, prior to the payment or performance of all obligations under the Loan Agreement and termination of the Commitments, the Administrative Agent, and no act by the Lessor or any Lender or any representative or agent of the Lessor or any Lender, other than a written acceptance, shall constitute an acceptance of any such surrender.


                                  ARTICLE XXIV
                               NO MERGER OF TITLE

         XXIV.1. NO MERGER OF TITLE. There shall be no merger of this Master Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Master Lease or the leasehold estate created hereby or any interest in this Master Lease or such leasehold estate, (b) the fee or ground leasehold estate in any Property, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person or (c) a beneficial interest in the Lessor.


                                   ARTICLE XXV
                              INTENT OF THE PARTIES

         XXV.1. NATURE OF TRANSACTION. It is the intent of the parties that: (i) the Master Lease and Lease Supplements constitute operating leases from the Lessor to the Lessees for purposes of the Lessees' financial reporting, (ii) the Master Lease, Lease Supplements and other transactions contemplated hereby preserve ownership of the Properties in the Lessees and the obligations of the Lessees to pay Basic Rent and any part of the Lease Balance shall be treated as payments of interest and principal, respectively, for Federal, state and local income tax and bankruptcy purposes, and (iii) the Master Lease and each Lease Supplement grants to the Lessor a security interest in and mortgage on the Properties covered thereby.


                                  ARTICLE XXVI
                             [INTENTIONALLY OMITTED]

                                                                    Master Lease


                                  ARTICLE XXVII
                                  MISCELLANEOUS

         XXVII.1. SURVIVAL; SEVERABILITY; ETC. Anything contained in this Master Lease to the contrary notwithstanding, all claims against and liabilities of the Lessees or the Lessor arising from events commencing prior to the expiration or earlier termination of this Master Lease shall survive such expiration or earlier termination for a period of one year except as to indemnification, representations and warranties which shall continue to survive. If any term or provision of this Master Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Master Lease and any other application of such term or provision shall not be affected thereby. If any right or option of any Lessee provided in this Master Lease, including any right or option described in ARTICLE XIV, XV, XVIII or XX, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgement and delivery of this Master Lease.

         XXVII.2. AMENDMENTS AND MODIFICATIONS. Subject to the requirements, restrictions and conditions set forth in the Participation Agreement, neither this Master Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by the Lessor and each Lessee.

         XXVII.3. NO WAIVER. No failure by the Administrative Agent, the Lessor, any Participant or any Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Master Lease, and this Master Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

         XXVII.4. NOTICES. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the address described in, and deemed received in accordance with the provisions of,
Section 15.3 of the Participation Agreement.

         XXVII.5. SUCCESSORS AND ASSIGNS. All the terms and provisions of this Master Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         XXVII.6. HEADINGS AND TABLE OF CONTENTS. The headings and table of contents in this Master Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         XXVII.7. COUNTERPARTS. This Master Lease may be executed in any number of counterparts,

                                                                    Master Lease



each of which shall be an original, but all of which shall together constitute one and the same instrument.

         XXVII.8. GOVERNING LAW. THIS MASTER LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATES HEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATES IN WHICH SUCH ESTATES ARE LOCATED. WITHOUT LIMITING THE FOREGOING, IN THE EVENT THAT THIS MASTER LEASE IS DEEMED TO CONSTITUTE A FINANCING, WHICH IS THE INTENTION OF THE PARTIES, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, SHALL GOVERN THE CREATION, TERMS AND PROVISIONS OF THE INDEBTEDNESS EVIDENCED HEREBY, BUT THE LIEN CREATED HEREBY AND THE CREATION AND THE ENFORCEMENT OF SAID LIEN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATES IN WHICH SUCH ESTATES ARE LOCATED.

         XXVII.9. LIMITATIONS ON RECOURSE. The parties hereto agree that the Lessor shall not have any personal liability whatever to the Company or the Lessees or their respective successors and assigns for any claim based on or in respect of this Master Lease or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby; PROVIDED, HOWEVER, that the Lessor shall be personally liable (a) for its own willful misconduct or gross negligence, (b) for liabilities that may result from its breach of any of its covenants, agreements or obligations set for in or from any misrepresentation of the Lessor (in its capacity as such) in any of the Operative Documents, (c) for any Tax based on or measured by any fees, commission or compensation received by it for acting as the Lessor (in its capacity as such) as contemplated by the Operative Documents or (d) as the other Operative Documents expressly provide that Lessor (in its capacity as such) shall have personal liability. It is understood and agreed that, except as provided in the preceding sentence: (i) the Lessor (acting in such capacity) shall not have any personal liability for any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents;
(ii) all obligations of the Lessor to the Company and the Lessees under the Operative Documents and in connection with the transactions contemplated thereby are solely nonrecourse obligations and shall be enforceable solely against the interest of the Lessor in the Properties; and (iii) all such personal liability of the Lessor is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by the Lessor.

         XXVII.10. ORIGINAL LEASE. The single executed original of this Master Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt thereof of the Administrative Agent on or following the signature page thereof shall be the Original Executed Counterpart of this Master Lease (the "ORIGINAL EXECUTED COUNTERPART"). To the extent that this Master Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Master Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

         XXVII.11. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY

                                                                    Master Lease


HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED THEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS MASTER LEASE AND/OR ANY OF THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF SUCH PARTIES. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS MASTER LEASE AND EACH SUCH OTHER OPERATIVE DOCUMENT.


                      [THE REMAINDER OF THIS PAGE HAS BEEN
                            INTENTIONALLY LEFT BLANK]

                                                                    Master Lease


         IN WITNESS WHEREOF, the parties have caused this Master Lease be duly executed and delivered as of the date first above written.

                                            CARDINAL HEALTH, INC.


                                            By     /s/ David Bearman
                                                -------------------------------
                                                David Bearman
                                                Executive Vice President,
                                                     Chief Financial Officer
                                                     and Acting Treasurer

                                                                    Master Lease



         IN WITNESS WHEREOF, the parties have caused this Master Lease be duly executed and delivered as of the date first above written.

                                           BMO LEASING (U.S.), INC., as Lessor



                                           By        /s/ Ernest C. Cechetto
                                               --------------------------------
                                                    Ernest C. Cechetto
                                                    Managing Director

                                                                    Master Lease


THIS COUNTERPART IS NOT THE ORIGINAL EXECUTED COUNTERPART.

Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as of the date hereof.


                                     BANK OF MONTREAL, as Administrative Agent



                                     By   /s/ Peter Steelman
                                        -------------------------------------
                                        Peter Steelman
                                        Director

                                                                    Master Lease


                                                                       EXHIBIT A
                                                                 TO MASTER LEASE


                             LEASE SUPPLEMENT NO. __
       (And Memorandum of Lease Supplement, Memorandum of Master Lease and
                        Memorandum of Option to Purchase)

         THIS LEASE SUPPLEMENT NO. __ (And Memorandum of Lease Supplement, Memorandum of Master Lease and Memorandum of Option to Purchase) (this "LEASE SUPPLEMENT") dated as of _______ __, 199_, between [NAME OF LESSEE], a _____________________________, having its principal office at
________________________________________________, as the Lessee and as mortgagor
(the "SUBJECT LESSEE"), and BMO LEASING (U.S.), INC., a Delaware corporation, having its principal office at ________________________________________________, as the Lessor (the "LESSOR") and as mortgagee for the benefit of the Participants (as defined in Appendix A to the Master Lease referred to below).


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Lessor is the [record owner] [ground lessee] of the land described on SCHEDULE I attached hereto (the "SUBJECT LAND") and is the owner of all Improvements on the Subject Land together with all Improvements which hereafter may be constructed on the Subject Land (the "SUBJECT IMPROVEMENTS" and, together with the Subject Land, the "SUBJECT PROPERTY");

         WHEREAS, the Lessor desires to lease the Subject Property to the Subject Lessee and the Subject Lessee wishes to lease the Subject Property from the Lessor;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to enter into this Lease Supplement, as follows:


1. CERTAIN TERMS. Capitalized terms used but not otherwise defined in this Lease Supplement have the meanings specified in Appendix A to the Master Lease and Open End Mortgage dated as of June __, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "MASTER LEASE"), among the Lessor and the Lessees party thereto; and the rules of interpretation specified in Appendix A to the Master Lease shall apply to this Lease Supplement.

         2. NATURE OF TRANSACTION. It is the intent of the parties that: (i) the Master Lease and Lease Supplements constitute operating leases from the Lessor to the Lessees for purposes of the Lessees' financial reporting, (ii) the Master Lease, Lease Supplements and other transactions contemplated hereby preserve ownership of the Properties in the Lessees and the obligations of the Lessees to pay Basic Rent and any part of the Lease Balance shall be treated as payments of interest and principal, respectively, for Federal, state and local income tax and bankruptcy purposes, and (iii) the Master Lease and each Lease Supplement grants to the Lessor a security interest in and mortgage on the Properties covered thereby.

                                                                    Master Lease


         3. SUBJECT PROPERTY; MEMORANDUM OF LEASE. Attached hereto as SCHEDULE I is the description of the Subject Land and attached hereto as SCHEDULE II is the description of all Improvements located on the Subject Land as of the date hereof. Effective upon the execution and delivery of this Lease Supplement by the Lessor and the Subject Lessee, the Subject Property shall be subject to the terms and provisions of the Master Lease. The Master Lease is incorporated by reference herein as if set forth herein in its entirety. Subject to the terms and conditions of the Master Lease, the Lessor hereby leases the Subject Property to the Subject Lessee for the Lease Term (as defined below) of this Lease Supplement, and the Subject Lessee hereby agrees, expressly for the direct benefit of the Lessor, to lease the Subject Property from the Lessor for the Lease Term.

         4. LEASE TERM; OPTION TO PURCHASE; REMARKETING OPTION. The term of this Lease Supplement (the "LEASE TERM") shall begin on the date hereof and shall end on the Expiration Date, unless the Lease Term with respect to the Subject Property is extended or earlier terminated in accordance with the provisions of the Master Lease or the other Operative Documents. For and in consideration of good and valuable consideration paid by the Subject Lessee to the Administrative Agent as described in the Master Lease, the Lessor hereby grants to the Subject Lessee the right to purchase the Subject Property or to market and sell the Subject Property during the Lease Term of this Lease Supplement on the terms set forth in the Master Lease.

         5. LIENS AND SECURITY INTERESTS. (a) Specifically, without limiting the generality of SECTION 2, the Lessor and the Subject Lessee intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting any Lessee, the Lessor, any Participant or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as loans made by the Lenders and the Lessor as unrelated third party lenders to the Lessees secured by all Land and Improvements (it being understood that the Subject Lessee hereby mortgages and warrants and grants a security interest in the Subject Property (consisting of a fee mortgage with respect to the Subject Property) to the Lessor and the Lenders to secure all Equity Amounts and Loans advanced by the Participants for the acquisition of the Land and construction of the Improvements thereon, together with Equity Yield or interest, as applicable, thereon, and all other amounts payable under the Operative Documents in connection therewith, effective on the date hereof).1

         (b) Specifically, but without limiting the generality of SECTION 2, the Lessor and the Subject Lessee further intend and agree that, for the purpose of securing the obligations of all of the Lessees for the repayment of the above-described loans from the Lessor and the Lenders to the Lessees, (i) the Master Lease and Lease Supplements shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code and a real property mortgage or deed of trust; (ii) the conveyance provided for hereby and in Article II of the Master Lease shall be deemed to be a grant by the Lessees to the Lessor and the Lenders of a mortgage lien and security interest in all of the right, title and interest of the Lessees in and to all Land and Improvements (including the Subject Property)


--------
     1 Appropriate granting language for the creation of a mortgage/deed of trust lien will be used in each jurisdiction.

                                                                    Master Lease


and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property (it being understood that the Subject Lessee hereby mortgages and warrants and grants a security interest in all Land and Improvements (including the Subject Property) to the Lessor for the benefit of the Lessor and the Lenders to secure all Loans and Equity Amounts advanced by the Participants for the acquisition of the Land and construction of Improvements thereon, together with interest thereon, and all other amounts payable under the Operative Documents in connection therewith)2; (iii) the possession by the Lessor or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgements, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Lessees shall be deemed to have been given for the purpose of perfecting such security interest under Applicable Law. The Lessor and the Subject Lessee shall, to the extent consistent with the Master Lease and Lease Supplements, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if the Lease was deemed to create a security interest in all Land and Improvements in accordance with this Section, such security interest would be deemed to be a perfected security interest (subject only to Permitted Property Liens) and will be maintained as such throughout the Lease Term.

         (c) Notwithstanding any other provision herein, each Lender has agreed pursuant to the Loan Agreement that it shall not, without the written consent of the Lessor (which consent may be withheld in the sole and absolute discretion of the Lessor), take any action, or otherwise request that any action be taken, to enforce the lien of the Master Lease, any Lease Supplement (including this Lease Supplement), any Lessor Mortgage, the Assignment of Leases and Rents or the Construction Agency Agreement Assignment, including, without limitation, (A) any action (statutory or otherwise) relating to a sale under power of sale, (B) accepting a deed-in-lieu of foreclosure or otherwise taking title to, or authorizing the conveyance of, the Subject Property or any portion thereof, (C) appointing a receiver or taking any other action to obtain possession or control of the Subject Property or any portion thereof, or (D) commencing or participating in any foreclosure proceeding, prior to the payment in full of the Equity Balance and all other amounts payable to the Lessor under the Participation Agreement and the other Operative Documents, the permanent termination of all Commitments of the Lessor, and the satisfaction of all other obligations to the Lessor under the Operative Documents.

         (d) Pursuant to the Loan Agreement, the Administrative Agent and each Lender have covenanted and agreed, for the benefit of the Lessor, that, to the extent and in the manner set forth in the Loan Agreement and notwithstanding any other provision of the Loan Agreement, upon the occurrence of a Lease Event of Default, the rights of the Lenders with respect to amounts received by the Lessor or by the Administrative Agent in connection with (i) the sale of all or any part of any one or more Properties (including, without limitation, the Subject Property) or (ii) any subleases affecting the Properties (including, without limitation, the Subject Property) or any rents, issues or profits accruing thereunder, shall be subordinate and subject in right of payment to the prior payment in full in cash of the Participant

----------------

     2 Appropriate granting language for the creation of a mortgage/deed of trust lien will be used in each jurisdiction.

                                                                    Master Lease


Balance of the Lessor.

         6. POWER OF SALE. To the extent available under Applicable Law, without limiting any other remedies set forth herein, in the event that a court of competent jurisdiction rules that each of the Master Lease and this Lease Supplement constitutes a mortgage, deed of trust or other secured financing with respect to the Subject Property as is the intent of the parties pursuant to
Article XXV of the Master Lease, then the Lessor and the Subject Lessee agree that (i) the Subject Lessee hereby grants to the Lessor and the Lenders a Lien against the Subject Property (including the fee simple estate therein) WITH POWER OF SALE to the extent permitted by law, and that, upon the occurrence and during the continuance of any Lease Event of Default, the Lessor shall have the power and authority, to the extent provided by law, after proper notice and lapse of such time as may be required by law, to sell the Subject Property (including the fee simple estate therein) at the time and place of sale fixed by the Lessor in such notice of sale, either as a whole, or in separate lots or parcels or items and in such order as the Lessor may elect, at auction to the highest bidder for cash in lawful money of the United States payable at the time of sale; accordingly, it is acknowledged that A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT; A POWER OF SALE MAY ALLOW THE LESSOR TO TAKE THE SUBJECT PROPERTY AND SELL THE SUBJECT PROPERTY (INCLUDING THE FEE SIMPLE ESTATE THEREIN) WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON THE OCCURRENCE AND CONTINUANCE OF A LEASE EVENT OF DEFAULT UNDER THE MASTER LEASE, and (ii) upon the occurrence and during the continuance of a Lease Event of Default, the Lessor, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Properties (including without limitation the Subject Property), or against the Subject Lessee on a recourse basis for the Lease Balance, or for the specific performance of any covenant or agreement contained herein or in the Master Lease or any other Lease or in aid of the execution of any power granted herein or in the Master Lease or in any other Lease, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Properties (including without limitation, the Subject Property), or for the enforcement of any other appropriate legal or equitable remedy. Lessee shall have all rights available to a Mortgagor under the laws of the jurisdiction in which the Properties are located.3

         7. RATIFICATION. The terms and provisions of the Master Lease are hereby ratified and confirmed and remain in full force and effect. In the event of any conflict between the terms of the Master Lease and the terms of this Lease Supplement, the terms of the Master Lease shall control.

         8. GOVERNING LAW. THE MASTER LEASE AND THIS LEASE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATES THEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT


--------------------

     3 Mortgage remedies are a matter of state law and vary from jurisdiction to jurisdiction. Local counsel will be consulted to be sure that the Memorandum covers all remedies available under local law, and that any waivers or other provisions required by state statutes to ensure enforceability of particular remedies are included in the Lease Supplement.

                                                                    Master Lease



THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH THE SUBJECT PROPERTY IS LOCATED. WITHOUT LIMITING THE FOREGOING, IN THE EVENT THAT THE MASTER LEASE AND THIS LEASE SUPPLEMENT ARE DEEMED TO CONSTITUTE A FINANCING, WHICH IS THE INTENTION OF THE PARTIES, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, SHALL GOVERN THE CREATION, TERMS AND PROVISIONS OF THE INDEBTEDNESS EVIDENCED THEREBY, BUT THE LIEN CREATED THEREBY AND HEREBY AND THE CREATION AND THE ENFORCEMENT OF SAID LIEN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH THE SUBJECT PROPERTY IS LOCATED.


         9. COUNTERPART EXECUTION. This Lease Supplement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

         10. FUTURE ADVANCES. In the event a court of competent jurisdiction rules that this instrument constitutes a mortgage, deed of trust or other secured financing as is the intent of the parties pursuant to SECTION 5 hereof, then this instrument will be deemed given to secure not only existing financing, but also future advances of up to ________________________ Dollars ($___________) made pursuant to or as provided in the Master Lease, for the matters described in SECTION 5, whether such advances are obligatory or to be made at the option of the Participants, or otherwise, to the same extent as if such future advances were made on the date of execution of this instrument, although there may be no advance made at the time of execution hereof, and although there may be no financing outstanding at the time any advance is made. To the fullest extent permitted by law, the lien of this instrument shall be valid as to all such amounts, including all future advances, from the time this instrument is recorded. Nothing contained herein shall be deemed an obligation to make future advances to the Subject Lessee or any other Lessee.

                                                                    Master Lease




         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease Supplement as of the date first above written.


                                     LESSEE:

                                     [NAME OF LESSEE]



                                     By
                                       ----------------------------------------
                                         Name:
                                         Title:


                                      5-1

                                                                    Master Lease




                                     LESSOR:

                                     BMO LEASING (U.S.), INC.



                                     By
                                       ----------------------------------------
                                         Name:
                                         Title:



                                      5-2

                                                                    Master Lease



STATE OF ___________                )
                                    )        ss.:
COUNTY OF __________                )


         The foregoing Lease Supplement No. ___ was acknowledged before me, the undersigned Notary Public, in the County of ________________, _________ of _____________, this ____ day of _____________, 199__, by ________________, as
________________ of [NAME OF LESSEE], a ___________________, on behalf of said
_____________________.



       [Notarial Seal]
Notary Public                                       ----------------------------



My commission expires:
                        ---------------------

                                                                    Master Lease



STATE OF ____________        )
                             )   ss.:
COUNTY OF ___________        )


         The foregoing Lease Supplement No. ___ was acknowledged before me, the undersigned Notary Public, in the County of _____________, State of _____________, this ____ day of ____________, 199__, by __________________, as
________________ of BMO LEASING (U.S.), INC., a Delaware corporation, as Lessor.



[Notarial Seal]
                                            --------------------------------
                                                      Notary Public



My commission expires:
                      ------------------------

                                                                    Master Lease


                                                                      SCHEDULE I
                                                      TO LEASE SUPPLEMENT NO. __


                        LEGAL DESCRIPTION OF SUBJECT LAND

                                                                    Master Lease

                                                                     SCHEDULE II
                                                      TO LEASE SUPPLEMENT NO. __


                   DESCRIPTION OF IMPROVEMENTS ON SUBJECT LAND

                                                                    Master Lease





                                TABLE OF CONTENTS
                                -----------------

                                                                                                               PAGE

                              ARTICLE I DEFINITIONS
1.1.  Definitions; Interpretation.................................................................................1


                             ARTICLE II MASTER LEASE
2.1.  Acceptance and Lease of Property............................................................................2
2.2.  Acceptance Procedure........................................................................................2
2.3.  Lease Term..................................................................................................2
2.4.  Title.......................................................................................................3


                           ARTICLE III PAYMENT OF RENT
3.1.  Rent........................................................................................................3
3.2.  Payment of Basic Rent.......................................................................................3
3.3.  Supplemental Rent...........................................................................................3
3.4.  Method of Payment...........................................................................................4


                   ARTICLE IV QUIET ENJOYMENT; RIGHT TO INSPECT
4.1.  Quiet Enjoyment.............................................................................................4
4.2.  Right to Inspect............................................................................................4


                            ARTICLE V NET LEASE, ETC.
5.1.  Net Lease...................................................................................................4
5.2.  No Termination or Abatement.................................................................................5


                               ARTICLE VI SUBLEASES
6.1.  Subletting..................................................................................................6


                        ARTICLE VII LESSEE ACKNOWLEDGMENTS
7.1.  Condition of the Properties.................................................................................6
7.2.  Risk of Loss................................................................................................7
7.3.  Assignment to Administrative Agent..........................................................................7


             ARTICLE VIII POSSESSION AND USE OF THE PROPERTIES, ETC.
8.1.  Utility Charges.............................................................................................7
8.2.  Use of the Properties.......................................................................................7

                                                                    Master Lease


8.3.  Compliance with Requirements of Law, Property Legal Requirements and Insurance
          Requirements............................................................................................7
8.4.  Assignment by Lessees.......................................................................................8


                    ARTICLE IX MAINTENANCE AND REPAIR; RETURN
9.1.  Maintenance and Repair; Return..............................................................................8


                          ARTICLE X MODIFICATIONS, ETC.
10.1.  Modifications, Substitutions and Replacements..............................................................9


                      ARTICLE XI WARRANT OF TITLE; EASEMENTS
11.1.  Warrant of Title..........................................................................................10
11.2.  Grants and Releases of Easements; Lessor's Waivers........................................................10
11.3.  No Grant of Rights Without Consent of the Lessee..........................................................11

                          ARTICLE XII PERMITTED CONTESTS
12.1.  Permitted Contests in Respect of Applicable Law...........................................................11


                              ARTICLE XIII INSURANCE
13.1.  Public Liability and Workers' Compensation Insurance......................................................12
13.2.  Hazard and Other Insurance................................................................................12
13.3.  Insurance Coverage........................................................................................13


           ARTICLE XIV CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS
14.1.  Casualty and Condemnation.................................................................................14
14.2.  Environmental Matters.....................................................................................16
14.3.  Notice of Environmental Matters...........................................................................16


                     ARTICLE XV PARTIAL TERMINATION OF LEASE
15.1.  Partial Termination upon Certain Events...................................................................16
15.2.  Partial Termination Procedures............................................................................17


                          ARTICLE XVI EVENTS OF DEFAULT
16.1.  Lease Events of Default...................................................................................18
16.2.  Remedies..................................................................................................20
16.3.  Waiver of Certain Rights..................................................................................22
16.4.  Power of Sale and Foreclosure.............................................................................23

                                                                    Master Lease


                       ARTICLE XVII LESSOR'S RIGHT TO CURE
17.1.  The Lessor's Right to Cure the Lessees' Lease Defaults....................................................23

                        ARTICLE XVIII PURCHASE PROVISIONS
18.1.  Optional Purchase of the Property or Properties...........................................................24
18.2.  Expiration Date Purchase Obligation.......................................................................24
18.3.  Acceleration of Purchase Obligation.......................................................................25


                     ARTICLE XIX EXTENSION OF EXPIRATION DATE
19.1.  Extension of Expiration Date..............................................................................25


                          ARTICLE XX REMARKETING OPTION
20.1.  Option to Remarket........................................................................................26
20.2.  Certain Obligations Continue..............................................................................29


            ARTICLE XXI PROCEDURES RELATING TO PURCHASE OR REMARKETING
21.1.  Provisions Relating to the Exercise of Purchase Option or Obligation
           and Conveyance Upon Remarketing and Conveyance Upon Certain Other Events..............................29


                        ARTICLE XXII ESTOPPEL CERTIFICATES
22.1.  Estoppel Certificates.....................................................................................30


                      ARTICLE XXIII ACCEPTANCE OF SURRENDER
23.1.  Acceptance of Surrender...................................................................................31


                         ARTICLE XXIV NO MERGER OF TITLE
24.1.  No Merger of Title........................................................................................31


                        ARTICLE XXV INTENT OF THE PARTIES
25.1.  Nature of Transaction.....................................................................................31


                       ARTICLE XXVI [INTENTIONALLY OMITTED]
                           ARTICLE XXVII MISCELLANEOUS
27.1.  Survival; Severability; Etc...............................................................................32
27.2.  Amendments and Modifications..............................................................................32
27.3.  No Waiver.................................................................................................32

                                     iii-2

                                                                    Master Lease


27.4.  Notices...................................................................................................32
27.5.  Successors and Assigns....................................................................................32
27.6.  Headings and Table of Contents............................................................................32
27.7.  Counterparts..............................................................................................32
27.8.  GOVERNING LAW.............................................................................................33
27.9.  Limitations on Recourse...................................................................................33
27.10.  Original Lease...........................................................................................33
27.11.  WAIVER OF JURY TRIAL.....................................................................................33




EXHIBIT A    Form of Lease Supplement

================================================================================

                             PARTICIPATION AGREEMENT

                            dated as of June 23, 1997

                                      among

                             CARDINAL HEALTH, INC.,
            as a Lessee, as the Construction Agent and as Guarantor,

                             CERTAIN SUBSIDIARIES OF
                             CARDINAL HEALTH, INC.,
                                   as Lessees,

                            BMO LEASING (U.S.), INC.,
                                   as Lessor,

                                BANK OF MONTREAL
                                       and
                         VARIOUS FINANCIAL INSTITUTIONS
                               IDENTIFIED HEREIN,
                                   as Lenders,

                                       and

                                BANK OF MONTREAL,
                    as Administrative Agent for the Lenders.

                      ------------------------------------

               Lease Financing for Acquisition and Construction of
                         Corporate Headquarters Building
                                       and
                          Various Distribution Centers

                             PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT (this "PARTICIPATION AGREEMENT"), dated as of June 23, 1997, is entered into by and among CARDINAL HEALTH, INC., an Ohio corporation, as the Guarantor (together with its permitted successors and assigns, the "COMPANY" or the "GUARANTOR") and as the Construction Agent (together with its permitted successors and assigns, in its capacity as Construction Agent, the "CONSTRUCTION AGENT"); THE COMPANY AND THE SUBSIDIARIES OF THE COMPANY NOW OR HEREAFTER BECOMING PARTIES TO THIS PARTICIPATION AGREEMENT, as Lessees (collectively, the "LESSEES"); BMO LEASING (U.S.), INC., a Delaware corporation, as Lessor (the "LESSOR"); BANK OF MONTREAL and the various other financial institutions as are or may from time to time become Lenders under the Loan Agreement referred to herein (together with their respective permitted successors and assigns, the "Lenders"); and BANK OF MONTREAL, as Administrative Agent for the Lenders (together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company desires to obtain financing for (a) the acquisition of Land and all Improvements located thereon, (b) the construction of certain Improvements on the Land and (c) certain Transaction Expenses incurred by the Company in connection with such acquisitions and construction;

         WHEREAS, using Advances from the Lessor, the Company, as Construction Agent, will acquire Land and construct Improvements thereon for the Lessor;

         WHEREAS, each Lessee will lease each parcel of Land subject to a Lease Supplement to which such Lessee is a party, together with all Improvements thereon, including the Improvements constructed by the Construction Agent, from the Lessor;

         WHEREAS, the Lessor is willing to provide a portion of the funding of the costs of the acquisition of Land and the construction of the Improvements, together with certain Transaction Expenses related thereto, in an aggregate amount not to exceed the Lessor's Commitment, as set forth on SCHEDULE I;

         WHEREAS, the Lessor wishes to obtain, and the Lenders are willing to provide, financing of the remaining portion of the costs of acquisition of Land and the construction of the Improvements thereon, together with certain Transaction Expenses related thereto, in an aggregate amount not to exceed the Commitments of the Lenders; and

         WHEREAS, to secure such financing, (a) the Construction Agent shall, pursuant to the Construction Documents Assignment, grant to the Lessor, for the benefit of the Participants, a first priority Lien on all of the right, title and interest of the Construction Agent in the Construction Documents, (b) the Company and each Lessee shall, pursuant to the Lease Supplements, grant to the Lessor, for the benefit of the Participants, a first priority Lien on all of the right, title and interest of the Company and each such Lessee in the Properties,
(c) the Guarantor shall, pursuant to the Guaranty, guarantee the payment and performance of each Lessee of its obligations under each Operative Document to which it is a party, (d) the Lessor will have the benefit of the Liens on the Properties and the Construction Documents, and, subject to certain rights of the

                                                         Participation Agreement


Lenders, its rights against the Lessees under the Master Lease and against the Construction Agent under the Construction Agency Agreement and (e) the Lenders will have the benefit of (x) the Guaranty from the Company, (y) subject to the prior Liens of the Lessor, a Lien on all of the right, title and interest of the Lessees in the Properties and (z) subject to certain retained rights and shared rights of the Lessor, an assignment from the Lessor of substantially all of its rights against the Lessees under the Master Lease and against the Construction Agent under the Construction Agency Agreement;

         In consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                           DEFINITIONS; INTERPRETATION

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in APPENDIX A hereto for all purposes hereof; and the rules of interpretation set forth in APPENDIX A hereto shall apply to this Participation Agreement.

                                   ARTICLE II

                      DOCUMENTATION DATE; ACQUISITION DATES

         SECTION II.1. DOCUMENTATION DATE. The Documentation Date (the "DOCUMENTATION DATE") shall occur on the earliest date on which the following conditions precedent shall have been satisfied:

                  (a) PARTICIPATION AGREEMENT. This Participation Agreement shall have been duly authorized, executed and delivered by the parties hereto.

                  (b) LOAN AGREEMENT. The Loan Agreement shall have been duly authorized, executed and delivered by the parties thereto.

                  (c) GUARANTY. The Guaranty shall have been duly authorized, executed and delivered by the Guarantor.

                  (d) FEES. The Arranger shall have received all fees due and payable to the Arranger.

                  (e) CERTAIN TRANSACTION EXPENSES. Counsel for each of the Administrative Agent, the Lenders and the Lessor shall have received, to the extent then invoiced, payment in full in cash of all Transaction Expenses payable to such counsel pursuant to SECTION 10.1.

         SECTION II.2. ACQUISITION DATES. Each closing date with respect to an acquisition of Land (and the Improvements existing thereon, if any) (each an "ACQUISITION DATE") shall occur on the earliest date after the Documentation Date on which all the conditions precedent thereto set forth in ARTICLE VI with respect to

                                                         Participation Agreement


such acquisition of Land shall have been satisfied or waived by the applicable parties as set forth therein; PROVIDED, HOWEVER, that no Participant shall have any obligation to fund any amounts with respect to an Acquisition Date after the Acquisition Period Termination Date. The Acquisition Date for a particular Property shall be the date the initial Advance is made with respect to such Property.

                                  ARTICLE III

                               FUNDING OF ADVANCES

         SECTION III.1. ADVANCES BY LESSOR. Subject to the conditions and terms hereof, the Lessor shall take the following actions at the written request of any Lessee from time to time during the Commitment Period:

                  (a) the Lessor shall make Advances (out of funds provided by the Lenders, together with funds provided by the Lessor) to the Construction Agent for the purpose of financing the acquisition of Land (and Improvements existing thereon) and the Construction of Improvements thereon and, to the extent permitted by the last sentence of this SECTION 3.1, reimbursing the Construction Agent for certain Transaction Expenses;

                  (b) the Lessor shall acquire the Land (and directly take title to such Land) or enter into a ground lease for the Land and acquire Improvements (using funds provided by the Lenders, together with funds provided by the Lessor); and

                  (c) the Lessor shall lease the Land and Improvements to such Lessee under the Master Lease and the respective Lease Supplements.

Notwithstanding any other provision hereof, the Lessor shall not be obligated to make any Advance with respect to any Property if, after giving effect thereto,
(i) the aggregate outstanding amounts of the Loans and Equity Amounts would exceed the aggregate Loan Commitments or the Lessor Commitment, respectively,
(ii) the Land Acquisition Costs and Existing Improvement Costs for such Property would exceed the Fair Market Sales Value of such Property as set forth in the Acquisition Date Appraisal therefor delivered pursuant to SECTION 6.3(i) or
(iii) the Property Improvement Costs for such Property would exceed 117.6% of
(a) the Fair Market Sales Value of the Property as set forth in the As-Built Appraisal of such Property delivered pursuant to Section 6.2(c) (PROVIDED that, solely for purposes of CLAUSE (ii), the Property Cost of the Property acquired on the Initial Acquisition Date shall be deemed to exclude Transaction Expenses incurred in connection with the negotiation and execution of the Operative Documents on the Documentation Date) MINUS (b) the Land Acquisition Costs and Existing Improvement Costs for such Property.

         SECTION III.2. LESSOR'S COMMITMENT. Subject to the conditions and terms hereof, at the request of the Construction Agent from time to time during the Commitment Period on any Funding Date, (i) the Lessor shall make available to the Construction Agent an amount (in each case, an "EQUITY AMOUNT") in immediately available funds equal to the Lessor's Commitment Percentage of the amount of the Advance being funded on such Funding Date. Notwithstanding any other provision hereof, the Lessor shall have no obligation to make available any Equity Amount if, after giving effect to the proposed Equity Amount, the aggregate outstanding amount of Equity Amounts would exceed the Lessor's Commitment. On the terms and subject to the

                                                         Participation Agreement

conditions hereof, amounts paid or prepaid with respect to any Equity Amounts prior to the end of the Commitment Period may be readvanced during the Commitment Period.

         SECTION IV.3. LENDERS' COMMITMENTS. Subject to the conditions and terms hereof, the Lenders severally shall make Loans to the Lessor, at the request of the Construction Agent from time to time during the Commitment Period on any Funding Date in an amount in immediately available funds equal to such Lender's Commitment Percentage of the amount of the Advance being funded on such Acquisition Date or Funding Date, as the case may be. Notwithstanding any other provision hereof, no Lender shall be obligated to make any Loan if, after giving effect to the proposed Loan, the outstanding aggregate amount of such Lender's Loans would exceed such Lender's Commitment. On the terms and subject to the conditions hereof, amounts paid or prepaid with respect to any Loans prior to the end of the Commitment Period may be readvanced during the Commitment Period.

         SECTION IV.4. PROCEDURES FOR ADVANCES. (a) With respect to each funding of an Advance, the applicable Lessee shall give the Administrative Agent prior written notice pursuant to a Funding Request substantially in the form of EXHIBIT A (a "FUNDING REQUEST"), which Funding Request shall be delivered not later than 12:00 noon, New York City time, three (3) Business Days prior to the proposed Funding Date, specifying: (i) the proposed Funding Date, (ii) the amount of Advance requested, (iii) whether such proposed Funding Date will also be an Acquisition Date and (iv) to which Properties such Advance is being allocated and the allocation of such Advance to the respective Land Acquisition Costs, Existing Improvement Costs, and Property Improvement Costs of such Properties (and PRO RATA portions of the related Equity Amounts and Loans shall likewise be deemed to be so allocated). With respect to any Funding Request related to the acquisition of a Property, in addition to the foregoing, the applicable Lessee shall also specify: (i) the Property to be acquired, (ii) the seller of the Property (or, in the case of the Headquarters Building, the ground lessor of such Property), (iii) the Transaction Expenses relating to such Property that are to be paid with such Advance and (iv) the Estimated Improvement Costs for such Property. There shall be no more than one Construction Advance during any calendar month and each such Construction Advance shall occur only on a Scheduled Funding Date. All Advances made by the Lessor to the Construction Agent shall be made on the applicable Funding Date in immediately available federal funds by wire transfer, not later than 1:00 p.m. New York City time, to the account(s) as may be specified by such Lessee or Construction Agent in its Funding Request.

         (b) Upon (i) a Lessee's receipt of the funds provided by such Advance and (ii) satisfaction or waiver of the conditions precedent to such Advance set forth in ARTICLE VI, the applicable Lessee shall (1) in the case of an Advance for the acquisition of Land, pay on behalf of the Lessor the acquisition price to the seller for such Land, the title to which will be taken by the Lessor, and
(2) in the case of other Advances, pay or retain as payment or reimbursement of Property Improvement Costs the funds provided by the Participants for such Advance. The transfer by the Lessor of its portion of an Advance shall evidence its satisfaction that the conditions precedent to such Advance have been met or waived. Except as the parties may otherwise agree in writing, Advances shall be made solely to provide the Construction Agent with funds with which to pay Land Acquisition Costs and Existing Improvement Costs or pay or reimburse itself for Property Improvement Costs, as the case may be, and to pay (or reimburse itself for) Transaction Expenses related thereto, up to the maximum amounts set forth in such provisions.

         (c) All remittances made by the Lenders and the Lessor for the funding of any Advance shall be made on the applicable Funding Date in immediately available federal funds by wire transfer to the account of

                                                         Participation Agreement

the Administrative Agent specified on SCHEDULE III under the heading "Wire Transfer Instructions for Participants".

         SECTION IV.5. INTEREST RATE; EQUITY YIELD RATE. Each Loan and Equity Amount shall accrue interest or Equity Yield, as the case may be, as described in the definition of Rent Period.

                                   ARTICLE IV

                     EQUITY YIELD; INTEREST; COMMITMENT FEES

         SECTION IV.1. EQUITY YIELD. (a) The amount of the Equity Amounts outstanding from time to time shall accrue yield ("EQUITY YIELD") at the Equity Yield Rate. If all or any portion of the Equity Amounts, any Equity Yield payable thereon or any other amount payable hereunder shall not be paid when due (whether at stated maturity, acceleration thereof or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate. Equity Yield shall be payable in arrears on each Scheduled Payment Date, PROVIDED that (i) Equity Yield accruing pursuant to the preceding sentence shall be payable from time to time on demand and (ii) each payment of Equity Amounts prior to the Expiration Date shall be accompanied by accrued Equity Yield to the date of such payment on the amount paid prior to the Expiration Date.

         (b) The Administrative Agent shall distribute the Lessor Basic Rent (determined on the basis of accrued Equity Yield due in accordance with CLAUSE
(A) above) and all other amounts due with respect to the Equity Amounts payable by the Lessees under the Master Lease from time to time, which amounts are paid by the Lessees to the Administrative Agent for the benefit of the Lessor.

         (c) During the Construction Period for each Property, Equity Yield shall accrue on outstanding Equity Amounts and shall be payable as Lessor Basic Rent.

         SECTION IV.2. INTEREST ON LOANS. (a) Each Loan shall accrue interest at the Interest Rate computed and payable in accordance with the terms of the Loan Agreement.

         (b) The Administrative Agent shall distribute the Lender Basic Rent (determined on the basis of amounts due in accordance with CLAUSE (A) above) and all other amounts due with respect to the Loans payable by the Lessees under the Master Lease from time to time, which amounts are paid by the Lessees to the Administrative Agent for the account of the Lenders, in accordance with the Loan Agreement.

         SECTION IV.3. COMPUTATION OF INTEREST AND EQUITY YIELD. (a) Interest on the Loans and Equity Yield on the Equity Amounts shall be calculated on the basis of a 360-day year for the actual days elapsed at all times that the Interest Rate and Equity Yield Rate are determined by reference to the LIBO Rate and, at all other times, on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company, the Lenders and the Lessor of each determination of a LIBO Rate. Any change in the Interest Rate or Equity Yield Rate resulting from a change in the Alternate Base Rate or the LIBOR Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company, the Lenders and the Lessor of the effective date and the amount of each such

                                                         Participation Agreement

change in interest rate.

         (b) Each determination of the Interest Rate or Equity Yield Rate by the Administrative Agent pursuant to any provision of this Participation Agreement or any other Operative Document shall be conclusive and binding on the Lessee, each Lender and the Lessor in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining the Interest Rate or Equity Yield Rate.

         SECTION IV.4. PREPAYMENTS OF LOANS AND EQUITY AMOUNTS. In the event that any Lessee pays the Property Balance for any Property to the Administrative Agent in connection with such Lessee's purchase of a Property in accordance with
Section 15.1 or 18.1 of the Master Lease, the Administrative Agent will distribute such amount to the Lenders and the Lessor in accordance with SECTION
12.3 for application to the prepayment of the outstanding principal amount of the Loans and Equity Amounts, respectively, related to the Property purchased by such Lessee. Each Lender and the Lessor hereby acknowledges that its Loans or Equity Amounts, as the case may be, may be so prepaid. On the terms and subject to the conditions hereof, amounts paid or prepaid with respect to the Loans and Equity Amounts may be readvanced.

         SECTION IV.5. FEES. The Company agrees to pay the fees set forth in this SECTION 4.5.

                  (a) COMMITMENT FEES. The Company agrees to pay to the Administrative Agent for the account of each Participant, for the period (including any portion thereof when its Commitment is suspended by reason of any Lessee's inability to satisfy any condition of ARTICLE
         VI) commencing on the earlier of the Initial Acquisition Date or July 15, 1997 and continuing through the Commitment Termination Date, a commitment fee (collectively, the "COMMITMENT FEES") at a per annum rate equal to the Commitment Fee Rate on such Participant's Commitment Percentage of the sum of the average daily unused portion of the Commitments. The Commitment Fees shall be payable by the Company in arrears on each Scheduled Payment Date occurring after the earlier of the Initial Acquisition Date or July 15, 1997 and on or before the Commitment Termination Date. The Commitment Fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Commitment Fees are payable over a year of 360 days.

                  (b) ARRANGEMENT FEES. The Company agrees to pay the fees due and payable to the Arranger.

                                   ARTICLE V

                        CERTAIN INTENTIONS OF THE PARTIES

         SECTION V.1. NATURE OF TRANSACTION. (a) The parties hereto intend that
(i) for financial accounting purposes with respect to the Lessees, the Lessor will be treated as the owner and lessor of the Properties and the Lessees will be treated as the lessees of the Properties and (ii) for all other purposes, including federal and all state and local income tax purposes, state real estate and commercial law and bankruptcy purposes, (A) the Master Lease, Lease Supplements and other transactions contemplated hereby will be treated as a financing arrangement, (B) the Lessor and the Lenders will be deemed lenders making

                                                         Participation Agreement

loans to the Lessees in an amount equal to the sum of the Lessor Amounts and the outstanding principal amount of the Loans, which amounts are secured by the Properties and (C) the Lessees will be treated as the owner of the Properties and will be entitled to all tax benefits ordinarily available to an owner of properties like the Properties for such tax purposes. Nevertheless, the Company and each Lessee acknowledges and agrees that neither the Lessor, the Administrative Agent nor any of the Lenders has made any representations or warranties to the Company or any Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that the Company and the Lessees have obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.

         (b) Specifically, without limiting the generality of CLAUSE (A) of this
SECTION 5.1, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Company, any Lessee, the Lessor or the Lenders or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as loans made by the Lessor and the Lenders as unrelated third party lenders of the Lessees.

         SECTION V.2. AMOUNTS DUE UNDER LEASE. Anything else herein or elsewhere to the contrary notwithstanding, it is the intention of the Lessees, the Lessor and the Lenders that: (i) the amount and timing of installments of Basic Rent due and payable from time to time from the Lessees under the Master Lease shall be equal to the aggregate payments due and payable as interest on the Loans and Equity Yield on the Equity Amounts on each Payment Date; (ii) if any Lessee elects the Purchase Option or becomes obligated to purchase all of the Properties under the Master Lease, the Loans, the Equity Amounts, all interest, Equity Yield and Commitment Fees thereon and all other obligations of the Lessees owing to the Lessor and the Lenders shall be paid in full by such Lessee; (iii) if any Lessee properly elects the Remarketing Option, the Lessees shall only be required to pay to the Administrative Agent (for the account of the Participants) the proceeds of the sale of each of the Properties, the Loan Balance and any amounts due pursuant to ARTICLE XI hereof and Section 20.2 of the Master Lease (which aggregate amounts may be less than the Lease Balance); and (iv) upon an Event of Default resulting in an acceleration of the obligation of the Lessees to purchase all of the Properties under the Master Lease, the amounts then due and payable by the Lessees under the Master Lease shall include all amounts necessary to pay in full the Lease Balance.

                                   ARTICLE VI

                             CONDITIONS PRECEDENT TO
                          ADVANCES AND COMPLETION DATE

         SECTION VI.1. CONDITIONS PRECEDENT TO INITIAL ACQUISITION DATE. The obligations of the Lessor to make an Advance on the initial Acquisition Date hereunder (the "INITIAL ACQUISITION DATE"), the obligation of the Lessor to make any related Equity Amount on the Initial Acquisition Date and the obligation of the Lenders to make any related Loan on the Initial Acquisition Date are subject to each of the following conditions precedent:

                  (a) THE COMPANY'S RESOLUTIONS AND INCUMBENCY CERTIFICATE, ETC. The Company shall have delivered to the Administrative Agent (x) a certificate of its Secretary or an Assistant Secretary attaching and certifying as to (A) the resolutions of the Board of Directors or a committee thereof

                                                         Participation Agreement

         authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (B) its certificate of incorporation and by-laws and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party and (y) a long-form certificate of good standing with respect to it issued by the Secretary of State of the State of Ohio, dated no earlier than thirty (30) days prior to the Initial Acquisition Date.

                  (b) LESSEES' RESOLUTIONS AND INCUMBENCY CERTIFICATE, ETC. The Administrative Agent shall have received (x) a certificate of the Secretary or an Assistant Secretary of each Lessee (if any) attaching and certifying as to (A) the resolutions of its Board of Directors or committee thereof duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (B) its certificate of incorporation and by-laws and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party and (y) a long-form certificate of good standing with respect to it issued by the Secretary of State of the State of its incorporation dated no earlier than thirty (30) days prior to the Initial Acquisition Date.

                    (c) NOTES. Each Lender shall have received its Note, dated the Initial Acquisition Date and duly executed and delivered by the Lessor in accordance with the Loan Agreement.

                    (d) OPINION OF COUNSEL TO THE COMPANY AND THE LESSEES. The Lessor and each Lender shall have received an opinion dated the Initial Acquisition Date, from Baker & Hostetler LLP, special counsel to the Company and the Lessees, in form and substance reasonably satisfactory to the Participants.

                  (e) MASTER LEASE. The Master Lease shall have been duly authorized, executed and delivered by the parties thereto.

                  (f) CONSTRUCTION AGENCY AGREEMENT. The Construction Agency Agreement shall have been duly authorized, executed and delivered by the parties thereto.

                  (g) CONSTRUCTION DOCUMENTS ASSIGNMENT. The Construction Documents Assignment shall have been duly authorized, executed and delivered by the Construction Agent in favor of the Lessor for the benefit of the Participants.

                  (h) CONSTRUCTION AGENCY AGREEMENT ASSIGNMENT. The Construction Agency Agreement Assignment shall have been duly authorized, executed and delivered by the Lessor and consented to and acknowledged by the Construction Agent.

                  (i) ASSIGNMENT OF LEASES AND RENTS. The Assignment of Leases and Rents shall have been duly authorized, executed and delivered by the Lessor, as assignor, to the Administrative Agent for the benefit of the Lenders, as assignee, and the Assignment of Leases and Rents shall have been consented to and acknowledged by the Lessees.

         SECTION VI.2. CONDITIONS PRECEDENT TO EACH ADVANCE. The obligations of the Lessor to make an Advance on each Acquisition Date or Funding Date, as the case may be, the obligation of the Lessor to make

                                                         Participation Agreement

any related Equity Amount on such Acquisition Date or Funding Date, as the case may be, and the obligation of the Lenders to make any related Loan on such Acquisition Date or Funding Date, as the case may be, are subject to satisfaction or waiver of the following conditions precedent:

                  (a) FUNDING REQUEST. Each of the Administrative Agent and the Lessor shall have received a fully executed counterpart of the applicable Funding Request, executed by a Lessee, in accordance with
         SECTION 3.4. Each of the delivery of a Funding Request and the acceptance by the Construction Agent, of the proceeds of such Advance shall constitute a representation and warranty by the Lessees that on the applicable Funding Date (both immediately before and after giving effect to the making of such Advance and the application of the proceeds thereof), the statements made in SECTION 7.4 are true and correct in all material respects.

                  (b) CONSTRUCTION CERTIFICATE. With respect to any Property Improvement Costs to be paid or reimbursed using the proceeds of such Advance, the Administrative Agent and the Lessor shall have received, at least three (3) Business Days prior to the applicable Funding Date, a Construction Certificate in the form of EXHIBIT B hereto (a "CONSTRUCTION CERTIFICATE"), together with all attachments thereto.

                  (c) AS-BUILT APPRAISAL. With respect to the first Construction Advance for each Property, each of the Administrative Agent and the Lessor shall have received, at least five (5) Business Days prior to such Construction Advance, an As-Built Appraisal of the applicable Property, in form and substance satisfactory to the Administrative Agent and the Lessor, which As-Built Appraisal shall show that (i) in the case of Property to be acquired by the Lessor in fee simple, as of the Completion Date and as of the last day of the Basic Term, with respect to such Property, the Fair Market Sales Value of such Property, including all Improvements thereon and to be constructed thereon in accordance with the Plans and Specifications for such Property, shall not be less than 100% of the sum of the Land Acquisition Cost and Existing Improvement Costs and 85% of the Estimated Improvement Costs for such Property and (ii) in the case of Property covered by a Ground Lease, as of the Completion Date and as of the last day of the Basic Term with respect to such Property, the Fair Market Sales Value of the Improvements to be constructed thereon in accordance with the Plans and Specifications for such Property shall not be less than 85% of the Estimated Improvement Costs for such Property. With respect to the As-Built Appraisal, it is agreed that any material handling equipment will be valued at its installed cost, as opposed to its salvage value.

                  (d) VALUE OF PROPERTY. With respect to the first Construction Advance for each Property, the sum of (i) the Acquisition Date Advance made with respect to such Property and (ii) the Estimated Improvement Costs for such Property, shall not be less than $5,000,000, unless mutually agreed to by the Lessor and the Guarantor..

                  (e) FEES. All fees then due and payable pursuant to this Agreement (including, if then invoiced, all fees, costs and expenses due and payable pursuant to SECTION 10.1) shall have been paid, and the Participants shall have received all Commitment Fees then due and payable pursuant to SECTION 4.5(A).

                  (f) REPRESENTATION AND WARRANTIES. On the applicable Acquisition Date or Funding Date, as the case may be, the representations and warranties of the Lessees contained herein and in each of the other Operative Documents shall be true and correct in all material respects as though made on and

                                                         Participation Agreement

         as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                  (g) LITIGATION. On the applicable Acquisition Date or Funding Date, as the case may be, there shall not be any actions, suits or proceedings pending or, to the knowledge of any Lessee, threatened, with respect to any Lessee (i) that are reasonably likely to have a Material Adverse Effect on such Property or (ii) that question the validity of the Operative Documents or the rights or remedies of the Administrative Agent, the Lessor or the Lenders with respect to any Lessee or any Property under the Operative Documents.

                  (h) PERFORMANCE BY LESSEES. Each of the Lessees shall have performed in all material respects its covenants and agreements contained herein and in the other Operative Documents to be performed by it on or prior to such date.

                  (i) DEFAULT OR EVENT OF DEFAULT. There shall not have occurred and be continuing any Default or Event of Default under the Master Lease, and no Default or Event of Default under the Master Lease will have occurred after giving effect to the making of the Advance requested by such Funding Request.

                  (j) AVAILABLE COMMITMENTS; PROPERTY BALANCE. After giving effect to the applicable Advance, the conditions set forth in the last sentence of SECTION 3.1 shall not be violated.

                  (k) CONSTRUCTION COSTS. After giving effect to the applicable Advance, the estimated as yet unpaid cost to the Construction Agent of completing the Construction pursuant to the Construction Documents shall not exceed the Available Commitments.

                  (l) PLANS AND SPECIFICATIONS; CONSTRUCTION BUDGET. With respect to the first Construction Advance for each Property, the Administrative Agent and the Lessor shall have received no later than five (5) days prior to such Construction Advance (i) the Plans and Specifications, to the extent available, and if not available at such time, as soon as available, and (ii) a Construction budget and anticipated disbursement schedule, each in such detail as the Administrative Agent and the Lessor may reasonably request.

                  (m) EVIDENCE OF PROPERTY INSURANCE. With respect to the first Construction Advance for each Property, the Administrative Agent and the Lessor shall have received evidence that the insurance maintained by the applicable Lessee with respect to such Property satisfies requirements set forth in Article XIII of the Master Lease, setting forth the respective coverage, limits of liability, carrier, policy number and period of coverage.

                  (n) GOVERNMENTAL APPROVALS. With respect to each Advance for each Property, all necessary Governmental Actions required by any Requirement of Law or any Property Legal Requirements for the purpose of authorizing the Construction on the applicable Property as of such Advance shall have been obtained or made and be in full force and effect.

         SECTION VI.3. CONDITIONS TO EACH ACQUISITION DATE. The obligation of the Lessor to acquire any

                                                         Participation Agreement

Land on an Acquisition Date and to make the initial Advance (an "ACQUISITION DATE ADVANCE") in respect of such Property on the Acquisition Date with respect to such Property, the obligation of the Lessor to advance any related Equity Amount on such Acquisition Date and the obligation of each Lender to make any related Loan on such Acquisition Date, are subject to satisfaction or waiver of the following conditions precedent:

                  (a) DEED OR GROUND LEASE. On or prior to such Acquisition Date, the Lessor shall have received (i) in the case of the Headquarters Building, a Ground Lease covering the Land portion of such Property, duly executed and delivered by the Company, as ground lessor thereunder, conveying to the Lessor a leasehold interest in such Land, which Land shall be a separate tax lot and a legal subdivision under all applicable zoning laws or (ii) in the case of any other Property, a Deed with respect to such Property (and/or all Improvements located thereon) being purchased on such Acquisition Date, conveying fee simple title to such Property (and/or all Improvements located thereon) to the Lessor and containing all customary seller's warranties and subject only to Permitted Exceptions.

                  (b) BILL OF SALE. On or prior to such Acquisition Date, the Lessor shall have received a general warranty bill of sale substantially in the form of EXHIBIT D (a "BILL OF SALE"), conveying title to the Lessor in any personal property (other than inventory) comprising part of the applicable Property.

                  (c) LEASE SUPPLEMENT. On or prior to such Acquisition Date, the applicable Lessee and the Lessor shall have delivered to the Administrative Agent the original counterpart of the Lease Supplement executed by such Lessee and the Lessor with respect to the applicable Property.

                  (d) CONSTRUCTION AGENCY AGREEMENT SUPPLEMENT. On or prior to the Acquisition Date, the Company and the Lessor shall have delivered to the Administrative Agent a Construction Agency Agreement Supplement with respect to the applicable Property fully executed by the Company, as Construction Agent, and the Lessor.

                  (e) SUPPLEMENT TO ASSIGNMENT OF LEASES AND RENTS. On or prior to the Acquisition Date, the Lessor shall have delivered to the Administrative Agent a Supplement to the Assignment of Leases and Rents substantially in the form of Exhibit A thereto, together with a consent to and acknowledgment of such Supplement duly executed by the applicable Lessee.

                  (f) LESSOR FINANCING STATEMENTS. On or prior to such Acquisition Date, the applicable Lessee shall have delivered to the Lessor all Lessor Financing Statements relating to such Property as the Lessor or any Lender may reasonably request in order to protect the interest of the Lessor under the Master Lease and the Lease Supplement relating to the applicable Property to the extent the Master Lease and such Lease Supplement constitute security agreements.

                  (g) RECORDATION OF LESSOR MORTGAGE AND LESSOR FINANCING STATEMENTS. Each of the Lessor and the Administrative Agent shall have received evidence reasonably satisfactory to it that each of (i) the Lease Supplement and any other instrument constituting a Lessor Mortgage and (ii) the Lessor Financing Statements, in each case relating to such Property, has been, or are being, recorded in a manner sufficient to properly secure each of their interests therein.

                                                         Participation Agreement

                  (h) RESPONSIBLE OFFICER'S CERTIFICATE. The Administrative Agent and the Lessor shall have received a Responsible Officer's Certificate of the Company, in substantially the form of EXHIBIT E attached hereto, dated as of the respective Acquisition Date, stating that (i) to such Responsible Officer's knowledge each and every representation and warranty of the Company and the Lessees contained in each Operative Document to which it is a party is true and correct in all material respects on and as of the respective Acquisition Date;
         (ii) to such Responsible Officer's knowledge no Default or Event of Default has occurred and is continuing under any Operative Document to which the Company or any Lessee is a party; (iii) to such Responsible Officer's knowledge each Operative Document to which the Company or any Lessee is a party is in full force and effect; and (iv) to such Responsible Officer's knowledge each Obligor has duly performed and complied in all material respects with all conditions contained herein or in any other Operative Document required to be performed or complied with by it on or prior to such Acquisition Date.

                  (i) ACQUISITION DATE APPRAISAL. At least five (5) Business Days prior to such Acquisition Date, the Administrative Agent and the Lessor shall have received an Acquisition Date Appraisal of the applicable Property in form and substance satisfactory to the Administrative Agent and the Lessor (which may be in the form of a summary report with comparables if such Acquisition Date Appraisal is for Land only), which Acquisition Date Appraisal shall show that, as of such Acquisition Date, the Fair Market Sales Value of such Property is not less than the sum of (i) the Land Acquisition Cost for such Property and (ii) all Existing Improvement Costs.

                  (j) ENVIRONMENTAL AUDIT. At least five (5) Business Days prior to such Acquisition Date, the Administrative Agent and the Lessor shall have received (x) an Environmental Audit with respect to the applicable Property, dated no earlier than six (6) months prior to the proposed Acquisition Date and (y) if the applicable Environmental Audit is dated earlier than three (3) months prior to the proposed Acquisition Date, a supplemental report from the environmental consultant that issued the Environmental Audit, dated no earlier than three (3) months prior to the proposed Acquisition Date, and each of the Environmental Audit and supplemental report, if any, shall be satisfactory in form and substance to the Lessor and Required Lenders, in their sole discretion.

                  (k) PROPERTY SURVEY. At least five (5) Business Days prior to such Acquisition Date, the applicable Lessee shall have delivered to the Administrative Agent and the Lessor an American Land Title Association ("ALTA")/1992 (Urban) Survey of such Property certified to the Participants and the title company and otherwise in form reasonably acceptable to the Participants.

                  (l) TITLE COMMITMENT. On or prior to such Acquisition Date, the applicable Lessee shall have delivered to the Administrative Agent, the Lessor and each Lender a commitment to deliver an ALTA extended owners and lenders title insurance policy covering such Property in favor of the Administrative Agent, the Lessor and the Lenders, respectively, such policy in an amount not less than the sum of the related Land Acquisition Cost, Existing Improvement Costs and Estimated Improvement Costs, exclusive of the cost of Equipment constituting personal property (with pending disbursement provisions, where applicable) and to be reasonably satisfactory to the Required Lenders and the Lessor with, to the extent available in the applicable jurisdiction and at a reasonable cost, revolving credit, variable rate, usury, comprehensive, fraudulent conveyances, doing business, mechanics liens and zoning endorsements and such other customary endorsements issued by the title company as a routine matter, if requested by the Administrative Agent and available at reasonable

                                                         Participation Agreement

         cost.

                  (m) OPINION OF LOCAL COUNSEL. If the applicable Property is located in a state in which there exists no other Property already covered by any Lease Supplement, then on or prior to such Acquisition Date, the Administrative Agent, the Lessor and each Lender shall have received an opinion, reasonably satisfactory to them, of counsel qualified with respect to the laws of the jurisdiction in which the applicable Property is located as to the matters set forth in EXHIBIT F.

                  (n) EVIDENCE OF PROPERTY INSURANCE. The Administrative Agent and the Lessor shall have received evidence that the insurance maintained by the applicable Lessee with respect to such Property satisfies requirements set forth in Article XIII of the Master Lease, setting forth the respective coverage, limits of liability, carrier, policy number and period of coverage.

                  (o) GOVERNMENTAL APPROVALS. All necessary Governmental Actions required by any Requirement of Law or any Property Legal Requirements for the purpose of authorizing the Lessor to acquire the applicable Property shall have been obtained or made and be in full force and effect.

                  (p) TAXES. All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Documents with respect to such Property shall have been paid or provisions for such payment shall have been made by the Lessees to the reasonable satisfaction of the Administrative Agent, the Lessor and Required Lenders.

                  (q) LITIGATION. No action or proceeding with respect to such Property shall have been instituted, nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree with respect to such Property have been issued or proposed to be issued by any Governmental Authority which is reasonably likely to have a Material Adverse Effect or materially adversely affect such Property.

                  (r) REQUIREMENTS OF LAW. In the reasonable opinion of the Administrative Agent, the Lessor, Required Lenders and their respective counsel, the transactions contemplated by the Operative Documents with respect to such Property do not and will not violate any Requirement of Law and do not and will not subject the Administrative Agent, the Lessor or the Lenders to any material adverse regulatory prohibitions or constraints.

                  (s) NO MATERIAL ADVERSE CHANGE. As of the Acquisition Date, there shall not have occurred any material adverse change in the properties, businesses operations, or financial condition of the Company and its Subsidiaries, taken as a whole, from that set forth in the Submitted Financial Statements.

                  (t) CERTAIN TRANSACTION EXPENSES. Counsel for each of the Administrative Agent, the Lessor and the Lenders shall have received, to the extent then invoiced, payment in full in cash of all Transaction Expenses payable to such counsel pursuant to SECTION 10.1.

                  (u) NO DEFAULT. There shall not have occurred and be continuing any Default or Event of Default under any of the Operative Documents, and no Default or Event of Default under any of the Operative Documents will have occurred after giving effect to the transactions contemplated to occur

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                                                         Participation Agreement

         on such Acquisition Date.

All documents and instruments required to be delivered shall be delivered at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York, or at such other location as may be determined by the Administrative Agent, the Lessor, the Lenders and the Company.

         SECTION VI.4. CONDITIONS TO COMPLETION DATE. The Completion Date with respect to any Property shall be deemed to have occurred for purposes of the Operative Documents on the earliest date on which each of the following events shall have occurred:

                  (a) the Construction relating to such Property shall have been completed in accordance with the applicable Plans and Specifications, all Applicable Law and all Insurance Requirements;

                  (b) such Property shall be ready for occupancy and operation as a facility of the type described in the Appraisal delivered with respect to such Property on the Acquisition Date therefor or any subsequent Appraisal delivered with respect to such Property, as evidenced by the issuance by the appropriate Governmental Authority of a permanent certificate of occupancy for all of the Improvements contemplated by the Plans and Specifications for such Property;

                  (c) the Administrative Agent and the Lessor shall have received an architect's certificate or engineer's certificate with respect to the Construction of the Improvements on such Property, in form and substance reasonably satisfactory to the Administrative Agent and the Lessor;

                  (d) the Administrative Agent and the Lessor shall have received an endorsement to the title policy delivered with respect to such Property pursuant to SECTION 6.3(l), which endorsement shall (i) indicate that since the date of the Acquisition Date Advance for such Property there has been no change in the state of title and (ii) update the title policy to the Completion Date;

                  (e) if the aggregate Property Cost for such Property exceeds $16,000,000, the Administrative Agent and the Lessor shall have received copies of the as-built plans and survey of the Property reflecting such Property as constructed; and

                  (f) the Administrative Agent and the Lessor shall have received a Completion Certificate from the Construction Agent substantially in the form of EXHIBIT G (a "COMPLETION CERTIFICATE").

                                  ARTICLE VII

                                 REPRESENTATIONS

         SECTION VII.1. REPRESENTATIONS OF THE PARTICIPANTS. Each Participant represents and warrants to the Administrative Agent, the other Participants, the Company and the Lessees that:

                  (a) ERISA. Such Participant is not and will not be making its Loans or funding its Equity Amounts hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I

                                                         Participation Agreement

         of ERISA, or "plan" (as defined in Section 4975(e)(1) of the Code).

                  (b) STATUS. Such Participant is a commercial bank, savings and loan association, savings bank, pension plan, depository institution, insurance company, branch or agency of a foreign bank or other similar financial institution, or an Affiliate thereof.

                  (c) POWER AND AUTHORITY. Such Participant has the requisite power and authority to enter into and perform under the Operative Documents to which it is a party.

The making of any Loan or the advancing of any Equity Amount on any Acquisition Date or Funding Date, as the case may be, shall constitute an affirmation by the subject Participant of the preceding representations and warranties.

         SECTION VII.2. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants to the Lessor, each Lender and the Administrative Agent that:

                  (a) CORPORATE STATUS. The Company (i) is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified could have a Material Adverse Effect.

                  (b) CORPORATE POWER AND AUTHORITY, ENFORCEABILITY. The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Operative Documents to which it is or will be a party, has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Documents to which it is or will be a party, has duly executed and delivered each Operative Document required to be executed and delivered by it and each such Operative Document constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally.

                  (c) NO VIOLATION. Neither the execution, delivery and performance by the Company or any Lessee of the Operative Documents to which it is or will be a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any Applicable Law that could have a Material Adverse Effect, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Operative Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of its property or assets pursuant to the terms of, any Contractual Obligation, that could have a Material Adverse Effect, or (iii) will violate any provision of its certificate of incorporation or by-laws.

                  (d) LITIGATION. There are no actions, suits or proceedings pending or, to its knowledge, threatened that could have a Material Adverse Effect.

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
                                                         Participation Agreement

                  (e) GOVERNMENTAL APPROVALS. No Governmental Action by any Governmental Authority is required to authorize or is required in connection with (i) the execution, delivery and performance (other than Governmental Actions by Governmental Authorities in connection with the construction and operation of the Improvements) of any Operative Document to which it is or will be a party or (ii) the legality, validity, binding effect or enforceability of any Operative Document with respect to it.

                  (f) INVESTMENT COMPANY ACT. It is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act.

                  (g) PUBLIC UTILITY HOLDING COMPANY ACT. It is not a "holding company" or a "subsidiary company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Company Act of 1935, as amended.

                  (h) TRUE AND COMPLETE DISCLOSURE. All factual information heretofore or contemporaneously furnished by it or on its behalf in writing to the Administrative Agent or any Participant (including without limitation all information contained in the Operative Documents) for purposes of or in connection with any transaction contemplated by the Operative Documents is, and all other such factual information hereafter furnished by it or on its behalf in writing to the Administrative Agent or any Participant will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

                  (i) TAXES. All United States Federal income tax returns and all other material tax returns which are required to be filed have been filed by or on behalf of the Company and its Subsidiaries (or will be filed after taking into effect any available extensions) and all taxes due with respect to the Company and its Subsidiaries pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary have been paid, or are being contested by appropriate proceedings being diligently prosecuted. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are adequate.

                  (j) COMPLIANCE WITH ERISA. The Company has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to the Plan. The Company has not (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code in an aggregate amount in excess of $5,000,000 or (iii) incurred any liability under Title IV of ERISA in an aggregate amount in excess of $5,000,000 (other than a liability to the PBGC for premiums under Section 4007 of ERISA).

                  (k) FINANCIAL STATEMENTS. The consolidated statement of financial position of the Company as of June 30, 1996 and the related statements of income, shareholders' equity and cash flows for the fiscal year then ended, reported on by Deloitte & Touche, and the consolidated statements of

                                                         Participation Agreement

         financial position of the Company as of September 30, 1996 and December 31, 1996, respectively, and the related statements of income, shareholders' equity and cash flows for the three months, six months and nine months, respectively, then ended, in each case, a copy of which has been delivered to each of the Participants, present fairly in all material respects, in conformity with GAAP, the consolidated financial position of the Company and its Subsidiaries as of such date and the results of operations and cash flows of the Company and its Subsidiaries for such fiscal year.

                  (l) FUNDED DEBT. The Company's Funded Debt as of the date of this Participation Agreement is listed in ITEM 7.2(e) of SCHEDULE II.

                  (m) ENVIRONMENTAL LAWS. Except as disclosed in ITEM 7.2(g) of
         SCHEDULE II:

                           (i) to the knowledge of the Company, none of the
                  Company, the Lessees or any of their respective Subsidiaries, nor any of their respective operations, is in violation of any applicable Environmental Law or any restrictive covenant or deed restriction relating to environmental matters (recorded or otherwise), the violation of which would reasonably be expected to have Material Adverse Effect;

                           (ii) without limitation of CLAUSE (i) above, to the
                  knowledge of the Company, none of the Company, the Lessees or any of their respective Subsidiaries or their respective operations, nor any current or prior owner, lessor or operator (other than the Lessees) is in violation of any Environmental Law or subject to any existing, pending or threatened investigation, inquiry or proceeding by any governmental Authority or subject to any remedial obligations under any Environmental Law, where any such matter would reasonably be expected to have a Material Adverse Effect;

                           (iii) all permits and licenses required of the
                  Company, the Lessees or any of their respective Subsidiaries with respect to Hazardous Materials, including past or present treatment, storage, disposal or release of any Hazardous Materials or solid waste into the environment, have been obtained or filed, except where the failure to possess such permit or licenses would not reasonably be expected to have a Material Adverse Effect;

                           (iv) all Hazardous Materials or solid waste generated
                  by the Company, any Lessee or any of their respective Subsidiaries, to the knowledge of the Company and the Lessees, have in the past been, and will continue to be, transported, treated and disposed of only by carriers maintaining valid permits under all applicable Environmental Laws and only at treatment, storage and disposal facilities maintaining valid permits under applicable Hazardous Materials Laws, which carriers and facilities have been and are, to the knowledge of the Company and the Lessees, operating in compliance with such permits, except where the failure to comply with the foregoing would not reasonably be expected to have a Material Adverse Effect; and

                           (v) to the knowledge of the Company and the Lessees,
                  neither the Company nor any Lessee nor any of their respective Subsidiaries has a material contingent liability in connection with any release of any Hazardous Materials or solid waste into the environment.

                                                         Participation Agreement

                  (n) PROPERTIES. The Properties as improved in accordance with the Plans and Specifications and the contemplated use thereof by the Lessees and their respective agents, assignees, employees, lessees, licensees and tenants will comply with all Property Legal Requirements (including, without limitation, all zoning and land use laws and Hazardous Materials Laws) and Insurance Requirements, except for non-compliance which would not reasonably be expected to have (x) a Material Adverse Effect or (y) unless such non-compliance is then being diligently contested by the applicable Lessee in good faith by appropriate proceedings, a material adverse effect on the title to, or the use, operation or value of, any Property which is the subject of a current Advance.

                  (o) PLANS AND SPECIFICATIONS. To the best knowledge of the Company, upon Completion of the Construction of each Subject Property, all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service such Improvements for its intended use will be available pursuant to adequate permits (including any that may be required under applicable Hazardous Materials Laws). Upon Completion of the Construction with respect to each Subject Property, such Subject Property will have available all services of public facilities and other utilities necessary for use and operation of such Subject Property and the other applicable Improvements thereon for their primary intended purposes including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between such Improvements and public highways for pedestrians and motor vehicles. Upon Completion of the Construction of each Subject Property, all utilities serving such Subject Property, or proposed to serve any such Subject Property in accordance with the related Plans and Specifications therefor, will be located in, and vehicular access to the Improvements on such Property will be provided by, either public rights-of-way abutting such Property or Appurtenant Rights.

                  (p) DEEDS. Each Deed is in form and substance sufficient to convey to the Lessor good and marketable title to the applicable Property in fee simple and is subject only to Permitted Exceptions.

                  (q) INSURANCE. Each Subject Property is covered by insurance coverage which meets the requirements of Article XIII of the Master Lease, and such coverage is in full force and effect. The Company carries insurance with reputable insurers in respect of the Properties and the assets of the Company, the Lessees and their respective Subsidiaries in such manner, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar business.

                  (r) FLOOD HAZARD AREAS. Except as otherwise identified on the survey delivered pursuant to SECTION 6.3(K), no portion of any Subject Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency. If any Subject Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Subject Property in accordance with Section 13.2 of the Master Lease and in accordance with the National Flood Insurance Act of 1968, as amended.

                  (s) LEASE. With respect to each Subject Property, upon the execution and delivery of the applicable Lease Supplement, (i) the applicable Lessee will have unconditionally accepted such Property (PROVIDED that nothing contained herein shall be deemed a waiver by such Lessee of any right of action against Persons with respect to title to and condition of the Property on the applicable Acquisition Date other than the Lessor, the Administrative Agent and the Lenders) and will have

                                                         Participation Agreement

         good and marketable title to a valid and subsisting leasehold interest in such Property, subject only to Permitted Property Liens and (ii) no right of offset will then exist with respect to any Rent or other sums payable under the Master Lease.

                  (t) LICENSES, ETC. WITH RESPECT TO CONSTRUCTION OF SUBJECT PROPERTY. With respect to each Subject Property, all licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof and dedication, required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Material on, at, under or from such Subject Property during the construction of the applicable Improvements thereon, and (y) construction of Improvements on such Subject Property in accordance with the Plans and Specifications therefor and the Construction Agency Agreement have, in each case, either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such construction or use and operation, as applicable, except for those which if not so obtained would not reasonably be expected to (i) have a Material Adverse Effect or (ii) materially adversely affect the title to, or the use, operation or value of, such Subject Property.

                  (u) NO CASUALTY, CONDEMNATION OR DEFAULT. No Casualty or Condemnation has occurred with respect to any Subject Property. No default or Event of Default has occurred and is continuing.

                  (v) NO OTHER DEFAULTS. Neither the Company, any Lessee nor any of their respective Subsidiaries is in default under (and no event has occurred which with the lapse of time or notice or action by a third party could result in a default under) any instrument under which any Material Commitment is made or any Debt of the Company, any Lessee or any Subsidiary or under any agreement relating thereto or any indenture, mortgage, deed of trust, security agreement, lease, franchise or other agreement or other instrument to which such Person is a party or by which such Person or any of its property is subject to or bound in an aggregate amount of $25,000,000 or more if such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of such Debt of the Company, the Lessee or any Subsidiary outstanding thereunder or to permit termination of such Material Commitment.

                  (w) LESSEES; SUBSIDIARIES. Each Lessee is a direct, wholly-owned Subsidiary of the Company.

                  (x) REGULATIONS G, U AND X. No proceeds of any of the Advances will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION VII.3. REPRESENTATIONS OF EACH LESSEE. Each Lessee shall be deemed by the execution and delivery of its signature page to this Participation Agreement or the execution and delivery of an Adoption Agreement, as the case may be, to have represented and warranted that:

                  (a) ORGANIZATION; CORPORATE POWERS. Such Lessee (i) is a corporation duly organized,

                                                         Participation Agreement

         validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified as a foreign corporation and in good standing (A) in each jurisdiction where a Property leased by it under the Master Lease is located and (B) under the laws of each jurisdiction where such qualification is required and where the failure to be duly qualified and in good standing would have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Operative Documents.

                  (b) AUTHORITY. Such Lessee has the requisite corporate power and authority to execute, deliver and perform the Operative Documents executed by it, or to be executed by it. The execution, delivery and performance (or recording or filing, as the case may be) of the Operative Documents, and the consummation of the transactions contemplated thereby, have been duly approved by the Board of Directors of such Lessee and no other corporate proceedings on the part of such Lessee are necessary to consummate the transactions so contemplated.

                  (c) DUE EXECUTION. The Operative Documents executed by such Lessee have been duly executed and delivered (or recorded or filed, as the case may be) by such Lessee.

                  (d) ENFORCEABILITY. This Participation Agreement, the Master Lease and each other Operative Document to which it is or will be a party constitutes, or, when executed and delivered by such Lessee, will constitute, its legal, valid and binding obligation, enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally.

                  (e) NO CONFLICT. The execution, delivery and performance by such Lessee of each Operative Document to which it is a party and each of the transactions contemplated thereby do not and will not (i) violate any Applicable Law or Contractual Obligation of any Person the consequences of which violation, singly or in the aggregate, would have a Material Adverse Effect, (ii) result in or require the creation or imposition of any Lien whatsoever on such Property or upon any of the properties or assets of such Lessee or any of its Subsidiaries (other than Permitted Liens), or (iii) require any approval of stockholders which has not been obtained.

                  (f) GOVERNMENTAL CONSENTS. Except as have been made, obtained or given, and are in full force and effect, no filing or registration with, consent or approval of, or notice to, with or by any Governmental Authority, is required to authorize, or is required in connection with, the execution, delivery and performance by such Lessee of the Operative Documents, the use of the proceeds of the Fundings made to effect the purchase of the Land and the Construction, or the legality, validity, binding effect or enforceability of any Operative Document, other than governmental consents and approvals required to construct and operate the Improvements.

                  (g) GOVERNMENTAL REGULATION. Neither such Lessee nor any Subsidiary of such Lessee is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

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
                                                         Participation Agreement

                  (h) REQUIREMENTS OF LAW. Such Lessee and each Subsidiary of such Lessee and each Person acting on behalf of any of them is in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply would have a Material Adverse Effect, either individually or together with other such cases

                  (i) RIGHTS IN RESPECT OF THE PROPERTY LEASED BY SUCH LESSEE. Such Lessee is not a party to any contract or agreement to sell any interest in any Property leased by it under the Master Lease or any part of such Property, other than pursuant to this Participation Agreement, the Master Lease and the related Lease Supplement.

                  (j) ENVIRONMENTAL LAWS, ETC. WITH RESPECT TO LEASED PROPERTY. With respect to each Property to be leased by such Lessee under the Master Lease and related Lease Supplement,

                           (i) To the knowledge of such Lessee, on the
                  Acquisition Date for such Property, no Governmental Actions have been taken or are in process or have been threatened, which could reasonably be expected to subject such Property, the Lessor, any Lender or the Administrative Agent to any Claims or Liens under any Environmental Law.

                           (ii) Such Lessee has, or will obtain on or before the
                  date required by Applicable Law, all Environmental Permits necessary to operate such Property in accordance with Environmental Laws and is complying with and has at all times complied with all such Environmental Permits, except to the extent the failure to so comply would not have a Material Adverse Effect.

                           (iii) No notice, notification, demand, request for
                  information, citations, summons, complaint or order has been issued or filed to or with respect to such Lessee, no penalty has been assessed on such Lessee and no investigation or review is pending or, to its best knowledge, threatened by any Governmental Authority or other Person in each case relating to such Property with respect to any alleged violation or liability of such Lessee under any Environmental Law where any such matter would reasonably be expected to have a Material Adverse Effect. To the knowledge of such Lessee, no notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to any other Person, no penalty has been assessed on any other Person and no investigation or review is pending or, to its knowledge, threatened by any Governmental Authority or other Person relating to such Property with respect to any alleged violation or liability under any Environmental Law by any other Person where any such matter would reasonably be expected to have a Material Adverse Effect.

                           (iv) Such Property and each portion thereof are
                  presently in compliance with all Environmental Laws, and there are no present or, to such Lessee's best knowledge, past facts, circumstances, activities, events, conditions or occurrences regarding such Property (including without limitation the release or presence of Hazardous Materials) that could reasonably be anticipated to (A) form the basis of a material Claim against such Property, any Participant or such Lessee, (B) cause such Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, (C) require the filing or recording of any notice or restriction relating to the presence of Hazardous

                                                         Participation Agreement

                  Materials in the real estate records in the county or other appropriate municipality in which such Property is located, or
                  (D) prevent or interfere with the continued operation and maintenance of such Property as contemplated by the Operative Documents.

                  (k) COMPLIANCE OF PROPERTY WITH APPLICABLE LAW, ETC. The present condition and use of such Property conforms with all conditions or requirements of all existing permits and approvals issued with respect to such Property, and the present use of such Property and such Lessee's future intended use of such Property under the Master Lease and related Lease Supplement shall comply with Applicable Law in all material respects. To the knowledge of such Lessee, no notices, complaints of orders or violation or non-compliance have been issued, threatened or contemplated by any Governmental Authority with respect to such Property or any present or intended future use thereof. All agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of such Property as such Lessee intends to use such Property under the Master Lease and related Lease Supplement and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same have been, or to such Lessee's best knowledge will be, obtained and are in full force and effect, and such Lessee has no knowledge of any pending modification or cancellation of any of the same.

         SECTION VII.4. REPRESENTATIONS OF THE COMPANY AND LESSEES WITH RESPECT TO EACH ADVANCE. The Company and each Lessee shall be deemed by accepting each Advance to have represented and warranted that:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and such Lessee set forth in the Operative Documents (including the representations and warranties set forth in SECTIONS 7.2 and 7.3) are true and correct in all material respects on and as of such Funding Date except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date. Each of the Company and such Lessee is in compliance in all material respects with its obligations under the Operative Documents to which it is a party and there exists no Default or Event of Default under the Master Lease, the Guaranty, the Construction Agency Agreement or, to the knowledge of the Company, the Loan Agreement or any other Operative Document. No Default or Event of Default under the Master Lease, the Guaranty, the Construction Agency Agreement or, to the knowledge of the Company, the Loan Agreement or any other Operative Document will occur as a result of, or after giving effect to, the Advance requested by the Funding Request on such date.

                  (b) IMPROVEMENTS. The Construction of the Improvements on each Subject Property to date has, to the best knowledge of the Company and such Lessee, been performed in a good and workmanlike manner, substantially in accordance with the applicable Plans and Specifications and in compliance in all material respects with all Insurance Requirements and Property Legal Requirements.

                  (c) LIENS. Neither the Company nor such Lessee has permitted Liens to be placed against the Properties other than Permitted Property Liens.

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                                                         Participation Agreement

                  (d) ADVANCE. The amount of the Advance requested represents amounts owed by the Lessee requesting such Advance in respect of Land Acquisition Costs, Existing Improvement Costs or Property Improvement Costs, as the case may be, incurred on or prior to the date of such Advance and for which such Lessee has not previously been reimbursed by an Advance or represent amounts with respect to Equity Yield Advances or Interest Payment Loans. The conditions precedent to such Advance and the related Equity Amount and Loans set forth in ARTICLE VI have been satisfied.

         SECTION VII.5. REPRESENTATIONS OF THE LESSOR. The Lessor represents and warrants to each of the other parties hereto as follows:

                  (a) DUE ORGANIZATION, ETC. It is a corporation duly organized and validly existing and in good standing under the laws of the State of its organization and has the corporate power and authority to enter into and perform its obligations under this Participation Agreement and to enter into and perform the obligations under each of the other Operative Documents to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it in connection with or as contemplated by each such Operative Document to which it is or will be a party.

                  (b) AUTHORIZATION; NO CONFLICT. The execution, delivery and performance of each Operative Document to which it is or will be a party have been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will contravene any current United States law, governmental rule or regulation relating to its banking powers, or (ii) does or will contravene or result in any breach of or constitute any default under its articles of association or by-laws.

                  (c) ENFORCEABILITY, ETC. This Participation Agreement and each other Operative Document to which it is or will be a party have been, or on or before any Funding Date on which such Operative Agreement is to be signed will be, duly executed and delivered by it, and this Participation Agreement and each such other Operative Document to which it is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against it in accordance with its terms subject, in each case, as to enforceability, to bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally (insofar as any such law relates to the bankruptcy, insolvency, reorganization or similar event of the Lessor), principles of good faith and fair dealing, and, as to the availability of specific performance or other injunctive relief, the discretionary power of a court to deny such relief.

                  (d) NO PLAN ASSETS. It is not acquiring its interests in any Property being acquired on such Acquisition Date with the assets of any Plan (or its related trust).

                                   ARTICLE VIII

                         OTHER COVENANTS AND AGREEMENTS

         SECTION VIII.1. COVENANTS OF THE COMPANY. So long as this Participation Agreement is in effect,

                                                         Participation Agreement

unless the Required Participants shall otherwise consent in writing:

                  (a) INFORMATION. The Company will deliver to the Administrative Agent and the Lessor:

                           (i) as soon as available and in any event within
                  sixty (60) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, copies of a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such accounting period and of the related consolidated income and retained earnings statements of the Company and its Consolidated Subsidiaries for the elapsed portion of the fiscal year ended with the last day of such accounting period, all in reasonable detail and stating in comparative form the amounts for the corresponding date and period in the previous fiscal year, and all prepared in accordance with GAAP, subject to year end audit adjustments and certified by an authorized financial officer of the Company;

                           (ii) as soon as available and in any event within one
                  hundred twenty (120) days after the end of each fiscal year of the Company, copies of consolidated balance sheets of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings of the Company and its Consolidated Subsidiaries for such fiscal year, in reasonable detail and stating in comparative form the figures as of the end of and for the previous fiscal year prepared in accordance with GAAP and certified by independent public accountants of recognized standing as may be selected by the Company;

                           (iii) concurrently with each of the financial
                  statements furnished pursuant to the foregoing SUBSECTIONS (a) and (b), a certificate of a Responsible Financial Officer, showing a calculation of the financial covenants contained in
                  SECTION 8.1(b) in reasonable detail and stating that in the opinion of the signer, based upon a review made under his or her supervision, the Company has performed and observed all of, and the Company is not in default in the performance or observance of any of, the terms and covenants hereof or, if the Company shall be in default, specifying all such defaults, and the nature thereof, of which the signer of such certificate may have knowledge;

                           (iv) if requested by the Administrative Agent or the
                  Lessor, concurrently with the financial statements furnished pursuant to the foregoing SUBSECTION (ii), a certificate of a Responsible Financial Officer setting forth a description of the insurance policies carried by the Lessees as required by the Master Lease, in reasonable detail;

                           (v) concurrently with their being filed, mailed or
                  delivered, as applicable, copies of all proxy statements, financial statements and reports which the Company shall send or make available generally to its shareholders, and copies of all reports on Forms 10-K, 10-Q and 8-K and all other filings and reports specifically requested by any Participant which the Company or any Subsidiary may be required to file with the SEC or any similar or corresponding governmental commission, department or an agency substituted therefor or with any securities exchange located in the United States of America; and

                           (vi) such other information relating to the business,
                  affairs and financial condition

                                                         Participation Agreement

                  of the Company and its Subsidiaries as any Participant may from time to time reasonably request.

                  (b)  FINANCIAL CONDITION.

                           (i) FUNDED DEBT TO TOTAL CAPITAL. The Company will
                  not permit the ratio of Funded Debt of the Company and its Consolidated Subsidiaries to Total Capital to exceed 0.60 to 1.

                           (ii) INTEREST COVERAGE RATIO. The Company will not
                  permit the ratio of (i) Consolidated EBITR for any four consecutive fiscal quarters to (ii) Consolidated Interest and Rent Expense for such four fiscal quarters to be less than 2.0 to 1.

                  (c) NOTICE OF LITIGATION OR DEFAULT. The Company will notify the Administrative Agent and the Lessor in writing promptly (but in any event within thirty (30) days), upon the occurrence of (i) the institution of any litigation, the commencement of any administrative proceedings, the happening of any event or the assertion of any claim which could have a Material Adverse Effect or (ii) the occurrence of any Lease Event of Default or Lease Default, and, with respect to CLAUSE (ii), the Company will include in such notice a description of the actions the Company or the applicable Lessee, as the case may be, proposes to take with respect thereto.

                  (d) USE OF PROCEEDS. The Company will, and will cause each of the Lessees to, use the proceeds of the Advances to finance, on behalf of the Lessor, the acquisition of Land and the Construction of Improvements thereon, and to pay (or reimburse itself for) Transaction Expenses related thereto, and the Company will not, and will not permit any Lessee to, use the proceeds of the Advances for any other purpose. The Company will not, nor will it permit any Subsidiary to, use the proceeds of any Advance in violation of Regulations G, T, U or X of the F.R.S. Board.

                  (e) BOOKS AND RECORDS; INSPECTION. The Company will keep and maintain, and cause each Subsidiary to keep and maintain, satisfactory and adequate books and records of account, in accordance with GAAP, and make or cause the same to be made available to the Participants or their agents or nominees at any reasonable time upon reasonable notice for inspection and to make extracts thereof.

                  (f) CORPORATE EXISTENCE, ETC. Except as otherwise permitted under SECTION 8.1(m), the Company will maintain its existence and the existence of each of its Subsidiaries in good standing as a business corporation under the laws of the jurisdiction of its incorporation, and remain qualified and cause each of its Subsidiaries to remain qualified to do business in all jurisdictions wherein the nature of the business it transacts or the character of the properties owned by it makes such qualification necessary.

                  (g) INSURANCE. The Company will insure and keep insured, and cause each Subsidiary to insure and keep insured, with reputable insurance companies, so much of their respective properties, to such an extent and against such risks (including liability and fire) as the Company reasonably believes prudent, based on sound business judgment; or, in lieu thereof, in the case of itself or of any one or more of its Subsidiaries, maintain or cause to be maintained a system or systems of self-insurance which will be in accord with a practice the Company reasonably believes prudent, based on

                                                         Participation Agreement

         sound business judgment, and, in such cases of self-insurance, maintain or cause to be maintained an insurance reserve or reserves reasonably deemed adequate by the Company.

                  (h) EMPLOYEE BENEFIT PLANS. The Company will (i) comply in all material respects with the provisions of ERISA to the extent applicable to any Plan maintained by it and cause all Employee Benefit Plans maintained by it to satisfy the conditions under the Code for tax qualification of all such plans intended to be tax qualified; and (ii) avoid (1) any material accumulated funding deficiency (within the meaning of ERISA section 302 and Code section 412(a)) (whether or not waived), (2) any act or omission on the basis of which it might incur a material liability to the PBGC (other than for the payment of required premiums), (3) any transaction with a principal purpose described in ERISA section 4069, and (4) any act or omission that might result in the assessment by a Multiemployer Plan of withdrawal liability against the Company, but only to the extent that the liability arising form a failure to comply with any covenant set forth in CLAUSE (i) or (ii) could reasonably be expected to result in a liability to the Company for any one such event in excess of $5,000,000.

                  (i) TAXES. The Company will pay and discharge all taxes, assessments or other governmental charges or levies imposed on it or any of its property or assets prior to the date on which any material penalty for non-payment or late payment is incurred, unless the same is currently being contested in good faith by appropriate proceedings and reserves in accordance with GAAP are being maintained.

                  (j) COMPLIANCE WITH LAWS. The Company will comply and cause each Subsidiary to comply in all material respects with all local, state and federal laws and regulations material to its business and operations, including but not limited to: (i) all rules and regulations of the Securities and Exchange Commission, (ii) local, state and federal laws governing the control, removal, spill, release, or discharge of hazardous or toxic wastes, substances or petroleum products, including without limitation all Environmental Laws, and
         (iii) the provisions and requirements of all franchises, permits and licenses applicable to its business, including, but not limited to, those required by any Environmental Law. The Company shall notify the Administrative Agent and the Lessor promptly in detail of any actual or alleged failure to comply with or perform, breach, violation or default under any such laws or regulations or if the Company receives notice of potential responsibility for the release or threatened release of hazardous substances, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or both or otherwise could create such a breach, violation or default or could occasion the termination of any of such franchises or grants of authority or the creation of potential responsibility for releases or threatened releases of hazardous substances, if any of the foregoing would have a Material Adverse Effect.

                  (k) MAINTENANCE, ETC. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times (in the Company's reasonable judgment) the efficiency thereof shall be maintained, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

                  (l) SALE OF ASSETS. The Company will not, and will not permit any Consolidated Subsidiary

                                                         Participation Agreement

         to, sell, lease or transfer all or substantially all of its assets unless (i) immediately after giving effect thereto the Company is in compliance with the covenants and provisions of the this Participation Agreement and (ii) immediately after giving effect thereto, such sale, lease or transfer would not have a Material Adverse Effect. Notwithstanding this provision, any Consolidated Subsidiary that is not a Lessee may sell, lease or transfer all or substantially all of its assets to any other Consolidated Subsidiary or to the Company, and any Lessee may sell, lease or transfer all or substantially all of its assets to the Company.

                  (m) MERGERS AND ACQUISITIONS. The Company will not merge or consolidate with, or otherwise acquire control of the assets of, any other corporation, unless (i) either the Company or any Consolidated Subsidiary is the surviving or parent corporation of any merger or other acquisition or, in the event the Company or any Consolidated Subsidiary is not the surviving or parent corporation, the Administrative Agent and the Lessor have consented to such merger or acquisition, which consent shall not be unreasonably withheld, and which consent shall be deemed to have been given provided that immediately after the merger or other acquisition a majority of the members of the Board of Directors of the surviving or parent corporation shall be the same individuals as were serving as members of the Board of Directors of the Company immediately prior to the merger or acquisition and (ii) the Company, any Consolidated Subsidiary or any successor corporation, as the case may be, is in compliance with the Operative Documents prior to, and after giving effect to, such merger or acquisition.

                  (n) LIMITATION ON LIENS. The Company will not create or assume, and will not permit any Consolidated Subsidiary to create or assume, any Indebtedness for money borrowed which is secured by a Lien of or upon any assets, whether now owned or hereafter acquired, of the Company or any such Consolidated Subsidiary without equally and ratably securing the Obligations by a Lien ranking ratably with and equal to (or at the Company's option prior to) such secured Indebtedness. The foregoing restriction, however, will not apply to:

                           (i) Liens existing on the date of this Participation
                  Agreement;

                           (ii) Liens on any assets of any corporation existing
                  at the time such corporation becomes a Consolidated
                  Subsidiary;

                           (iii) Liens on any assets existing at the time of
                  acquisition of such assets by the Company or a Consolidated Subsidiary, or Liens to secure the payment of all or any part of the purchase price of such assets upon the acquisition of such assets by the Company or a Consolidated Subsidiary or to secure any indebtedness incurred or guaranteed by the Company or a Consolidated Subsidiary prior to, at the time of, or within three hundred sixty (360) days after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, whichever is later) which indebtedness is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon; PROVIDED, HOWEVER, that in the case of any such acquisition, construction or improvement, the Lien shall not apply to any assets theretofore owned by the Company or a Consolidated Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so

                                                         Participation Agreement

                  constructed, or the improvement, is located;

                           (iv) Liens on any assets to secure indebtedness of a
                  Consolidated Subsidiary to the Company or to another wholly-owned domestic Subsidiary;

                           (v) Liens on any assets of a corporation existing at
                  the time such corporation is merged into or consolidated with the Company or a Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company or a Subsidiary;

                           (vi) Liens on any assets of the Company or a
                  Consolidated Subsidiary in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction), of the assets subject to such Liens (including, but not limited to, Liens incurred in connection with pollution control, industrial revenue or similar financing);

                           (vii) any extension, renewal or replacement (or
                  successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing CLAUSES (i) to (vi), inclusive; PROVIDED, HOWEVER, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the assets which secured the Lien so extended, renewed or replaced (plus, in the case of real property, improvements and construction on such real property);

                           (viii) Liens imposed by law, such as mechanics',
                  worker's, repairmen's, materialmen's, carriers', warehousemen's, vendors' or other similar Liens arising in the ordinary course of business, or governmental (federal, state or municipal) Liens arising out of contracts for the sale of products or services by the Company or any Consolidated Subsidiary, or deposits or pledges to obtain the release of any of the foregoing Liens;

                           (ix) pledges, liens or deposits under worker's
                  compensation laws or similar legislation and liens or judgments thereunder which are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Consolidated Subsidiary is a party, or to secure public or statutory obligations of the Company or any Consolidated Subsidiary, or in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, appeal or customs bonds to which the Company or any Consolidated Subsidiary is a party, or in litigation or other proceedings such as, but not limited to, interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

                                                         Participation Agreement

                           (x) Liens created by or resulting from any litigation
                  or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Company or any Consolidated Subsidiary with respect to which the Company or such Consolidated Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment Liens which are satisfied within fifteen (15) days of the date of judgment; or Liens incurred by the Company or any Consolidated Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Consolidated Subsidiary is a party; or

                           (xi) Liens for taxes or assessments or governmental
                  charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease; and any other Liens or charges incidental to the conduct of the business of the Company or any Consolidated Subsidiary or the ownership of the assets of any of them which were not incurred in connection with the borrowing of money or the obtaining of advances of credit and which do not, in the opinion of the Company, materially impair the use of such assets in the operation of the business of the Company or such Consolidated Subsidiary or the value of such assets for the purposes of such business.

                  Notwithstanding the restrictions set forth in this SECTION 8.1(n), the Company or any Consolidated Subsidiary will be permitted to create or assume any Indebtedness which is secured by a Lien without equally and ratably securing the Obligations, PROVIDED that at the time of such creation or assumption, and after giving effect thereto, Exempted Debt does not exceed 20% of Consolidated Net Tangible Assets.

                  (o) LIMITATION ON SALE AND LEASE-BACK. The Company will not, nor will it permit any Consolidated Subsidiary to, enter into any sale and lease-back transaction with respect to any assets, other than any such transaction involving a lease for a term of not more than three
         (3) years, unless either (a) the Company or such Consolidated Subsidiary would be entitled to incur Indebtedness secured by a Lien on the assets to be leased, in an amount at least equal to the Attributable Debt with respect to such sale and lease-back transaction, without equally and ratably securing the Obligations, pursuant to CLAUSES (i) through (xi) inclusive of SECTION 8.1(n) or (b) the proceeds of the sale of the assets to be leased are at least equal to the fair value of such assets (as determined by the Board of Directors of the Company) and the proceeds are applied to the purchase or acquisition (or, in the case of property, the construction) of assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or redemption provision) of Senior Funded Indebtedness. This limitation, however, will not apply if at the time the Company or any Consolidated Subsidiary enters into such sale and lease-back transaction, and after giving effect thereto, Exempted Debt does not exceed 20% of Consolidated Net Tangible Assets.

                  (p) AS-BUILT APPRAISALS. An As-Built Appraisal for each Property delivered pursuant to SECTION 6.2(c) shall in no event be delivered later than the date occurring one hundred-eighty (180) days after the Acquisition Date for such Property.

                  (q) FURTHER ASSURANCES. The Company shall, and shall cause each Lessee to, take from time to time all action necessary to assure that the intent of the parties pursuant to the Operative

                                                         Participation Agreement

         Documents is given effect as contemplated by Section 25.1 of the Master Lease, that the Lessor holds perfected Liens on the Properties securing the Lease Balance as contemplated by Section 25.1 of the Master Lease, and that the Lessor hold a perfected Lien on the Lease Assets securing the Equity Amounts and Equity Yield thereon. The Company shall, and shall cause the Lessees to, execute and deliver to the Administrative Agent, the Lessor and the Lenders from time to time, promptly upon request therefor, any and all other and further instruments (including correction instruments and supplemental mortgages and security agreements, as appropriate) that may be reasonably requested by the Administrative Agent, the Lessor or the Lenders to cure any deficiency in the execution and delivery of this Participation Agreement or any other Operative Document to which it is a party.

         SECTION VIII.2. COVENANT OF THE LESSOR. The Lessor hereby agrees that so long as this Participation Agreement is in effect, it will not create, incur, assume or suffer to exist any Lessor Lien attributable to it upon the Master Lease, the Lease Supplements or any of the Properties.

         SECTION VIII.3. RELEASE OF PROPERTIES. If any Lessee shall at any time purchase any Property pursuant to Section 15.1 of the Lease or exercise its Purchase Option with respect to any Property, or if all of the Properties shall be purchased by the Lessees (or their designees) in accordance with the Lease, and the Lessees satisfy each of the obligations and conditions set forth in the Lease for the release of a Property therefrom, then, upon application of the proceeds of any such sale pursuant to ARTICLE XII and all accrued interest and any other payments due and owing from the Lessees to the Administrative Agent, the Lenders and the Lessor on such date, including without limitation pursuant to ARTICLE XI of this Participation Agreement, such Property shall be released from the Liens created by the Lease Supplement covering such Property, the Assignment of Leases and Rents, the Construction Agency Agreement Assignment, the Lessor Mortgage and the Lessor Financing Statements, and the Administrative Agent and the Lessor shall, at the expense of the Company, execute and deliver such instruments as are legally required in order to effectuate such release. In addition, upon the termination of the Commitments of the Lenders and the payment in full of all other amounts owing to the Lenders by the Company and the other Lessees hereunder or under any other Operative Document, the Properties shall be released from the Liens created by the Lease Supplement, the Lessor Mortgage, the Lessor Financing Statements, the Assignment of Leases and Rents and the Construction Agency Agreement Assignment. Upon request of the Company or the Lessor following any such release, the Administrative Agent shall, at the sole cost and expense of the Company, execute and deliver to the Company or the Lessor, as applicable, such documents as the Company or the Lessor shall reasonably request to evidence such releases.

                                   ARTICLE IX

                   LESSEE DIRECTIONS; CERTAIN RIGHTS OF LESSEE

         SECTION IX.1. LESSEE DIRECTIONS. The Administrative Agent, the Lessor, the Lenders, the Company and each Lessee hereby agree that, so long as no Lease Default or Lease Event of Default exists:

                  (a) the Company shall have the exclusive right to exercise any right of the Lessor under SECTION 9.2 upon not less than three (3) Business Days' prior written notice from the Company to the Lessor, unless the Lessor objects to such exercise within two (2) Business Days of receipt of such

                                                         Participation Agreement

         notice; and

                  (b) without limiting the foregoing CLAUSE (a) and in addition thereto, the Company shall have the exclusive right to exercise any other right of the Lessor under the Loan Agreement upon not less than two (2) Business Days' prior written notice from the Company to the Lessor, unless the Lessor objects to such exercise within two (2) Business Days of receipt of such notice.

         SECTION IX.2. EXTENSION TERMS. The Company may from time to time direct a written request to the Administrative Agent and the Lessor (with a copy to each Lender) that the Expiration Date be extended for an Extension Term under the Master Lease and concurrently therewith request (with a copy to each Participant) that the Lessor direct a written request to the Lenders that the applicable Maturity Date be extended to the last day of such Extension Term. Each Participant may grant or deny its consent to either or both extensions in its sole discretion by notifying the Lessor in writing (with a copy to the Company and each other Participant) and may condition its consent on adjustment of the Interest Rate or Equity Yield Rate, as appropriate, and receipt of such financial information or other documentation as may be reasonably requested by such Participant, including, without limitation, satisfactory appraisals of the Properties; PROVIDED, HOWEVER, that any Participant that fails to respond to such request within thirty (30) days after its receipt thereof shall be deemed to have denied such request.

                                   ARTICLE X

                           PAYMENT OF CERTAIN EXPENSES

         SECTION X.1. TRANSACTION EXPENSES. (a) The Company shall pay, or cause to be paid, from time to time all Transaction Expenses in respect of the transactions on the Documentation Date, each Acquisition Date and each Funding Date.

         (b) The Company shall pay or cause to be paid when due (i) all reasonable out-of-pocket expenses of the Lessor (including reasonable counsel fees and expenses) or any successor Lessor, for acting as Lessor under this Participation Agreement and the other Operative Documents, (ii) all Transaction Expenses incurred by the Lessor, the Administrative Agent, the Lessor or any Lender in entering into any future amendments or supplements with respect to any of the Operative Documents, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, in each case which have been requested by or approved by the Company, (iii) all Transaction Expenses incurred by the Administrative Agent, the Lessor, any Lessee, any Lender or the Lessor in connection with any purchase of any Property or Properties by any Lessee or other Person pursuant to Articles XVIII and XXI of the Master Lease and (iv) all Transaction Expenses incurred by any of the other parties hereto in respect of enforcement of any of their rights or remedies against the Company or any Lessee in respect of the Operative Documents.

         SECTION X.2. BROKERS' FEES AND STAMP TAXES. The Company shall pay or cause to be paid any brokers' fees and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Participation Agreement and the other Operative Documents.

         SECTION X.3. LOAN AGREEMENT AND RELATED OBLIGATIONS. The Company shall pay, before the due

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                                                         Participation Agreement

date thereof, all costs, expenses and other amounts (other than principal and interest on the Loans which are payable to the extent otherwise required by the Operative Documents) required to be paid by the Lessor to the Lenders (or to the Administrative Agent for the benefit of the Lenders) under the Loan Agreement, the Assignment of Leases and Rents and the Construction Agency Agreement Assignment.

                                   ARTICLE XI

                                 INDEMNIFICATION

         SECTION XI.1. GENERAL INDEMNIFICATION. The Company agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the applicable Acquisition Date or after the Expiration Date, in any way relating to or arising out of:

                  (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof;

                  (b)  the Properties or any part thereof or interest therein;

                  (c) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to Section 16.2(c), 16.2(e) or 18.3 of the Master Lease or any sale pursuant to Article XV, XVIII or XX of the Master Lease), return or other disposition of all or any part or any interest in the Properties or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (1) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Properties, (4) the making of any Modifications in violation of any standards imposed by any insurance policies required to be maintained by any Lessee pursuant to the Master Lease which are in effect at any time with respect to the Properties or any part thereof, (5) any Claim for patent, trademark or copyright infringement, and (6) Claims arising from any public improvements with respect to the Properties resulting in any change or special assessments being levied against any Property or Properties or any plans to widen, modify or realign any street or highway adjacent to any of the Properties, or any Claim for utility "tap-in" fees;

                  (d) the breach by the Company or any other Lessee of any covenant, representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document;

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                                                         Participation Agreement

                  (e) the retaining or employment of any broker, finder or financial advisor by the Company or any other Lessee to act on its behalf in connection with this Participation Agreement;

                  (f) the existence of any Lien on or with respect to the Properties, the Improvements, any Basic Rent or Supplemental Rent, title thereto, or any interest therein including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Properties or by reason of labor or materials furnished or claimed to have been furnished to any Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by any Lessee or Modifications constructed by any Lessee, except Lessor Liens and Liens in favor of the Lenders or the Lessor; or

                  (g) subject to the accuracy of any Participant's representation set forth in SECTION 7.1(a), as to such Participant, the transactions contemplated by the Master Lease or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

PROVIDED, HOWEVER, that the Company shall not be required to indemnify any Indemnitee under this SECTION 11.1 for any of the following: (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee or any Affiliate of such Indemnitee (IT BEING UNDERSTOOD that the Company shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim) or from the breach of any representation, warranty or covenant of such Indemnitee set forth in any Operative Document, (2) any Claim resulting from Lessor Liens which the Administrative Agent, the Lessor, any Lender or the Lessor is responsible for discharging under the Operative Documents, (3) any Claim to the extent attributable to acts or events occurring after the Expiration Date or the return or remarketing of the Properties so long as the Administrative Agent, the Lessor, the Lenders and the Lessor are not exercising remedies against the Company or any Lessee in respect of the Operative Documents which they are then entitled to exercise, and (4) any Claim arising or breach by any Lender or the Lessor of its Commitments under any Operative Document from a breach or alleged breach by the Lenders or the Lessor of any agreement entered into in connection with the assignment or participation of any Loan or Equity Amount. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Master Lease or any other Operative Document. Without limiting the express rights of any Indemnitee under this SECTION 11.1, this
SECTION 11.1 shall be construed as an indemnity only and not a guaranty of residual value of the Properties or as a guaranty of the Notes.

         SECTION XI.2. END OF TERM INDEMNITY. (a) If any Lessee elects the Remarketing Option and, after giving effect to the proposed remarketing transactions, there would be a Shortfall Amount, then prior to the Expiration Date and as a condition to such Lessee's right to complete the remarketing of the Properties pursuant to Section 20.1 of the Master Lease, such Lessee shall cause to be delivered to the Lessor at least two (2) months prior to the Expiration Date, at such Lessee's sole cost and expense, a report from the Appraiser in form and substance satisfactory to the Participants (the "END OF THE TERM REPORT") which shall state the appraiser's conclusions as to the reason for any decline in the Fair Market Sales Value of any of the Properties from that anticipated for such date in the As-Built Appraisal delivered pursuant to
SECTION 6.2(c). If an End of the Term Report is not required pursuant to the preceding sentence but all of the proposed sales of Properties are not consummated on or prior to the Expiration Date, then such Lessee shall, within forty-five (45) days after the Expiration Date, cause an End of the Term Report to be delivered to the Lessor.

                                                         Participation Agreement

         (b) If any Lessee is obligated to deliver an End of the Term Report pursuant to CLAUSE (a), then on or prior to the Expiration Date or, in the case of an End of the Term Report delivered pursuant to the last sentence of CLAUSE
(a), on or prior to the date occurring two (2) months after the Expiration Date, such Lessee shall pay to the Administrative Agent for the account of the Lessor an amount (not to exceed the Shortfall Amount) equal to the portion of the Shortfall Amount that the End of the Term Report demonstrates was the result of a decline in the Fair Market Sales Value of the applicable Properties occuring while such Lessee leased the Property due to

                  (i) extraordinary use, failure to maintain, to repair, to restore, to rebuild or to replace, failure to comply with all applicable laws, failure to use, workmanship, method of installation or removal or maintenance, repair, rebuilding or replacement (excepting in each case ordinary wear and tear), or

                  (ii) any material change to the Plans and Specifications, or any Modification made to, or any rebuilding of, the applicable Properties or any part thereof by the Construction Agent or any Lessee, or

                  (iii) the existence of any Hazardous Activity, Hazardous Materials or Environmental Violations, the indemnity for which shall not exceed the cost of the remediation thereof, or

                  (iv) any restoration or rebuilding carried out by the Construction Agent or any Lessee, or

                  (v) any condemnation of any portion of any of the applicable Properties, or

                  (vi) any use of any of the applicable Properties or any part thereof by the applicable Lessee or any sublessee other than as permitted by the Master Lease, or

                  (vii) any grant, release, dedication, transfer, annexation or amendment made pursuant to Section 11.2 of the Master Lease, or

                  (viii) the failure of the Lessor to have good and marketable title to any of the applicable Properties free and clear of all Liens (excluding Permitted Property Liens) except to the extent failure results from acts or omissions of the Lessor, or

                  (ix) the existence of any sublease relating to any of the applicable Properties that shall survive the Expiration Date.

         SECTION XI.3. ENVIRONMENTAL INDEMNITY. Without limitation of the other provisions of this ARTICLE XI, the Company hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses (including but not limited to, to the extent the Lease Balance has not been fully paid, any loss of value of the Properties related thereto), damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including but not limited to reasonable and documented attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any

                                                         Participation Agreement

investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising in whole or in part, out of

                  (a) the presence on or under any of the Properties of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto any of the Properties,

                  (b) any activity, including, without limitation, construction, carried on or undertaken on or off any of the Properties, and whether by the Lessees or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessees or any predecessor in title, or any other Persons (except for such Indemnitee, unless such Indemnitee has removed Lessee from the Property or otherwise taken possession of the Property), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any of the Properties,

                  (c) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws,

                  (d) any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien on the land records, or

                  (e) any residual contamination on or under any of the Land, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

PROVIDED, HOWEVER, the Company shall not be required to indemnify any Indemnitee under this SECTION 11.3 for (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee or (2) with respect to any Property, any Claim to the extent attributable to acts or events occurring after the earlier of the date on which the applicable Lessee pays all amounts owed with respect to the purchase of the Property or relinquishes possession of such Property in accordance with applicable return conditions. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Master Lease or any other Operative Document.

         SECTION XI.4. PROCEEDINGS IN RESPECT OF CLAIMS. With respect to any amount that the Company is requested by an Indemnitee to pay by reason of
SECTION 11.1 or 11.3, such Indemnitee shall, if so requested by the Company and prior to any payment, submit such additional information to the Company as the Company may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment.

                                                         Participation Agreement

         In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the Company of the commencement thereof, and the Company shall be entitled, at its expense, to participate in, and, to the extent that the Company desires to, assume and control the defense thereof; PROVIDED, HOWEVER, that the Company shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request, and PROVIDED, FURTHER, that the Company shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any risk of imposition of criminal liability or will involve a risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Property Lien) on any Property or any part thereof unless, in the case of civil liability, the Company shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Company which the Company and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) an Event of Default under the Master Lease has occurred and is continuing. The Indemnitee will join in the Company's efforts to sever such action. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Company in accordance with the foregoing. The Company shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under SECTION 11.1 or 11.3 without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld in the case of a money settlement not involving an admission of liability of such Indemnitee.

         Each Indemnitee shall at the expense of the Company supply the Company with such information and documents reasonably requested by the Company as are necessary or advisable for the Company to participate in any action, suit or proceeding to the extent permitted by SECTION 11.1 or 11.3. Unless an Event of Default under the Master Lease shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under SECTION 11.1 or 11.3 without the prior written consent of the Company, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under SECTION 11.1 or 11.3 with respect to such Claim.

         Upon payment in full of any Claim by the Company pursuant to SECTION
11.1 or 11.3 to or on behalf of an Indemnitee, the Company, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Company and give such further assurances as are necessary or advisable to enable the Company vigorously to pursue such claims.

         Any amount payable to an Indemnitee pursuant to SECTION 11.1 or 11.3 shall be paid to such Indemnitee promptly upon, but in no event later than thirty (30) days after, receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

         SECTION XI.5.  GENERAL TAX INDEMNITY.

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                                                         Participation Agreement

         (a) INDEMNIFICATION. Each Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the applicable Property and all Tax Indemnitees, and hold them harmless against, all Impositions relating to Properties leased to it or to payments made by it on an After Tax Basis.

         (b) CONTESTS. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Imposition as to which the Lessees may have an indemnity obligation pursuant to this SECTION 11.5, or if any Tax Indemnitee shall receive notice that any Imposition to which the Lessees may have an indemnity obligation pursuant to this SECTION 11.5 may be payable, such Tax Indemnitee shall promptly (and, in any event, within thirty (30) days) notify the Company, as agent for the Lessees, in writing (PROVIDED that failure to so promptly notify the Company within thirty (30) days shall not alter such Tax Indemnitee's rights under this SECTION 11.5 except to the extent such failure precludes or materially adversely affects the ability to conduct a contest of any indemnified Taxes) and shall not take any action with respect to such claim, proceeding or Imposition without the written consent of the Company, as agent for the Lessees, (such consent not to be unreasonably withheld or unreasonably delayed) for thirty (30) days after the receipt of such notice by the Company or thereafter if the applicable Lessee has commenced to take appropriate action; PROVIDED, HOWEVER, that in the case of any such claim or proceeding, if such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such 30-day period, such Tax Indemnitee shall in such notice to the applicable Lessee, so inform the Company, as agent for the Lessees, and such Tax Indemnitee shall not take any action with respect to such claim, proceeding or Imposition without the consent of the Company, as agent for the Lessees, (such consent not to be unreasonably withheld or unreasonably delayed) for ten (10) days after the receipt of such notice by the Company, or thereafter if the applicable Lessee has commenced to take appropriate action, unless such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such 10-day period.

         The Company shall be entitled for a period of thirty (30) days from receipt of such notice from such Tax Indemnitee (or such shorter period as such Tax Indemnitee has notified the Lessees is required by law or regulation for such Tax Indemnitee to commence such contest), to request in writing that such Tax Indemnitee contest the imposition of such Tax, at the expense of the applicable Lessee. If (x) such contest can be pursued in the name of the applicable Lessee and independently from any other proceeding involving a Tax liability of such Tax Indemnitee for which the applicable Lessee has not agreed to indemnify such Tax Indemnitee, (y) such contest must be pursued in the name of such Tax Indemnitee, but can be pursued independently from any other proceeding involving a Tax liability of such Tax Indemnitee for which the applicable Lessee has not agreed to indemnify such Tax Indemnitee or (z) such Tax Indemnitee so requests, then the applicable Lessee shall be permitted to control the contest of such claim, PROVIDED that in the case of a contest described in CLAUSE (y), if such Tax Indemnitee determines reasonably and in good faith that such contest by the applicable Lessee could have a material adverse impact on the business or operations of such Tax Indemnitee and provides a written explanation to such Lessee of such determination, such Tax Indemnitee may elect to control or reassert control of the contest, and PROVIDED, that by taking control of the contest, the applicable Lessee acknowledges that such Lessee has an indemnification obligation under Section 11.5 for the Imposition ultimately determined to be due by reason of such claim, and PROVIDED, FURTHER, that in determining the application of CLAUSES (x) and (y) above, each Tax Indemnitee shall take any and all reasonable steps to segregate claims (including claims that are part of a single examination or investigation) for any Taxes for which the applicable Lessee indemnifies hereunder from Taxes for which the applicable Lessee is not obligated to indemnify hereunder, so that the applicable Lessee can control the contest of the former. In all other claims requested to be contested by the Company, as agent for the Lessees, such Tax

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                                                         Participation Agreement

Indemnitee shall control the contest of such claim, acting through counsel reasonably acceptable to the Company, as agent for the Lessees. In no event shall the applicable Lessee be permitted to contest (or such Tax Indemnitee required to contest) any claim, (A) if such Tax Indemnitee provides the applicable Lessee with a legal opinion of counsel reasonably acceptable to the applicable Lessee that such action, suit or proceeding involves a material risk of imposition of criminal liability or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Property Lien) on any Property or any part of any thereof unless the applicable Lessee shall have posted and maintained a bond or other security satisfactory to the relevant Tax Indemnitee in respect to such risk, (B) if a Lease Event of Default has occurred and is continuing unless the applicable Lessee shall have posted and maintained a bond or other security satisfactory to the relevant Tax Indemnitee in respect of the Taxes subject to such claim and any and all expenses for which the applicable Lessee is responsible hereunder reasonably foreseeable in connection with the contest of such claim, (C) unless the applicable Lessee shall have agreed to pay and shall pay, to such Tax Indemnitee within thirty (30) days of receiving an itemized list thereof, all reasonable out-of-pocket costs, losses and expenses that such Tax Indemnitee may incur in connection with contesting such Imposition including all reasonable legal, accounting and investigatory fees and disbursements, or (D) if such contest shall involve the payment of the Tax prior to the contest, unless the applicable Lessee shall provide to such Tax Indemnitee an interest-free advance in an amount equal to the Imposition that the Indemnitee is required to pay (with no additional net after-tax costs to such Tax Indemnitee). In addition for Tax Indemnitee controlled contests and claims contested in the name of such Tax Indemnitee in a public forum, no contest shall be required: (A) unless the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving such Tax Indemnitee with respect to any period for which the applicable Lessee may be liable to pay an indemnity under this SECTION 11.5(B)) exceeds $10,000 and (B) unless, if requested by such Tax Indemnitee, the applicable Lessee shall have provided to such Tax Indemnitee an opinion of counsel selected by the Company (which may be in-house counsel) that a reasonable basis exists to contest such claim. In no event shall a Tax Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court.

         The party conducting the contest shall consult in good faith with the other party and its counsel with respect to the contest of such claim for Taxes (or claim for refund) but the decisions regarding what actions to be taken shall be made by the controlling party in its sole judgement, PROVIDED, HOWEVER, that if such Tax Indemnitee is the controlling party and the applicable Lessee recommends the acceptance of a settlement offer made by the relevant Governmental Authority and such Tax Indemnitee rejects such settlement offer then the amount for which the applicable Lessee will be required to indemnify such Tax Indemnitee with respect to the Taxes subject to such offer shall not exceed the amount which it would have owed if such settlement offer had been accepted. In addition, the controlling party shall keep the noncontrolling party reasonably informed as to the progress of the contest, and shall provide the noncontrolling party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agents or taxing authority to the controlling party thereof, in connection with such claim or the contest thereof.

         Each Tax Indemnitee shall at the applicable Lessee's expense supply the applicable Lessee with such information and documents reasonably requested by the Guarantor as are necessary or advisable for the applicable Lessee to participate in any action, suit or proceeding to the extent permitted by this
SECTION 11.5(b). Notwithstanding anything in this SECTION 11.5(b) to the contrary, no Tax Indemnitee shall enter into any settlement or other compromise or fail to appeal an adverse ruling (which appeal has been requested in writing by the applicable Lessee) with respect to any claim which may be entitled to be indemnified under this SECTION 11.5 without the prior written consent of the applicable Lessee, such entering into of a settlement or

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                                                         Participation Agreement

compromise, or such failure to appeal, without such consent, shall constitute a waiver of all rights to indemnification under this SECTION 11.5 with respect to such claim.

         Notwithstanding anything contained herein to the contrary, a Tax Indemnitee will not be required to contest (and the applicable Lessee shall not be permitted to contest) a claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive in writing, in a form acceptable to the Lessees, its right to indemnification under this SECTION 11.5 with respect to such claim (and any claim with respect to such year or any other taxable year the contest of which is materially adversely affected as a result of such waiver).

         (c) REFUNDS, ETC. Should any Tax Indemnitee ever receive any refund, credit or reduction from any taxing authority (whether before or after payment in full of all amounts owed hereunder and under the Master Lease) to which such Tax Indemnitee would not be entitled but for the payment by the Company of additional amounts as required by this SECTION 11.5, such Tax Indemnitee thereupon shall repay to the Company an amount with respect to such refund, credit or reduction equal to any net reduction in Impositions actually obtained by Tax Indemnitee and determined by Tax Indemnitee to be directly related to such refund, credit or reduction (but not to exceed such additional amounts to which such refund, credit or reduction relates). No such payment shall be required, however, to the extent the Company is delinquent in any payments to Tax Indemnitee under this Participation Agreement, the Master Lease or any other Operative Document, but shall promptly be paid to the Company after such delinquency no longer exists. Notwithstanding the provisions of this SECTION 11.5(c) to the contrary, the decision as to whether or not to claim any such refund, credit or reduction (and if claimed, the determination of the amount of the net reduction in Impositions attributable to the additional amounts paid by the Company under this SECTION 11.5) shall be made by Tax Indemnitee (as applicable) in its sole discretion, provided, however, each Tax Indemnitee agrees to act in good faith to claim any such refund, credit or reduction and take such other actions as may be reasonable to minimize any payment due from any Lessee or the Company pursuant to Section 11.5.

         (d) TAX OWNERSHIP. Each Participant represents, warrants and covenants that it will not, prior to the termination of the Master Lease, claim ownership of (or any tax benefits, including depreciation, with respect to) any Property for any income tax purposes, it being understood that each Lessee is and will remain the owner of each Property leased by it under the Master Lease for such income tax purposes until the termination of the Master Lease. If, notwithstanding the income tax intentions of the parties as set forth in this
SECTION 11.5(d) and in SECTION 5.1 hereof, any Participant actually receives any income tax deductions, reductions in income tax or other income tax benefit as a result of a recharacterization by a federal, state or local taxing authority requiring such party to take any tax benefits attributable to ownership of the Property for income tax purposes, such Participant shall pay to the applicable Lessee, together with an amount equal to any reduced Taxes payable by such Tax Indemnitee as a result of such payment, the amount of such income tax savings actually realized by such Participant (less the amount of any anticipated increase in income tax which the Participant determines is currently payable as a result of such claim or recharacterization), PROVIDED that the applicable Lessee shall reimburse such Participant for any subsequent increase in such Participant's income taxes resulting from such recharacterization not taken into account in the payment made to such Lessee, up to the amount paid to such Lessee by such Participant. The parties agree that this SECTION 11.5(d) is intended to require a payment to a Lessee if and only if a Participant shall have actually received an unanticipated tax savings with respect to a Property that would not have been received if the Lessor had advanced funds to such Lessee in the form of a loan secured by the Property leased by such Lessee in an amount equal to the applicable Property Cost. Nothing in this SECTION 11.5(d) shall be construed to require a Participant to take any affirmative action to realize any tax savings if in its good faith judgment such action

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                                                         Participation Agreement

may have a material adverse affect on such Participant.

         (e) REPORTS. If any Lessee or the Company knows of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section 11.5, such Lessee or the Company shall, if such Lessee or the Company is permitted by Applicable Law, timely file such report, return or statement (and, to the extent permitted by law, show ownership of the applicable Property in the related Lessee); PROVIDED, HOWEVER, that if the related Lessee and the Company are not permitted by Applicable Law or do not have access to the information required to file any such report, return or statement, such Lessee and the Company will promptly so notify the appropriate Tax Indemnitee, in which case Tax Indemnitee will file such report. In any case in which the Tax Indemnitee will file any such report, return or statement, the related Lessee and the Company shall, upon written request of such Tax Indemnitee, prepare such report, return or statement for filing by such Tax Indemnitee or, if such Tax Indemnitee so requests, provide such Tax Indemnitee with such information as is reasonably available to such Lessee and the Company.

         (f) VERIFICATION. At a Lessee's or the Company's request, the amount of any indemnity payment by such Lessee or the Company or any payment by a Tax Indemnitee to the Company pursuant to this Section 11.5 shall be verified and certified by an independent public accounting firm selected by the Company and reasonably acceptable to the Tax Indemnitee. Unless such verification shall disclose an error in the related Lessee's and the Company's favor of 5% or more, the costs of such verification shall be borne by such Lessee and the Company. In no event shall any Lessee or the Company have the right to review the Tax Indemnitee's tax returns or receive any other confidential information from the Tax Indemnitee in connection with such verification. The Tax Indemnitee agrees to cooperate with the independent public accounting firm performing the verification and to supply such firm with all information reasonably necessary to permit it to accomplish such verification, PROVIDED that the information provided to such firm by such Tax Indemnitee shall be for its confidential use. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Participation Agreement and that matters of interpretation of this Participation Agreement are not within the scope of the independent accounting firm's responsibilities.

         SECTION XI.6. INDEMNITY PAYMENTS IN ADDITION TO LEASE OBLIGATIONS. The Company and each other Lessee acknowledge and agree that its obligations to make indemnity payments under this ARTICLE XI are separate from, in addition to, and do not reduce, its obligation to pay Basic Rent or any other payment required hereunder or under its Lease in accordance with the provisions hereof and thereof.

         SECTION XI.7. LIBO RATE LENDING UNLAWFUL. If any Participant shall determine (which determination shall, upon notice thereof to the Company and the Participants, be conclusive and binding on the Company and the other Lessees) that the introduction of or any change in or in the interpretation of any law after the Documentation Date makes it unlawful, or any central bank or other governmental authority asserts after the Documentation Date that it is unlawful, for such Participant to make, continue or maintain any Loan or Equity Amount, as the case may be, as a LIBO Rate Amount the obligation of such Participant to make, continue or maintain any such Loan or Equity Amount, as the case may be, as a LIBO Rate Amount shall, upon such determination, forthwith be suspended until such Participant shall notify the Company and the Administrative Agent that the circumstances causing such suspension no longer exist, and all Loans or Equity Amounts, as the case may be, of such Participant shall automatically bear interest or accrue Equity Yield at the Alternate Base Rate either (a) on the last day of the then current Rent Period applicable to such Loan or Equity Amount, then determined as a LIBO Rate Amount, as the case may be, if such Participant

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                                                         Participation Agreement

may lawfully continue to maintain and fund such Loan or Equity Amount as a LIBO Rate Amount or (b) immediately if such Participant shall determine that it may not lawfully continue to maintain and fund such Loan or Equity Amount, as the case may be, as a LIBO Rate Amount to such day thereto or sooner, if required by such law or assertion. For so long as any Participant's obligations to make, continue or maintain Loans or Equity Amounts, as the case may be, as a LIBO Rate Amount shall be suspended pursuant to this SECTION 11.7, such Participant shall, subject to the terms and conditions of the Operative Documents, advance Loans or Equity Amounts as Base Rate Amounts; PROVIDED, HOWEVER, that, upon such Participant's notification to the Company and the Administrative Agent that the circumstances causing such suspension no longer exist, all such Base Rate Amounts shall be converted into LIBO Rate Amount on the first day of the next succeeding Rent Period.

         SECTION XI.8. DEPOSITS UNAVAILABLE. If any of the Participants shall have determined that

                  (i) Dollar deposits in the relevant amount and for the relevant Rent Period are not available to the Participant in its relevant market applicable to such Participant's LIBO Rate Amounts; or

                  (ii) by reason of circumstances affecting the Participant's relevant market, adequate means do not exist for ascertaining the Interest Rate or Equity Yield Rate, as the case may be, applicable to such Participant's LIBO Rate Amounts, then, upon notice from such Participant to the Lessee and the other Participants, (i) the obligations of such Participant to make Loans or Equity Amounts, as the case may be, as LIBO Rate Amounts shall be suspended and (ii) each outstanding LIBO Rate Amount of such Participant shall begin to bear interest or accrue Equity Yield at the Alternate Base Rate on the last day of the then current Rent Period applicable thereto. For so long as any Participant's obligations to make Loans or Equity Amounts, as the case may be, as LIBO Rate Amounts shall be suspended pursuant to this SECTION 11.8, such Participant shall, subject to the terms and conditions of the Operative Documents, advance Loans or Equity Amounts as Base Rate Amounts; PROVIDED, HOWEVER, that, upon such Participant's notification to the Company and the Administrative Agent that the circumstances causing such suspension no longer exist, all such Base Rate Amounts shall be converted into LIBO Rate Amounts on the first day of the next succeeding Rent Period.

         SECTION XI.9. INCREASED COSTS, ETC. If after the Documentation Date, any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority increases or would increase the cost to any Participant of, or reduces or would reduce the amount of any sum receivable by such Participant in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans or Equity Amounts, as the case may be as a LIBO Rate Amount, the Company agrees to reimburse such Participant for each such increased cost or reduced amount when applicable to such Participant. Such Participant shall promptly notify the Administrative Agent and the Company in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Participant for such increased cost or reduced amount. Such additional amounts shall be payable by the Company directly to such Participant within thirty (30) days of its receipt of such notice, and such notice shall be presumed correct and binding on the Lessee absent manifest error. The Company shall not be required to make any payment for such additional amounts arising prior to the date which is ninety
(90) days before the date of such notice. If any affected Participant shall subsequently recoup costs for which such Participant has

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                                                         Participation Agreement

heretofore been compensated by the Company under this Section 11.9 such Participant shall remit to the Company the amount of such recoupment.

         SECTION XI.10. FUNDING LOSSES. In the event any Participant shall incur any loss or out-of-pocket expense (including any loss or out-of-pocket expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Participant to make, continue or maintain any portion of the principal amount of any Loan or Equity Amount, as the case may be, as a LIBO Rate Amount), as a result of:

                  (i) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Amount on a date other than the scheduled last day of the Rent Period applicable thereto, or

                  (ii) any LIBO Rate Amount not being made in accordance with the Funding Request therefor (unless such failure to make Loans or Equity Amounts is due to a default by such Participant)

then, upon the written notice of such Participant to the Company (with a copy to the Administrative Agent), the Company shall, within thirty (30) days of its receipt thereof, pay directly to such Participant such amount (determined on the basis of such Participant's standard practices) as will reimburse such Participant for such loss or out-of-pocket expense. Such written notice (which shall include calculations in sufficiently reasonable detail to indicate the incurrence and amount of such loss and out-of-pocket expense) shall be presumed correct and binding on the Lessee absent manifest error.

         SECTION XI.11. INCREASED CAPITAL COSTS. If after the Documentation Date, any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Participant or any Person controlling such Participant, and such Participant reasonably determines that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans or Equity Amounts, as the case may be, made by such Participant is reduced to a level below that which such Participant or such controlling Person could have achieved but for the occurrence of any such circumstance (taking into consideration such Participant's policies with respect to capital adequacy immediately before such compliance and assuming that such Participant's capital was fully utilized prior to such compliance) by an amount deemed by such Participant to be material, then, in any such case within thirty (30) days after receipt of notice from time to time by such Participant to the Company, the Lessee, on a pro rata basis, shall pay directly to such Participant additional amounts sufficient to compensate such Participant or such controlling Person for such reduction in rate of return. A statement of such Participant as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall be presumed correct and binding on the Company absent demonstrable error. In determining such amount, such Participant shall use its standard practice in determining such amount, and, in the absence of such standard practice, may use any reasonable method of averaging and attribution that it shall deem applicable. The Company shall not be required to make any payment for such additional amounts arising prior to the date which is ninety (90) days before the date of such notice. If any affected Participant shall subsequently recoup costs for which such Participant has heretofore been compensated by the Company under this Section 11.11 such Participant shall remit to the Company the amount of such recoupment.

                                                         Participation Agreement

                                  ARTICLE XII

                           PAYMENTS AND DISTRIBUTIONS

         SECTION XIII.1. AGREEMENT OF ADMINISTRATIVE AGENT AND PARTICIPANTS. Pursuant to the Assignment of Leases and Rents, all of the payments (other than Excepted Payments) under the Master Lease, the Lease Supplements and the Participation Agreement have been assigned to the Administrative Agent for the benefit of the Lenders. The Administrative Agent hereby agrees to deposit all such payments, receipts and other consideration of any kind whatsoever (other than Excepted Payments) received by the Administrative Agent pursuant to the Assignment of Leases and Rents and the Construction Agency Agreement Assignment into the Account. The Administrative Agent shall make distributions from the Account pursuant to the requirements of this ARTICLE XII to each Participant or other Person entitled thereto as promptly as possible (it being understood that any such payment received on a timely basis in accordance with the provisions of the Master Lease, this Participation Agreement and the other Operative Documents shall be distributed by the Administrative Agent on the same Business Day as received to the extent practicable).

         SECTION XII.2. BASIC RENT. Each payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) received by the Administrative Agent shall be distributed by the Administrative Agent on behalf of the Lessor to the Lenders and the Lessor PRO RATA in accordance with, and for application to, the Lender Basic Rent and Lessor Basic Rent then due, as well as any overdue interest or Equity Yield due to the Lenders or the Lessor (to the extent permitted by applicable law).


         SECTION XII.3. PURCHASE PAYMENTS BY A LESSEE. (a) Any payment received by the Administrative Agent as a result of:

                  (i) the purchase of all of the Properties in connection with any Lessee's exercise of its Purchase Option under Section 18.1 of the Master Lease, or

                  (ii) the compliance of any Lessee with its obligation to purchase (or cause its designee to purchase) all of the Properties in accordance with Section 18.2 or 18.3 of the Master Lease, or

                  (iii) the compliance of any Lessee with its obligation to purchase all unsold Properties in accordance with Section 16.2(e) of the Master Lease, or

                  (iv) any Lessee failing to fulfill one or more of the conditions to exercise of the Remarketing Option with respect to any Property pursuant to Section 20.1 of the Master Lease and the Administrative Agent's receipt of the Lease Balance from the Lessees pursuant to the next-to-last paragraph of Section 20.1 of the Master Lease, shall be distributed by the Administrative Agent to pay in full the Participant Balance of each Lender and the Lessor.

         (b) Any payment received by the Administrative Agent as a result of:

                  (i) the payment of the Property Balance with respect to any Property in accordance with

                                                         Participation Agreement

         Section 15.1 of the Master Lease, or

                  (ii) the purchase of one or more (but less than all) of the Properties in connection with any Lessee's exercise of its Purchase Option under Section 18.1 of the Master Lease,

shall be distributed by the Administrative Agent to the Lenders and the Lessor PRO RATA without priority of one over the other, in the proportion that the Participant Balance of each bears to the aggregate of all of the Participant Balances.

         SECTION XII.4. PAYMENT OF LOAN BALANCE BY LESSEE. The payment by any Lessee of the Loan Balance and other amounts due thereunder to the Administrative Agent in accordance with Section 20.1(k) of the Master Lease upon the exercise by such Lessee of the Remarketing Option shall be distributed by the Administrative Agent to the Lenders for application to pay in full the Participant Balance of each Lender.


         SECTION XII.5. SALES PROCEEDS OF REMARKETING OF PROPERTIES. Any payments received by the Administrative Agent as proceeds from the sale of the Properties sold pursuant to any Lessee's exercise of the Remarketing Option pursuant to Article XX of the Master Lease, together with any payment made by any Lessee as a result of an appraisal pursuant to SECTION 11.2, shall be distributed by the Administrative Agent in the funds so received in the following order of priority:

                  FIRST, to the Lessor for application to pay in full the Participant Balance of the Lessor; and

                  SECOND, the balance, if any, shall be promptly distributed to, or as directed by, the Company (PROVIDED that the Lessee has paid the Loan Balance to the Administrative Agent in accordance with Section 20.1(k) of the Master Lease).


         SECTION XII.6. SUPPLEMENTAL RENT. All payments of Supplemental Rent received by the Administrative Agent (excluding any amounts payable pursuant to the preceding provisions of this ARTICLE XII) shall be distributed promptly by the Administrative Agent upon receipt thereof to the Persons entitled thereto pursuant to the Operative Documents.

         SECTION XII.7. EXCEPTED PAYMENTS. Notwithstanding any other provision of this Participation Agreement or any other Operative Document, any Excepted Payment received at any time by the Administrative Agent shall be distributed promptly to the Person entitled to receive such Excepted Payment pursuant to the Operative Documents.

         SECTION XII.8. DISTRIBUTION OF PAYMENTS AFTER LEASE EVENT OF DEFAULT.
(a) All amounts received by the Administrative Agent after the occurrence of a Lease Event of Default in connection with (i) any sale of all or any part of any one or more Properties or (ii) any subleases affecting the Properties or any rents, issues or profits accruing thereunder, shall be distributed by the Administrative Agent in the following order of priority:

                  FIRST, so much of such payment or amount as shall be required to reimburse the Administrative Agent and the Lessor for any tax, expense or other loss incurred by the Lessor (to the extent not previously reimbursed and to the extent incurred in connection with any duties as the Lessor), shall be distributed to the Lessor for its own account;

                                                         Participation Agreement

                  SECOND, so much of such payments or amounts as shall be required to pay the then existing or prior Administrative Agent and Lessor the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents;

                  THIRD, to the Lessor for application to pay in full the Participant Balance of the Lessor; and

                  FOURTH, so much of such payments or amounts as shall be required to pay the then existing or prior Lenders the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents shall be distributed to each such Lender without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

                  FIFTH, to the Lenders for application to pay in full the Participant Balance of each Lender and, in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then PRO RATA among the Lenders without priority of one Lender over the other in the proportion that the Participant Balance of each such Lender bears to the aggregate Participant Balances of all Lenders; and

                  SIXTH, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, the Company.

         (b) All payments received and amounts realized by the Administrative Agent in connection with any Casualty or Condemnation after the occurrence of a Lease Event of Default shall be distributed by the Administrative Agent as follows:

                  (i) in the event that the Lessor elects to pay all or a portion of such amounts to the applicable Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with
         Section 14.1(a) of the Master Lease, then such amounts shall be distributed to the applicable Lessee, and

                  (ii) in the event that the Lessor elects to apply all or a portion of such amounts to the purchase price of the related Property in accordance with Section 14.1(a) of the Master Lease, then such amounts shall be distributed in accordance with CLAUSE (A).

         (c) All payments received and amounts realized (other than payments or amounts described in CLAUSE (A) or (B) above) by the Administrative Agent after the occurrence of a Lease Event of Default shall, if received by the Administrative Agent, be distributed by the Administrative Agent in the following order of priority:

                  FIRST, so much of such payment or amount as shall be required to reimburse the Lessor for any tax, expense or other loss incurred by the Lessor (to the extent not previously reimbursed and to the extent incurred in connection with any duties as the Lessor) and any unpaid ongoing fees of the Lessor shall be distributed to the Lessor for its own account;

                  SECOND, so much of such payments or amounts as shall be required to pay the then existing or prior Lenders and the Lessor the amounts payable to them pursuant to any expense reimbursement

                                                         Participation Agreement

         or indemnification provisions of the Operative Documents shall be distributed to each such Participant without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

                  THIRD, to the Lenders and the Lessor PRO RATA in accordance with, and for application to, the Participant Balance of each Lender and the Lessor; and

                  FOURTH, after payment in full of the Participant Balance of each Lender and the Lessor and all other amounts due and owing to any Lender or the Lessor, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, the Lessee.

         (d) During the occurrence and continuance of a Lease Event of Default, all amounts (other than Excepted Payments) received or realized by the Administrative Agent and otherwise distributable pursuant to SECTIONS 12.2 and
12.3 shall be distributed as provided for in CLAUSES (a), (b) and (c) above.

         SECTION XII.9. OTHER PAYMENTS. (a) Except as otherwise provided in SECTIONS 12.2, 12.3, 12.8 and CLAUSE (B) below, any payment received by the Administrative Agent for which no provision as to the application thereof is made in the Operative Documents or elsewhere in this ARTICLE XII shall be distributed PRO RATA among the Lenders and the Lessor without priority of one over the other, in the proportion that the Participant Balance of each bears to the aggregate of all the Participant Balances.

         (b) Except as otherwise provided in SECTIONS 12.2, 12.3 and 12.8, all payments received and amounts realized by the Administrative Agent under the Master Lease or otherwise with respect to the Lease Assets to the extent received or realized at any time after indefeasible payment in full of the Participant Balances of all of the Lenders and the Lessor and any other amounts due and owing to the Lenders, the Lessor or the Administrative Agent, shall be distributed forthwith by the Administrative Agent in the order of priority set forth in SECTION 12.8(c), except that such payment shall be distributed omitting CLAUSE THIRD of such SECTION 12.8(c).

         (c) Except as otherwise provided in SECTIONS 12.2 and 12.3, any payment received by the Administrative Agent for which provision as to the application thereof is made in an Operative Document but not elsewhere in this ARTICLE XII shall be distributed forthwith by the Administrative Agent to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

         SECTION XII.10. CASUALTY AND CONDEMNATION AMOUNTS. Subject to
SECTION 12.8(b), any amounts payable to the Administrative Agent as a result of a Casualty or Condemnation pursuant to Section 14.1 of the Master Lease shall be distributed as follows:

                  (a) all amounts payable to any Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with Section 14.1(a) of the Master Lease shall be distributed to such Lessee, and

                  (b) all amounts that are to be applied to the purchase price of the related Property in accordance with Section 14.1(a) of the Master Lease shall be distributed by the Administrative Agent to the Lenders and the Lessor PRO RATA without priority of one over the other, in the proportion that the Participant Balance of each bears to the aggregate of all of the Participant Balances.

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                                                         Participation Agreement

         SECTION XII.11. ORDER OF APPLICATION. To the extent any payment made to any Lender or the Lessor pursuant to SECTION 12.3, 12.4, 12.5 or 12.8 is insufficient to pay in full the Participant Balance of such Lender or the Lessor, then each such payment shall first be applied to accrued interest or Equity Yield and then to principal or the Equity Amounts, as applicable.


                                  ARTICLE XIII

                            THE ADMINISTRATIVE AGENT

         SECTION XIII.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Participation Agreement and the other Operative Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Participation Agreement and the other Operative Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Participation Agreement and the other Operative Documents (including, without limitation, receiving, for the account of the Participants, payments of Basic Rent, Supplemental Rent and all other amounts to be paid by the Lessee under the Operative Documents), together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Participation Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, the Lessor or any other party to the Operative Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Participation Agreement or any other Operative Document or otherwise exist against the Administrative Agent.

         SECTION XIII.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Participation Agreement and the other Operative Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         SECTION XIII.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent (in such capacity) nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates (in connection with the Administrative Agent's capacity as such) shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Participation Agreement or any other Operative Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders or any other party to the Operative Documents for any recitals, statements, representations or warranties made by the Lessor or any Lessee or any officer thereof contained in this Participation Agreement or any other Operative Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Participation Agreement or any other Operative Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Participation Agreement or any other Operative Document or for any failure of the Lessor or any Lessee to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender, the Lessor or any other party to the Operative Documents to ascertain or to inquire as to the observance or performance of any of the agreements

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                                                         Participation Agreement

contained in, or conditions of, this Participation Agreement or any other Operative Document, or to inspect the properties, books or records of the Lessor or any Lessee.

         SECTION XIII.4. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Lessor or the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Participation Agreement or any other Operative Document unless it shall first receive the advice or concurrence of Required Participants or it shall first be indemnified to its satisfaction by the Participants against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Participation Agreement and the other Operative Documents in accordance with a request of Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION XIII.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lessee, a Lender or the Lessor referring to this Participation Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lessor, the Lenders, the Lessor and the Company. Subject to Article VI of the Loan Agreement, the Administrative Agent shall take such action with respect to any Default or Event of Default that, in each case, arises from a Lease Default or Lease Event of Default, as shall be directed by Required Participants; PROVIDED, HOWEVER, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders and the Lessor.

         SECTION XIII.6. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER PARTICIPANTS. Each Participant expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Lessor or the Lessee, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Participant. Each Participant represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Participant, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Lessor and the Company and made its own decision to make its Loans or advance its Equity Amounts, as the case may be, under the Loan Agreement or this Participation Agreement and enter into the Operative Documents to which it is a party. Each Participant also represents that it will, independently and without reliance upon the Administrative Agent or any other Participant, and based on such documents and information as it shall deem appropriate at the time, continue

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                                                         Participation Agreement

to make its own credit analysis, appraisals and decisions in taking or not taking action under this Participation Agreement and the other Operative Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Lessor and the Company. Except for notices, reports and other documents expressly required to be furnished to the Participants by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Lessor or the Lessee which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         SECTION XIII.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the percentage each such Lender's Commitment bears to the total Commitments of all of the Lenders on the date on which indemnification is sought under this SECTION 13.7 (or, if indemnification is sought after the date upon which the Lenders' Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with the percentage that each such Lender's Commitment bears to the Commitments of all of the Lenders immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including without limitation all reasonable fees and disbursements of any law firm or other external counsel of the Administrative Agent, the allocated cost of internal legal services and all disbursements of internal counsel of the Administrative Agent) which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Participation Agreement, any of the other Operative Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this SECTION 13.7 shall survive the payment of the Notes and all other amounts payable hereunder.

         SECTION XIII.8. ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Lessor, the Lessees and their respective Affiliates as though Bank of Montreal were not the Administrative Agent hereunder and under the other Operative Documents and without notice to or consent of the Banks. Each Lender acknowledges that, pursuant to such activities, Bank of Montreal or its Affiliates may receive information regarding the Lessees, the Lessor or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of the Lessees, the Lessor or their respective Affiliates) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to any Loans or Equity Amounts made or renewed by it and any Note issued to it, Bank of Montreal shall have the same rights and powers under this Participation Agreement and the other Operative Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and, in the event Bank of Montreal becomes a Lender or Lessor, the term "Lenders" or "Lessor", as the case may be, shall include Bank of Montreal in its individual capacity.

                                                         Participation Agreement

         SECTION XIII.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon twenty (20) days' notice to the Lenders, the Lessor, the Lessor and the Company. If the Administrative Agent shall resign as Administrative Agent under this Participation Agreement and the other Operative Documents, then Required Participants shall appoint a successor agent for the Participants, which successor agent shall be a commercial bank organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America and having a combined capital, surplus and undivided profits of at least $100,000,000 (and if no Lease Default or Lease Event of Default exists, shall be approved by the Company (which consent shall not be unreasonably withheld)), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Participation Agreement or the Loan Agreement or any holders of the Notes. If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is twenty (20) days following a resigning Administrative Agent's notice of resignation, the resigning Administrative Agent's resignation shall nevertheless thereupon become effective and the Participants shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as Lenders holding a majority of the outstanding Loans appoint a successor Administrative Agent as provided above (subject to the Company's approval, as so provided). After any retiring Administrative Agent's resignation as Administrative Agent, all of the provisions of this ARTICLE XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Participation Agreement and the other Operative Documents.

         SECTION XIII.10. STATUS OF MONEYS RECEIVED. All moneys received by the Administrative Agent under or pursuant to any provision of this Participation Agreement or any other Operative Document (other than Excepted Payments) shall constitute trust funds for the purpose for which they were paid or are held. Except as otherwise provided herein or in any other Operative Document, such moneys need not be segregated in any manner from any other moneys and may be deposited by the Administrative Agent under such conditions as may be prescribed or permitted by Requirements of Law for trust funds, or at the direction of Required Participants.


                                  ARTICLE XIV

                      TRANSFERS OF PARTICIPANTS' INTERESTS

         SECTION XIV.1. ASSIGNMENTS. All or any part of the interest of any Participant in, to or under this Participation Agreement, the other Operative Documents, the Properties, the Notes, the Loans, or the Equity Amounts may be assigned or transferred by such Participant at any time; PROVIDED, HOWEVER, that
(a) each assignment or transfer shall comply with all applicable securities laws, (b) any assignment or transfer of any Equity Amounts or any other interest of the Lessor under the Operative Documents shall be subject to the consent of the Company (which consent shall not unreasonably be withheld provided that such assignment shall not adversely affect the nature of the transaction as provided in Section 5.1), (c) any assignment or transfer of any interest of a Lender to a Person that is not an Affiliate of the transferor thereof shall be subject to the consent of the Company (which consent shall not unreasonably be withheld),
(d) in the case of an assignment made by a Lender, such assignment shall be in a minimum aggregate amount of $10,000,000 and,

                                                         Participation Agreement

after giving effect to such assignment, the principal amount of Loans held by the assigning Lender shall be at least $10,000,000, or, if less, zero, (e) the transferor Participant or transferee Participant shall pay to the Administrative Agent a processing fee in the amount of $2,500, payable upon delivery of the applicable Assignment Agreement and (f) any assignee or transferee (i) acknowledges that the obligations to be performed from and after the date of such transfer or assignment under this Participation Agreement and all other Operative Documents are its obligations, including the obligations imposed by this SECTION 14.1 (and the transferor and transferee Participant shall deliver to the Company and the Lessor an Assignment Agreement, in substantially the form of EXHIBIT H, executed by the assignee or transferee) and (ii) further represents and warrants to the Lessor, each Participant and the Company that:

                  (A) it is a commercial bank, savings and loan association, savings bank, pension plan, depository institution, insurance company, branch or agency of a foreign bank or other similar financial institution, in each case, having a minimum capital and surplus of: (A) $500,000,000, in the case of an assignment of an interest of any Lender; or (B) $50,000,000, in the case of an assignment of an interest of the Lessor;

                  (B) it has the requisite power and authority to accept such assignment or transfer; and

                  (C) (x) it will not transfer any Note or Equity Amount unless the proposed transferee makes the representations and covenants set forth in this SECTION 14.1(f)(ii), (y) it will not take any action with respect to such Note or Equity Amount that would violate any applicable securities laws and (z) it will not assign or transfer any interest in its Note or Equity Amount except in compliance with this SECTION 14.1.

         SECTION XIV.2. PARTICIPATIONS. Any Participant may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "SUB-PARTICIPANT") participating interests in all or a portion of its rights and obligations under this Participation Agreement, the other Operative Documents, the Properties, its Notes or Equity Amounts (including, without limitation, all or portion of the Rent owing to it); PROVIDED, HOWEVER, that

                  (a) no participation contemplated in this SECTION 14.2 shall relieve such Participant from its obligations hereunder or under any other Operative Document;

                  (b) such Participant shall remain solely responsible for the performance of its Commitment and such other obligations;

                  (c) the Company and the other Lessees shall continue to deal solely and directly with such Participant in connection with such Participant's rights and obligations under this Participation Agreement and each of the other Operative documents;

                  (d) no Sub-Participant, unless such Sub-Participant is an Affiliate of such Participant, or is itself a Participant, shall be entitled to require such Participant to take or refrain from taking any action hereunder or under any other Operative Document or have voting rights on any matter; and

                  (e) such Participant shall promptly provide notice to the Company of the identity of each Sub-Participant to which it sells a participating interest hereunder and the amount of such

                                                         Participation Agreement

         participating interest.

         SECTION XIV.3. WITHHOLDING TAXES. (a) If any Participant (or the assignee of or Sub-Participant in any Note or Equity Amount of a Participant, each a "TRANSFEREE") is organized under the laws of any jurisdiction other than the United States or any State thereof, then such Participant or the Transferee of such Participant, as applicable, shall (as a condition precedent to acquiring or participating in such Loan and as a continuing obligation to the Administrative Agent and the Company) (i) furnish to the Administrative Agent and the Company in duplicate, for each taxable year of such Participant or Transferee during the term of the Master Lease, a properly completed and executed copy of either Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) as is necessary to claim complete exemption from United States withholding taxes (wherein such Transferee claims entitlement to complete exemption from United States withholding taxes on all payments hereunder), and (ii) provide to the Administrative Agent and the Company a new Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any such additional form (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Participant or Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption. By its acceptance of a participation or assignment of a Participant's Note or Equity Amount, each Transferee shall be deemed bound by the provisions set forth in this ARTICLE XIV.

         SECTION XIV.4. DISCLOSURE OF INFORMATION. Any Participant may, in connection with any assignment or participation to any Person or proposed assignment or participation pursuant to this ARTICLE XIV, disclose to the Transferee or proposed Transferee, any and all information in such Participant's possession concerning the creditworthiness of the Company and its Subsidiaries.

         SECTION XIV.5. PLEDGE UNDER REGULATION A. Anything in this ARTICLE XIV to the contrary notwithstanding, any Participant may without the consent of the Lessee assign and pledge all or any portion of the Notes or Equity Amounts, as applicable, held by it to any Federal Reserve Bank or to the United States Treasury as collateral security pursuant to Regulation A of the F.R.S. Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise.


                                   ARTICLE XV

                                  MISCELLANEOUS

         SECTION XV.1. SURVIVAL OF AGREEMENTS. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Participation Agreement, the transfer of the Properties to the Lessor, the construction of any Improvements, any disposition of any interest of the Lessor in any Property or any Improvements or any interest of the Lessor in the Lease Assets and the payment of the Notes and Equity Amounts and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents. Except as otherwise

                                                         Participation Agreement

expressly set forth herein or in other Operative Documents, the indemnities of the parties provided for in the Operative Documents shall survive the expiration or termination of any thereof for a period not to exceed one year after the later of (x) the Expiration Date and (y) the payment in full in cash of the Lease Balance.

         SECTION XV.2. NO BROKER, ETC. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Participation Agreement or the transactions contemplated herein other than the Arranger, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

         SECTION XV.3. NOTICES. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing (including by facsimile) and delivered by United States mail, by nationally recognized courier service, by hand or by facsimile, directed to the address or facsimile number of such Person as indicated on SCHEDULE III. Any such notice shall become effective as follows:
(i) if delivered by United Sates mail, five (5) Business Days after being deposited in the mails, certified or registered with appropriate postage prepaid, (ii) if delivered by nationally recognized courier service, one (1) Business Day after delivery to such courier service specifying overnight delivery, (iii) if delivered by hand, when received, or (iv) if delivered by facsimile, when transmitted (upon electronic confirmation thereof). From time to time any party may designate a new address or facsimile number for purposes of notice hereunder by written notice to each of the other parties hereto in accordance with this Section.

         SECTION XV.4. AMENDMENTS. (a) The provisions of this Participation Agreement may from time to time be amended, modified or waived, PROVIDED, HOWEVER, that such amendment, modification or waiver is in writing and consented to by the Company, the Administrative Agent, the Lessor and the Required Participants; PROVIDED, FURTHER, HOWEVER, that no amendment or waiver of any provision relating to payment of an obligation owed to any Participant shall be effective against such Participant unless it has been consented to in writing by such Participant.

         (b) Neither any Operative Document nor any of the terms thereof may be terminated (except upon payment in full of the Lease Balance or effective exercise and consummation of the Remarketing Option in accordance with Article XX of the Master Lease and payment in full of all amounts due in accordance therewith), amended, supplemented, waived or modified without the written agreement or consent of each party thereto and, regardless of whether the Lenders and the Lessor are parties thereto, the Required Participants; PROVIDED, HOWEVER, that:

                  (x) no such termination, amendment, supplement, waiver or modification shall without written agreement or consent of each
         Participant:

                           (i) modify any of the provisions of this SECTION
                  15.4, change the definition of "REQUIRED PARTICIPANTS" or modify or waive any provision of an Operative Agreement requiring action by the foregoing;

                           (ii) amend, modify, waive or supplement any of the
                  provisions of Section 2.5, 2.6

                                                         Participation Agreement

                  or 2.7 of the Loan Agreement or ARTICLE XII of this Participation Agreement;

                           (iii) reduce, modify, amend or waive any fees or
                  indemnities in favor of any Participant, including without limitation amounts payable pursuant to ARTICLE XI (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

                           (iv) modify, postpone, reduce or forgive, in whole or
                  in part, any payment of Rent (other than pursuant to the terms of any Operative Document), any Loan or Equity Amount, the Lease Balance, the Loan Balance, Commitment Fees, amounts due pursuant to Section 20.2 of the Master Lease, interest or Equity Yield (except that any Person may consent to any modification, postponement, reduction or forgiveness of any payment of any Commitment Fee payable to it) or, subject to CLAUSE (iii) above, any other amount payable under the Master Lease or this Participation Agreement, or modify the definition or method of calculation of Rent (other than pursuant to the terms of any Operative Document), Loans or Equity Amounts, Lease Balance, Loan Balance, Commitment Fees, Shortfall Amount, Property Improvement Costs, Existing Improvement Costs, Estimated Improvement Costs, Participant Balance, or any other definition which would affect the amounts to be advanced or which are payable under the Operative Documents; or

                           (v) consent to any assignment of any Lease by the
                  applicable Lessees, thereunder releasing such Lessees from their obligations in respect of the payments of Rent, Loan Balance or Lease Balance or changing the absolute and unconditional character of such obligations, which is not otherwise permitted by the Operative Documents;

                  (y) no other termination, amendment, supplement, waiver or modification shall, without the written agreement or consent of the Lessor and the Required Participants, be made to the Master Lease or
         ARTICLE VI of this Participation Agreement or the definition of "LOAN AGREEMENT DEFAULT"; and

                  (z) no such termination, amendment, supplement, waiver or modification that would increase the obligations of any Lessee thereunder or deprive any Lessee of any of its rights thereunder shall be effective against such Lessee without the written agreement or consent of such Lessee and the Company.

         SECTION XV.5. NEW LESSEES. Any Consolidated Subsidiary of the Company with respect to which the Company directly owns all of the capital stock thereof may become a "Lessee" for all purposes of the Operative Documents by executing and delivering an Adoption Agreement, substantially in the form of EXHIBIT I hereto (an "ADOPTION AGREEMENT"), to the Administrative Agent and the Lessor. Upon receipt by the Lessor and the Administrative Agent of an Adoption Agreement duly executed by any such Subsidiary, and upon satisfaction of all conditions to effectiveness thereof set forth in such Adoption Agreement, such Subsidiary shall be deemed to be a party to this Participation Agreement and the Master Lease as a "Lessee" as if such Subsidiary was originally a party hereto and thereto.

         SECTION XV.6. COUNTERPARTS. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all

                                                         Participation Agreement

such counterparts shall together constitute but one and the same instrument.

         SECTION XV.7. HEADINGS, ETC. The Table of Contents and headings of the various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         SECTION XV.8. PARTIES IN INTEREST. Except as expressly provided herein, none of the provisions of this Participation Agreement is intended for the benefit of any Person except the parties hereto. Neither the Company nor any other Lessee shall assign or transfer any of its rights or obligations under the Operative Documents without the prior written consent of the Administrative Agent, the Lessor and the Required Lenders.

         SECTION XV.9. SEVERABILITY. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION XV.10. FURTHER ASSURANCES. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Company, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and preserve the security interests and liens (and the priority thereof) intended to be created pursuant to this Participation Agreement, the other Operative Documents, and the transactions thereunder (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected).

         SECTION XV.11. SUBMISSION TO JURISDICTION. Each of the Company and each Lessee hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and United States District Court for the Southern District of Ohio for purposes of all legal proceedings arising out of or relating to the Operative Documents or the transactions contemplated hereby. Each of the Company and each Lessee irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION XV.12. ACKNOWLEDGMENT OF COMPANY AND LESSEES. The Company and each Lessee acknowledge and agree that none of the Administrative Agent, the Lessor or the Lenders has made any representations or warranties to the Company or any Lessee concerning the tax, accounting or legal characteristics of the Operative Documents, and that each of the Company and each Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.

         SECTION XV.13. WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN

                                                         Participation Agreement

CONNECTION WITH, THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES HERETO. THE PARTIES HERETO HEREBY AGREE THAT THEY WILL NOT SEEK TO CONSOLIDATE ANY SUCH LITIGATION WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED. THE PROVISIONS OF THIS SECTION 15.13 HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND SHALL BE SUBJECT TO NO EXCEPTIONS. EACH OF THE COMPANY AND EACH LESSEE ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER OPERATIVE DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTICIPANTS ENTERING INTO THIS PARTICIPATION AGREEMENT AND EACH SUCH OTHER OPERATIVE DOCUMENT.

         SECTION XV.14. GOVERNING LAW. THIS PARTICIPATION AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION) AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

         SECTION XV.15. LIMITATIONS ON RECOURSE, ETC. (a) The parties hereto agree that the Lessor (in such capacity) shall have no personal liability whatever to the Company, any Lessee or their respective successors and assigns for any claim based on or in respect of this Participation Agreement or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby; PROVIDED, HOWEVER, that the Lessor shall be personally liable (i) for its own willful misconduct or gross negligence, (ii) for liabilities that may result from its breach of any of its covenants, agreements or obligations set forth in, or from any misrepresentation of such Lessor in, any of the Operative Documents, or (iii) for any Tax based on or measured by any fees, commission or compensation received by it for acting as a Lessor as contemplated by the Operative Documents. It is understood and agreed that, except as provided in the preceding proviso: (x) the Lessor shall not have any personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents; (y) all obligations of the Lessor to the Lenders (including without limitation all obligations under the Loan Agreement and the Notes) are solely nonrecourse obligations and shall be enforceable solely against the interest of the Lessor in the Properties; and (z) all such personal liability of the Lessor is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by the Lessor.

         (b) No Participant shall have any obligation to any other Participant, to the Company, or to any Lessee with respect to transactions contemplated by the Operative Documents, except those obligations of such Participant expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth.


                      [THE REMAINDER OF THIS PAGE HAS BEEN
                            INTENTIONALLY LEFT BLANK]

                                                         Participation Agreement




         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                               CARDINAL HEALTH, INC.,
                               as the Company, as the Construction Agent, as the Guarantor and as a Lessee



                               By /s/ David Bearman
                                 ---------------------------------
                                  David Bearman
                                  Executive Vice President
                                  Chief Financial Officer
                                  and Acting Treasurer

                                                         Participation Agreement


                               BANK OF MONTREAL, as Administrative Agent and as a Lender


                               By /s/ Peter W. Steelman
                                 ---------------------------------
                                      Peter W. Steelman
                                      Director

                                                         Participation Agreement


                               BMO LEASING (U.S.), INC., as Lessor


                               By /s/ Ernest C. Cechetto
                                 ---------------------------------
                                      Ernest C. Cechetto
                                      Managing

                                                                      SCHEDULE I
                                                      TO PARTICIPATION AGREEMENT


                                   COMMITMENTS

===============================================================================

          PARTICIPANT                 COMMITMENT            COMMITMENT
                                                            PERCENTAGE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

           LENDERS
           -------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Bank of Montreal                     $ 68,000,000              85.00%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

    Total Lender Commitments:        $ 68,000,000              85.00%
--------------------------------------------------------------------------------

                  LESSOR
                  ------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

BMO Leasing (U.S.), Inc.             $ 12,000,000              15.00%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

            TOTAL:                   $ 80,000,000             100.00%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


================================================================================

                                                                     SCHEDULE II
                                                      TO PARTICIPATION AGREEMENT



                        DISCLOSURE OF CERTAIN INFORMATION

                                                                    SCHEDULE III
                                                      TO PARTICIPATION AGREEMENT


                     NOTICES INFORMATION, WIRE INSTRUCTIONS,
                     ---------------------------------------
                               AND PAYMENT OFFICES
                               -------------------


THE COMPANY/GUARANTOR/CONSTRUCTION AGENT:
-----------------------------------------

Cardinal Health, Inc.
5555 Glendon Court
Dublin, Ohio  43016
Attention:
Facsimile No.:
Telephone No.:



LESSEES:
--------

c/o Cardinal Health, Inc.
5555 Glendon Court
Dublin, Ohio  43016
Attention:
Facsimile No.:
Telephone No.:


LESSOR:
-------

BMO LEASING (U.S.), INC.
115 South LaSalle
Chicago, Illinois  60603
Attention:  Terri Perez
Facsimile No.:   (312) 750-3456
Telephone No.:  (312) 750-3827

Wire Transfer Instructions for Payments to Lessor:
   Bank:    Harris Trust & Savings Bank
            115 South LaSalle
            Chicago, Illinois 60603

Beneficiary Name: BMO Leasing (U.S.), Inc.

   ABA Number: 071-000-288
   Account Number: 181-418-5
   Ref: Cardinal Health, Inc.
   Entity #131602

ADMINISTRATIVE AGENT:
---------------------

Bank of Montreal
115 South LaSalle
Chicago, Illinois  60603
Attention:
Facsimile No.:  (312) 750-3456
Telephone No.:  (312) 750-3827

Wire Transfer Instructions for Participants:
   Bank:  Harris Trust & Savings Bank, Chicago
   ABA Number: 071-000-288
   Bank of Montreal, Chicago
   Account Number: 1248566
   Ref: Cardinal Health, Inc.

Funding Office:
      115 South LaSalle
      Chicago, Illinois  60603


LENDERS:
--------

Bank of Montreal
115 South LaSalle
Chicago, Illinois  60603
Attention: Thomas Rawlinson
Facsimile No.:  (312) 750-4304
Telephone No.:  (312) 750-4330

Wire Transfer Instructions for Payments to Lender:
   Bank:  Harris Trust & Savings Bank, Chicago
   ABA Number: 071-000-288
   Bank of Montreal, Chicago
   Account Number: 1248566

   Ref: Cardinal Health, Inc.


[OTHER LENDERS]

-----------------
-----------------

Attention:
Facsimile No.:
Telephone No.:

Wire Transfer Instructions for Payments to Lender:
   Bank:
   ABA Number:
   Account Number:
   Ref:

                                TABLE OF CONTENTS

                                                                            Page

                                           ARTICLE I DEFINITIONS; INTERPRETATION

                                      ARTICLE II DOCUMENTATION DATE; ACQUISITION DATES
SECTION 2.1.         Documentation Date...........................................................................2
                              (a)  Participation Agreement........................................................2
                              (b)  Loan Agreement.................................................................2
                              (c)  Guaranty.......................................................................2
                              (d)  Fees...........................................................................2
                              (e)  Certain Transaction Expenses...................................................2
SECTION 2.2.         Acquisition Dates............................................................................2

                                              ARTICLE III FUNDING OF ADVANCES
SECTION 3.1.         Advances by Lessor...........................................................................3
SECTION 3.2.         Lessor's Commitment..........................................................................3
SECTION 3.3.         Lenders' Commitments.........................................................................4
SECTION 3.4.         Procedures for Advances......................................................................4
SECTION 3.5.         Interest Rate; Equity Yield Rate.............................................................5

                                     ARTICLE IV EQUITY YIELD; INTEREST; COMMITMENT FEES
SECTION 4.1.         Equity Yield.................................................................................5
SECTION 4.2.         Interest on Loans............................................................................5
SECTION 4.3.         Computation of Interest and Equity Yield.....................................................5
SECTION 4.4.         Prepayments of Loans and Equity Amounts......................................................6
SECTION 4.5.         Fees.........................................................................................6
                     (a)  Commitment Fees.........................................................................6
                     (b)  Arrangement Fees........................................................................6

                                        ARTICLE V CERTAIN INTENTIONS OF THE PARTIES
SECTION 5.1.         Nature of Transaction........................................................................6
SECTION 5.2.         Amounts Due Under Lease......................................................................7

                               ARTICLE VI CONDITIONS PRECEDENT TO ADVANCES AND COMPLETION DATE
SECTION 6.1.         Conditions Precedent to Initial Acquisition Date.............................................7
                              (a)  The Company's Resolutions and Incumbency Certificate, etc......................7
                              (b)  Lessees' Resolutions and Incumbency Certificate, etc...........................8
                              (c)  Notes..........................................................................8
                              (d)  Opinion of Counsel to the Company and the Lessees..............................8
                              (e)  Master Lease...................................................................8
                              (f)  Construction Agency Agreement..................................................8
                              (g)  Construction Documents Assignment..............................................8
                              (h)  Construction Agency Agreement Assignment.......................................8
                              (i)  Assignment of Leases and Rents.................................................8


SECTION 6.2.         Conditions Precedent to Each Advance.........................................................8
                     (a)  Funding Request.........................................................................9
                     (b)  Construction Certificate................................................................9
                     (c)  As-Built Appraisal......................................................................9
                     (d)  Value of Property.......................................................................9
                     (e)  Fees....................................................................................9
                     (f)  Representation and Warranties...........................................................9
                     (g)  Litigation.............................................................................10
                     (h)  Performance by Lessees.................................................................10
                     (i)  Default or Event of Default............................................................10
                     (j)  Available Commitments; Property Balance................................................10
                     (k)  Construction Costs.....................................................................10
                     (l)  Plans and Specifications; Construction Budget..........................................10
                     (m)  Evidence of Property Insurance.........................................................10
                     (n)  Governmental Approvals.................................................................10
SECTION 6.3.         Conditions to Each Acquisition Date.........................................................10
                     (a)  Deed or Ground Lease...................................................................11
                     (b)  Bill of Sale...........................................................................11
                     (c)  Lease Supplement.......................................................................11
                     (d)  Construction Agency Agreement Supplement...............................................11
                     (e)  Supplement to Assignment of Leases and Rents...........................................11
                     (f)  Lessor Financing Statements............................................................11
                     (g)  Recordation of Lessor Mortgage and Lessor Financing Statements.........................11
                     (h)  Responsible Officer's Certificate......................................................12
                     (i)  Acquisition Date Appraisal.............................................................12
                     (j)  Environmental Audit....................................................................12
                     (k)  Property Survey........................................................................12
                     (l)  Title Commitment.......................................................................12
                     (m)  Opinion of Local Counsel...............................................................13
                     (n)  Evidence of Property Insurance.........................................................13
                     (o)  Governmental Approvals.................................................................13
                     (p)  Taxes..................................................................................13
                     (q)  Litigation.............................................................................13
                     (r)  Requirements of Law....................................................................13
                     (s)  No Material Adverse Change.............................................................13
                     (t)  Certain Transaction Expenses...........................................................13
                     (u)  No Default.............................................................................13
SECTION 6.4.         Conditions to Completion Date...............................................................14

                                                ARTICLE VII REPRESENTATIONS
SECTION 7.1.         Representations of the Participants.........................................................14
                     (a)  ERISA..................................................................................14
                     (b)  Status.................................................................................15
                     (c)  Power and Authority....................................................................15
SECTION 7.2.         Representations of the Company..............................................................15
                     (a)  Corporate Status.......................................................................15



                     (b)  Corporate Power and Authority, Enforceability..........................................15
                     (c)  No Violation...........................................................................15
                     (d)  Litigation.............................................................................15
                     (e)  Governmental Approvals.................................................................16
                     (f)  Investment Company Act.................................................................16
                     (g)  Public Utility Holding Company Act.....................................................16
                     (h)  True and Complete Disclosure...........................................................16
                     (i)  Taxes..................................................................................16
                     (j)  Compliance with ERISA..................................................................16
                     (k)  Financial Statements...................................................................16
                     (l)  Funded Debt............................................................................17
                     (m)  Environmental Laws.....................................................................17
                     (n)  Properties.............................................................................18
                     (o)  Plans and Specifications...............................................................18
                     (p)  Deeds..................................................................................18
                     (q)  Insurance..............................................................................18
                     (r)  Flood Hazard Areas.....................................................................18
                     (s)  Lease..................................................................................18
                     (t)  Licenses, etc. with Respect to Construction of Subject Property........................19
                     (u)  No Casualty, Condemnation or Default...................................................19
                     (v)  No Other Defaults......................................................................19
                     (w)  Lessees; Subsidiaries..................................................................19
                     (x)  Regulations G, U and X.................................................................19
SECTION 7.3.         Representations of Each Lessee..............................................................19
                     (a)  Organization; Corporate Powers.........................................................19
                     (b)  Authority..............................................................................20
                     (c)  Due Execution..........................................................................20
                     (d)  Enforceability.........................................................................20
                     (e)  No Conflict............................................................................20
                     (f)  Governmental Consents..................................................................20
                     (g)  Governmental Regulation................................................................20
                     (h)  Requirements of Law....................................................................21
                     (i)  Rights in Respect of the Property Leased by Such Lessee................................21
                     (j)  Environmental Laws, etc. with Respect to Leased Property...............................21
                     (k)  Compliance of Property with Applicable Law, etc........................................22
SECTION 7.4.         Representations of the Company and Lessees with Respect to Each Advance.....................22
                     (a)  Representations and Warranties.........................................................22
                     (b)  Improvements...........................................................................22
                     (c)  Liens..................................................................................22
                     (d)  Advance................................................................................23
SECTION 7.5.         Representations of the Lessor...............................................................23
                     (a)  Due Organization, etc..................................................................23
                     (b)  Authorization; No Conflict.............................................................23
                     (c)  Enforceability, etc....................................................................23
                     (d)  No Plan Assets.........................................................................23




                                        ARTICLE VIII OTHER COVENANTS AND AGREEMENTS
SECTION 8.1.         Covenants of the Company....................................................................23
                     (a)  Information............................................................................24
                     (b)  Financial Condition....................................................................25
                     (c)  Notice of Litigation or Default........................................................25
                     (d)  Use of Proceeds........................................................................25
                     (e)  Books and Records; Inspection..........................................................25
                     (f)  Corporate Existence, etc...............................................................25
                     (g)  Insurance..............................................................................25
                     (h)  Employee Benefit Plans.................................................................26
                     (i)  Taxes..................................................................................26
                     (j)  Compliance with Laws...................................................................26
                     (k)  Maintenance, etc.......................................................................26
                     (l)  Sale of Assets.........................................................................26
                     (m)  Mergers and Acquisitions...............................................................27
                     (n)  Limitation on Liens....................................................................27
                     (o)  Limitation on Sale and Lease-Back......................................................29
                     (p)  As-Built Appraisals....................................................................29
                     (q)  Further Assurances.....................................................................29
SECTION 8.2.         Covenant of the Lessor......................................................................30
SECTION 8.3.         Release of Properties.......................................................................30

                                   ARTICLE IX LESSEE DIRECTIONS; CERTAIN RIGHTS OF LESSEE
SECTION 9.1.         Lessee Directions...........................................................................30
SECTION 9.2.         Extension Terms.............................................................................31

                                           ARTICLE X PAYMENT OF CERTAIN EXPENSES

SECTION 10.1.        Transaction Expenses........................................................................31
SECTION 10.2.        Brokers' Fees and Stamp Taxes...............................................................31
SECTION 10.3.        Loan Agreement and Related Obligations......................................................31

                                                 ARTICLE XI INDEMNIFICATION

SECTION 11.1.        General Indemnification.....................................................................32
SECTION 11.2.        End of Term Indemnity.......................................................................33
SECTION 11.3.        Environmental Indemnity.....................................................................34
SECTION 11.4.        Proceedings in Respect of Claims............................................................35
SECTION 11.5.        General Tax Indemnity.......................................................................36
                     (a)  Indemnification........................................................................37
                     (b)  Contests...............................................................................37
                     (c)  Refunds, etc...........................................................................39
                     (d)  Tax Ownership..........................................................................39
                     (e)  Reports................................................................................40
                     (f)  Verification...........................................................................40
SECTION 11.6.        Indemnity Payments in Addition to Lease Obligations.........................................40



SECTION 11.7.        LIBO Rate Lending Unlawful..................................................................40
SECTION 11.8.        Deposits Unavailable........................................................................41
SECTION 11.9.        Increased Costs, etc........................................................................41
SECTION 11.10.       Funding Losses..............................................................................42
SECTION 11.11.       Increased Capital Costs.....................................................................42

                                           ARTICLE XII PAYMENTS AND DISTRIBUTIONS
SECTION 12.1.        Agreement of Administrative Agent and Participants..........................................43
SECTION 12.2.        Basic Rent..................................................................................43
SECTION 12.3.        Purchase Payments by a Lessee...............................................................43
SECTION 12.4.        Payment of Loan Balance by Lessee...........................................................44
SECTION 12.5.        Sales Proceeds of Remarketing of Properties.................................................44
SECTION 12.6.        Supplemental Rent...........................................................................44
SECTION 12.7.        Excepted Payments...........................................................................44
SECTION 12.8.        Distribution of Payments after Lease Event of Default.......................................44
SECTION 12.9.        Other Payments..............................................................................46
SECTION 12.10.       Casualty and Condemnation Amounts...........................................................46
SECTION 12.11.       Order of Application........................................................................47

                                           ARTICLE XIII THE ADMINISTRATIVE AGENT
SECTION 13.1.        Appointment.................................................................................47
SECTION 13.2.        Delegation of Duties........................................................................47
SECTION 13.3.        Exculpatory Provisions......................................................................47
SECTION 13.4.        Reliance by Administrative Agent............................................................48
SECTION 13.5.        Notice of Default...........................................................................48
SECTION 13.6.        Non-Reliance on Administrative Agent and Other Participants.................................48
SECTION 13.7.        Indemnification.............................................................................49
SECTION 13.8.        Administrative Agent in Its Individual Capacity.............................................49
SECTION 13.9.        Successor Administrative Agent..............................................................50
SECTION 13.10.       Status of Moneys Received...................................................................50

                                      ARTICLE XIV TRANSFERS OF PARTICIPANTS' INTERESTS
SECTION 14.1.        Assignments.................................................................................50
SECTION 14.2.        Participations..............................................................................51
SECTION 14.3.        Withholding Taxes...........................................................................52
SECTION 14.4.        Disclosure of Information...................................................................52
SECTION 14.5.        Pledge Under Regulation A...................................................................52

                                                  ARTICLE XV MISCELLANEOUS
SECTION 15.1.        Survival of Agreements......................................................................52
SECTION 15.2.        No Broker, etc..............................................................................53
SECTION 15.3.        Notices.....................................................................................53
SECTION 15.4.        Amendments..................................................................................53
SECTION 15.5.        New Lessees.................................................................................54
SECTION 15.6.        Counterparts................................................................................54
SECTION 15.7.        Headings, etc...............................................................................55



SECTION 15.8.        Parties in Interest.........................................................................55
SECTION 15.9.        Severability................................................................................55
SECTION 15.10.       Further Assurances..........................................................................55
SECTION 15.11.       Submission to Jurisdiction..................................................................55
SECTION 15.12.       Acknowledgment of Company and Lessees.......................................................55
SECTION 15.13.       WAIVER OF JURY TRIAL........................................................................55
SECTION 15.14.       GOVERNING LAW...............................................................................56
SECTION 15.15.       Limitations on Recourse, etc................................................................56


                                    SCHEDULES

SCHEDULE I        Commitments

SCHEDULE II       Disclosure of Certain Information

SCHEDULE III      Notice Information, Wire Instructions, and Payment Offices


                            EXHIBITS

EXHIBIT A         Form of Funding Request
EXHIBIT B         Form of Construction Certificate
EXHIBIT C         Form of Ground Lease
EXHIBIT D         Form of Bill of Sale
EXHIBIT E         Form of Responsible Officer's Certificate
EXHIBIT F         Form of Opinion of Local Counsel
EXHIBIT G         Form of Completion Certificate
EXHIBIT H         Form of Assignment Agreement
EXHIBIT I         Form of Adoption Agreement
EXHIBIT J         Form of Master Lease
EXHIBIT K         Form of Construction Agency Agreement
EXHIBIT L         Form of Construction Documents Assignment
EXHIBIT M         Form of Construction Agency Agreement Assignment
EXHIBIT N         Form of Assignment of Leases and Rents

                                    GUARANTY


                            dated as of June 23, 1997


                                     made by


                              CARDINAL HEALTH, INC.


                                   in favor of

                                BANK OF MONTREAL
                              and each of the other
                         VARIOUS FINANCIAL INSTITUTIONS,
                                 as the Lenders


                            BMO LEASING (U.S.), INC.
                                  as the Lessor


                                       and


                                BANK OF MONTREAL,
                    as Administrative Agent for the Lenders.

                                    GUARANTY
                                    --------

         THIS GUARANTY (this "GUARANTY"), dated as of June 23, 1997, is made by CARDINAL HEALTH, INC., a corporation organized under the laws of the State of Ohio (the "COMPANY" or the "GUARANTOR"), in favor of BANK OF MONTREAL and each of the other various financial institutions as are or may from time to time become Lenders under the Loan Agreement pursuant to the terms thereof and of the Participation Agreement (as hereinafter defined) (together with their respective successors and assigns, the "LENDERS"), BMO LEASING (U.S.), INC., as Lessor (the "LESSOR"), and BANK OF MONTREAL, as the Administrative Agent under the Loan Agreement (in such capacity, the "ADMINISTRATIVE AGENT") (the Lenders, the Lessor, the Administrative Agent and their respective successors and assigns, being referred to herein collectively as the "GUARANTEED PARTIES").


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, as a condition to the occurrence of the Documentation Date under the Participation Agreement dated as of the date hereof (together with all amendments, supplements, amendments and restatements and other modifications, if any, from time to time thereafter made thereto, the "PARTICIPATION AGREEMENT"), among the Guarantor, the Lessees identified therein, the Lessor, the Lenders and the Administrative Agent, the Guarantor is required to execute and deliver this Guaranty in favor of the Guaranteed Parties;

         WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

         WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial benefits from the transactions contemplated by the Participation Agreement and the other Operative Documents;

         NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Guaranteed Parties to enter into the Participation Agreement, the Guarantor agrees, for the benefit of the Guaranteed Parties, as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION I.1. DEFINITIONS. Capitalized terms used but not otherwise defined in this Guaranty have the respective meanings specified in APPENDIX A to the Participation Agreement (as such APPENDIX A may be amended, supplemented, amended and restated or otherwise modified from time to time, "APPENDIX A TO THE PARTICIPATION AGREEMENT"); and the rules of interpretation set forth therein shall apply to this Guaranty.

         SECTION I.2. U.C.C. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the Uniform Commercial Code as in affect in the State

                                                                        GUARANTY

of Ohio are used in this Guaranty, including its preamble and recitals, with such meanings.


                                   ARTICLE II

                               GUARANTY PROVISIONS

         SECTION II.1. GUARANTY. The Guarantor, as primary obligor and not as surety, hereby absolutely, unconditionally and irrevocably guarantees to each of the Guaranteed Parties the following obligations (collectively, the "GUARANTEED OBLIGATIONS"):

                  (a) the due, punctual and full payment by the Lessees, whether on the Lease Termination Date, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations and amounts to be paid by the Lessees pursuant to the Lease and/or any other Operative Document to which any Lessee is or is to be a party, whether for Equity Amounts, principal, Equity Yield, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)); and

                  (b) the due, prompt and faithful performance of, and compliance with, all other obligations, covenants, terms, conditions and undertakings of the Lessees contained in the Lease and in each other Operative Document to which any Lessee is or is to be a party in accordance with the terms thereof.

         Notwithstanding the foregoing, the Guarantor shall not be obligated to pay under this Guaranty any amounts other than as the Lessees, in the aggregate, would be obligated to pay under the Lease and the other Operative Documents assuming that such documents were enforced in accordance with their terms (and without giving effect to any discharge or limitation thereon resulting or arising by reason of the bankruptcy or insolvency of any Lessee).

         The Guarantor further agrees that it shall indemnify and hold harmless each Guaranteed Party for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Guaranteed Party in successfully enforcing any rights under this Guaranty.

         This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Guaranteed Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Lessee (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

         SECTION II.2. GUARANTY ABSOLUTE, ETC. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Guaranteed Obligations have been paid in full and all obligations of the Guarantor hereunder shall have been paid in full. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Lease and each other Operative Document under which they arise, in each case regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting

                                                                        GUARANTY

any of such terms or the rights of any Guaranteed Party. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of any Operative Document;

                  (b) the failure of any Guaranteed Party

                           (i) to assert any claim or demand or to enforce any
                  right or remedy against any Lessee or any other Person (including any other guarantor) under the provisions any Operative Document or otherwise, or

                           (ii) to exercise any right or remedy against any
                  other guarantor of, or collateral securing, any Guaranteed Obligations;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other extension, compromise or renewal of any of the Guaranteed Obligations;

                  (d) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Operative Document;

                  (f) any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Guaranteed Party securing any of the Guaranteed Obligations; or

                  (g) any other circumstance (other than indefeasible payment in full of all Guaranteed Obligations) which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Lessee, any surety or any guarantor.

         SECTION II.3. REINSTATEMENT, ETC. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Guaranteed Party, upon the insolvency, bankruptcy or reorganization of any Lessee or otherwise, as though such payment had not been made.

         SECTION II.4. WAIVER, ETC. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice (other than those provided for in the Operative Documents) with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Guaranteed Party protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust

                                                                        GUARANTY

any right or take any action against any Lessee or any other Person (including any other guarantor) or entity or any collateral securing the Guaranteed Obligations.

         SECTION II.5. WAIVER OF SUBROGATION. Until all Guaranteed Obligations have been indefeasibly satisfied in full, the Guarantor hereby waives any claim or other rights which it may now or hereafter acquire against any Lessee that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty or any other Operative Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in the claim or remedy of the Guaranteed Parties against any Lessee or any collateral which the Administrative Agent or the Lessor now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Lessee, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights until all Guaranteed Obligations are satisfied. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in cash in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Guaranteed Parties, and shall forthwith be paid to the Guaranteed Parties to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured. The Guarantor acknowledges that it will receive benefits from the financing and other arrangements contemplated by the Operative Documents and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

         SECTION II.6. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. The Guarantor hereby acknowledges and agrees that:

                  (a) It irrevocably submits to the jurisdiction of any federal court sitting in the Southern District of New York and the Southern District of Ohio in any action or proceeding arising out of or relating to this Guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such federal court. The Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Guarantor agrees that a final, unappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Nothing in this Section shall affect the right of any Guaranteed Party to serve legal process in any manner permitted by law or affect the right of any Guaranteed Party to bring any action or proceeding against the Guarantor or its property in the courts of any other jurisdictions.


                                   ARTICLE III

                      ACCELERATION OF GUARANTY; BANKRUPTCY

         SECTION III.1. ACCELERATION OF GUARANTY. Guarantor agrees that, in the event of the dissolution (other than a dissolution pursuant to or in connection with a merger, consolidation, liquidation or other transaction permitted under clause (i) or (ii) of Section 8.1(o) of the Participation Agreement) or

                                                                        GUARANTY

insolvency of any Lessee or the Guarantor, or the inability or failure of any Lessee or the Guarantor to pay debts as they become due, or an assignment by any Lessee or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of any Lessee or the Guarantor under any bankruptcy, insolvency or similar laws which case or proceeding is not dismissed within sixty (60) days from the date of its commencement, and if such event shall occur at a time when any of the Guaranteed Obligations may not then be due and payable, the Guarantor will pay to the Guaranteed Parties forthwith (a) the full amount (in the case of the occurrence of an event described in this SECTION
3.1 with respect to the Guarantor) which would be payable hereunder by the Guarantor as if all such Guaranteed Obligations of the Guarantor were then due and payable, and (b) the Lease Balance relating to the Property leased by a Lessee subject to an event described in this Section 3.1 (in the case of the occurrence of an event described in this Section 3.1 with respect to a Lessee).

         SECTION III.2. BANKRUPTCY. In the event of a rejection of the Master Lease or any Lease Supplement in a bankruptcy or insolvency proceeding of any Lessee, the Guarantor agrees that it will pay forthwith all payments required to be made by such Lessee under the Master Lease and applicable Lease Supplements as though the rejection had not occurred.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES; COVENANTS

         SECTION IV.1. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants unto each Guaranteed Party its representations and warranties set forth in Section 7.2 of the Participation Agreement, which representations and warranties are hereby incorporated by reference.

         SECTION IV.2. COVENANTS. The Guarantor covenants and agrees that, so long as any portion of the Guaranteed Obligations shall remain unpaid, the Guarantor will, unless the Required Participants shall otherwise consent in writing, perform the obligations set forth in Section 8.1 of the Participation Agreement applicable to it, which covenants are hereby incorporated by reference.


                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

         SECTION V.1. OPERATIVE DOCUMENT. This Guaranty is an Operative Document executed pursuant to the Participation Agreement and shall (unless expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Participation Agreement, including, without limitation, Article XV thereof.

         SECTION V.2. BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT OF GUARANTY. This Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Guaranteed Party and their respective, permitted successors and assigns; PROVIDED, HOWEVER, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of the Required Participants.

                                                                        GUARANTY

         SECTION V.3. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Lessor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION V.4. ADDRESSES FOR NOTICES TO THE GUARANTOR. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the address described in, and deemed received in accordance with the provisions of, Section 15.3 of the Participation Agreement.

         SECTION V.5. NO WAIVER; REMEDIES. In addition to, and not in limitation of, SECTION 2.2 and SECTION 2.4, no failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION V.6. SECTION CAPTIONS. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

         SECTION V.7. SEVERABILITY. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION V.8. TERMINATION OF GUARANTY. The Guarantor's obligations under this Guaranty shall terminate on the date upon which all Guaranteed Obligations have been paid in full.

         SECTION V.9. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         SECTION V.10. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS, THE LESSOR AND THE ADMINISTRATIVE AGENT ENTERING INTO THE PARTICIPATION AGREEMENT.

         SECTION V.11. SETOFF. In addition to, and not in limitation of, any rights of any Guaranteed Party under applicable law, each Guaranteed Party shall, upon the occurrence of any Lease Event of Default or any Construction Agency Agreement Event of Default, have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, to the extent then due, and the

                                                                        GUARANTY

Guarantor hereby grants to each Guaranteed Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with such Guaranteed Party; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of the Participation Agreement.

                      [THE REMAINDER OF THIS PAGE HAS BEEN
                            INTENTIONALLY LEFT BLANK]

                                                                        GUARANTY


         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                             CARDINAL HEALTH, INC.




                                             By  /s/ David Bearman
                                                ------------------------------
                                                  David Bearman
                                                  Executive Vice President
                                                  Chief Financial Officer
                                                  and Acting Treasurer

                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----

                                                         ARTICLE I

                                                        DEFINITIONS

         SECTION 1.1.      Definitions............................................................................1
         SECTION 1.2.      U.C.C. Definitions.....................................................................1

                                                        ARTICLE II

                                                   GUARANTY PROVISIONS

         SECTION 2.1.      Guaranty.............................................................................. 2
         SECTION 2.2.      Guaranty Absolute, etc.................................................................2
         SECTION 2.3.      Reinstatement, etc.....................................................................3
         SECTION 2.4.      Waiver, etc............................................................................3
         SECTION 2.5.      Waiver of Subrogation..................................................................4
         SECTION 2.6.      Consent to Jurisdiction; Waiver of Immunities..........................................4

                                                      ARTICLE III

                                           ACCELERATION OF GUARANTY; BANKRUPTCY

         SECTION 3.1.      Acceleration of Guaranty...............................................................4
         SECTION 3.2.      Bankruptcy.............................................................................5


                                                       ARTICLE IV

                                           REPRESENTATIONS AND WARRANTIES; COVENANTS


         SECTION 4.1.      Representations and Warranties.........................................................5
         SECTION 4.2.      Covenants..............................................................................5


                                                       ARTICLE V

                                               MISCELLANEOUS PROVISIONS

         SECTION 5.1.      Operative Document.....................................................................5
         SECTION 5.2.      Binding on Successors, Transferees
                                       and Assigns; Assignment of Guaranty........................................5
         SECTION 5.3.      Amendments, etc........................................................................6




         SECTION 5.4.      Addresses for Notices to the Guarantor.................................................6
         SECTION 5.5.      No Waiver; Remedies....................................................................6
         SECTION 5.6.      Section Captions.......................................................................6
         SECTION 5.7.      Severability...........................................................................6
         SECTION 5.8.      Termination of Guaranty................................................................6
         SECTION 5.9.      Governing Law..........................................................................6
         SECTION 5.10.     Waiver of Jury Trial...................................................................6
         SECTION 5.11.     Setoff.................................................................................6


                                   APPENDIX A
                                       to
                            Participation Agreement,
                                  Master Lease,
                               Lease Supplements,
                                 Loan Agreement,
                         Construction Agency Agreement,
                                  and Mortgages

                         DEFINITIONS AND INTERPRETATION


         A. INTERPRETATION. In each Operative Document, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and VICE VERSA;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                  (iii)  reference to any gender includes each other gender;

                  (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

                  (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                  (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

                  (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof;

                  (viii) "including" (and with correlative meaning "include") means including without limiting

                                                                      Appendix A


         the generality of any description preceding such term;

                  (ix) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

                  (x) "now", "currently", "existing", other words to that effect mean the Documentation Date.

         B. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used therein shall be interpreted, all accounting determinations thereunder shall be made, and all financial statements required to be delivered thereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Participants; PROVIDED that, if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article VIII of the Participation Agreement to eliminate the fact of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Participants wish to amend Article VIII of the Participation Agreement for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Participants.

         C. CONFLICT IN OPERATIVE DOCUMENTS. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

         D. LEGAL REPRESENTATION OF THE PARTIES. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         E. DEFINED TERMS. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

         "ACCELERATION" is defined in SECTION 6.2(a) of the Loan Agreement.

         "ACCOUNT" means the account of the Administrative Agent specified on
SCHEDULE III to the Participation Agreement under the heading "Wire Transfer Instructions for Obligors".

         "ACQUISITION DATE" means any Funding Date on which the Lessor acquires any Land or a ground lease of any Land and existing Improvements, if any, located on such Land.

         "ACQUISITION DATE ADVANCE" is defined in SECTION 6.3 of the Participation Agreement.

         "ACQUISITION DATE APPRAISAL" means, with respect to any Property (other than the Headquarters Building), the Appraisal described in SECTION 6.3(i) of the Participation Agreement.


                                       -2

                                                                      Appendix A

         "ACQUISITION PERIOD" means the period commencing on the earlier of (a) July 15, 1997 or (b) the Initial Acquisition Date, and ending on the Acquisition Period Termination Date.

         "ACQUISITION PERIOD TERMINATION DATE" means the date occurring (a) thirty-six months after the commencement of the Acquisition Period with respect to the acquisition of Land and Existing Improvements, which Land requires no Construction thereon and (b) thirty months after the commencement of the Acquisition Period with respect to the acquisition of Land which requires Construction thereon.

         "ADMINISTRATIVE AGENT" means Bank of Montreal, in its capacity as Administrative Agent for the Lenders, or such successor Administrative Agent as may be appointed by the Lenders pursuant to SECTION 13.9 of the Participation Agreement.

         "ADOPTION AGREEMENT" is defined in SECTION 15.5 of the Participation Agreement.

         "ADVANCE" means an advance of funds by the Lessor pursuant to ARTICLE III of the Participation Agreement.

         "AFFILIATE" means, with respect to any Person (the "Reference Person"), any other Person which directly or indirectly controls, or is controlled by, or is under common control with, the Reference Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise, provided (but without limiting the foregoing) that no pledge of voting securities of any Person without the current right to exercise voting rights with respect thereto shall by itself be deemed to constitute control over such Person.

         "AFTER TAX BASIS" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient (less any tax savings realized and the present value of any tax savings projected to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

         "ALLOCATION PERCENTAGE" means, with respect to any Lessee as of any date of determination, the quotient (expressed as a percentage) of (a) the aggregate outstanding principal amount of the Loans and Equity Amounts made with respect to Properties leased by such Lessee pursuant to the Master Lease DIVIDED by (b) the sum of the Loan Balance PLUS the Equity Balance.



                                       -3

                                                                      Appendix A


         "ALTERNATE BASE RATE" means, for any period, with respect to any Loan or Equity Amount, a fluctuating rate of interest per annum equal to the sum of the Federal Funds Rate most recently determined by the Administrative Agent, plus 0.50%, plus the Applicable Loan Margin or Applicable Lessor Margin, as applicable. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit.

         "APPLICABLE LAW" means all existing and future applicable laws (including Environmental Laws), rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of any Property) and any restrictive covenant or deed restriction or easement of record, in each case affecting the Company, any Lessee, any Property or any material interests in any other kind of property or asset, whether real, personal or mixed, or tangible or intangible, of the Company or any Lessee.

         "APPLICABLE LESSOR MARGIN" means, at any date, the Applicable Loan Margin for such day plus 0.50%.

         "APPLICABLE LOAN MARGIN" means, at any date, the percentage amount set forth in the table below based on the Pricing Level at such date:

            ===============================================================

                               APPLICABLE LOAN MARGIN
            ===============================================================



            ===============================================================

            Level I                             0.225%
            ---------------------------------------------------------------

            Level II                            0.325%
            ---------------------------------------------------------------

            Level III                           0.425%

         "APPRAISAL" means an appraisal prepared by an Appraiser, which Appraisal complies in all material respects (as determined by counsel to the Lenders and the Lessor) with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Requirements of Law.

         "APPRAISER" means any reputable MAI appraiser selected by the Lessor with the consent of the Company (which consent shall not be unreasonably withheld).

                                                                      Appendix A

         "APPURTENANT RIGHTS" means, with respect to any Land, (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to such Land or the Improvements thereon, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to such Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to such Land.

         "ARRANGER" means Banc One Capital Corporation, as Arranger.

         "ARCHITECT'S AGREEMENT" means, with respect to any Property, the architectural services agreement, if any, between the related Lessee or the Construction Agent and the related architect.

         "AS-BUILT APPRAISAL" means, with respect to any Property, an Appraisal of such Property appraising the Fair Market Sales Value of such Property as built in accordance with the Plans and Specifications therefor.

         "ASSIGNMENT OF LEASES AND RENTS" means a duly executed and delivered Assignment of Leases and Rents from the Lessor, as assignor, to the Administrative Agent for the benefit of the Lenders, as assignee, substantially in the form of Exhibit N to the Participation Agreement.

         "ATTRIBUTABLE DEBT" when used in connection with a sale and lease-back transaction shall mean, as of any particular time, the lesser of (a) the fair value of the assets subject to such arrangement or (b) the aggregate of present values (discounted at a rate per annum as mutually agreed between the Company and the Administrative Agent)) of the obligations of the Company or any Consolidated Subsidiary for net rental payments during the remaining term of all leases (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

         "AVAILABLE COMMITMENTS" means the Available Loan Commitments and the Available Lessor Commitments.

         "AVAILABLE LESSOR COMMITMENT" means at any time, an amount equal to the excess, if any, of (x) the aggregate amount of the Lessor Commitments MINUS (y) the aggregate outstanding amounts of the Equity Amounts.

                                                                      Appendix A

         "AVAILABLE LOAN COMMITMENT" means at any time, an amount equal to the excess, if any, of (x) the aggregate amount of the Loan Commitments MINUS (y) the aggregate outstanding principal amounts of all Loans.

         "BANKRUPTCY CODE" is defined in SECTION 6.1(e) of the Loan Agreement.

         "BASE RATE AMOUNT" means any Loan or Equity Amount accruing interest or Equity Yield, as the case may be, by reference to the Alternate Base Rate.

         "BASIC RENT" means, the sum of (i) the Lender Basic Rent and (ii) the Lessor Basic Rent, in each case calculated as of the applicable date on which Basic Rent is due.

         "BASIC TERM" is defined in SECTION 2.3 of the Master Lease.

         "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "BILL OF SALE" is defined in SECTION 6.3(b) of the Participation Agreement.

         "BREAK COSTS" means an amount equal to the amount, if any, required to compensate any Participant for any additional losses (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by such Participant to fund its obligations under the Operative Documents) it may reasonably incur as a result of (x) any Lessee's payment of Rent other than on a Payment Date, (y) any Advance not being made on the date specified therefor in the applicable Funding Request or (z) as a result of any conversion of the LIBO Rate in accordance with
SECTION 11.7 or 11.8 of the Participation Agreement. A statement as to the amount of such loss, cost or expense, prepared in good faith and in reasonable detail and submitted by such Participant to the Company, shall be final, conclusive and binding in the absence of manifest error.

         "BUSINESS DAY" means (i) each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banks in New York, New York, or Chicago, Illinois, are generally authorized or obligated, by law or executive order, to close and (ii) relative to the payment of Rent determined by reference to the LIBO Rate, any day which is a Business Day under CLAUSE (i) and is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

         "CASUALTY" means any damage or destruction of all or any portion of a Property as a result of a fire or other casualty.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601-9657.

                                                                      Appendix A

         "CERTIFYING PARTY" is defined in SECTION 22.1 of the Master Lease.

         "CHANGE OF CONTROL" means a majority of the Board of Directors of the Company shall cease for any reason to consist of (A) individuals who on July 15, 1996 were serving as directors of the Company and (B) individuals who subsequently become members of the Board if such individuals' nomination for election or election to the Board is recommended or approved by a majority of the Board of Directors of the Company.

         "CLAIMS" means any and all obligations, liabilities, damages, losses, actions, suits, judgments, proceedings, penalties, fines, claims, demands, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

         "COMMITMENT" means (i) as to any Lender, the obligation of such Lender to make Loans to the Lessor at the request of the Construction Agent in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE I to the Participation Agreement, as such Schedule may be amended from time to time, and (ii) as to the Lessor, the obligation of the Lessor to make available Equity Amounts to a Lessee or the Construction Agent, at the request of the Construction Agent, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite the Lessor's name on SCHEDULE I to the Participation Agreement, as such Schedule may be amended from time to time.

         "COMMITMENT AMOUNT" means an amount equal to $80,000,000.

         "COMMITMENT FEE RATE" means, at any date, the percentage amount set forth in the table below based on the Pricing Level at such date:

         =========================================

                              COMMITMENT FEES
         =========================================

         Level I                           0.100%
         -----------------------------------------

         Level II                          0.125%
         -----------------------------------------

         Level III                         0.150%
         -----------------------------------------

         "COMMITMENT FEES" is defined in SECTION 4.5(A) of the Participation Agreement.

         "COMMITMENT PERCENTAGE" means, as to any Participant, the percentage set forth opposite such Participant's name under the heading "Commitment Percentage" on SCHEDULE I to the Participation Agreement, as such Schedule may be amended from time to time.

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                                                                      Appendix A

         "COMMITMENT PERIOD" means the period from and including the earlier of the Initial Acquisition Date or July 15, 1997, to but not including the Commitment Termination Date or such earlier date on which the Commitments shall terminate as provided in the Operative Documents.

         "COMMITMENT TERMINATION DATE" means the earliest of (a) the date occurring forty-two (42) months after the earlier of the Initial Acquisition Date or July 15, 1997, (b) the date specified in a written notice from the Company to the Lessor and the Administrative Agent as the Commitment Termination Date and (c) the date on which any Commitment Termination Event occurs.

         "COMMITMENT TERMINATION EVENT" means

                  (a) the occurrence of any Lease Default described in SECTION 16.1(g) or 16.1(h) of the Master Lease; or

                  (b) the occurrence and continuance of any other Lease Event of Default and either (i) the Lessor or the Administrative Agent shall have commenced its exercise of remedies pursuant to SECTION 16.2 of the Master Lease or (ii) the Administrative Agent, acting at the direction of Required Participants, shall have given notice to the Company that the Commitments have been terminated.

         "COMPANY" means Cardinal Health, Inc., an Ohio corporation.

         "COMPLETION" means, with respect to any Property, such time as the conditions set forth in SECTION 6.4 of the Participation Agreement are satisfied with respect thereto.

         "COMPLETION CERTIFICATE" is defined in SECTION 6.4(c) of the Participation Agreement.

         "COMPLETION DATE" means, with respect to any Property, the date on which Completion for such Property has occurred.

         "CONDEMNATION" means, with respect to any Property, any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to such Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, such Property or alter the pedestrian or vehicular traffic flow to such Property so as to result in change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "CONDEMNATION" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

         "CONSOLIDATED EBITR" means, for any fiscal period of the

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                                                                      Appendix A

Guarantor, an amount equal to the sum of its Consolidated Net Income (Loss) plus, to the extent deducted in determining Consolidated Net Income (Loss), (i) provisions for taxes based on income and (ii) Consolidated Interest and Rent Expense, in each case, for such fiscal period.

         "CONSOLIDATED INTEREST AND RENT EXPENSE" means, for any fiscal period of the Guarantor, total interest expense (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP) and rent expense of the Guarantor and its Subsidiaries on a consolidated basis, in each case, for such fiscal period.

         "CONSOLIDATED NET INCOME (LOSS)" means, for any fiscal period of the Guarantor, the net income (or loss) of the Guarantor and its Subsidiaries on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP; PROVIDED THAT there shall be excluded therefrom (i) the income (or loss) of any party accrued prior to the date such party becomes a Subsidiary of the Guarantor or is merged into or consolidated with the Guarantor or any of its Subsidiaries, or such party's assets are acquired by the Guarantor or any of its Subsidiaries and (ii) any item of gain or loss resulting from sale of assets other than in the ordinary course of business.

         "CONSOLIDATED NET TANGIBLE ASSETS" means the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any thereof constituting Funded Indebtedness by reason of being renewable or extendible) and
(b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its Consolidated Subsidiaries and computed in accordance with GAAP.

         "CONSOLIDATED SUBSIDIARIES" means all Subsidiaries of the Company.

         "CONSTRUCTION" means, with respect to any Property, the construction and installation of all Improvements thereon contemplated by the Plans and Specifications applicable to such Property.

         "CONSTRUCTION ADVANCE" means each Advance made for the purpose of paying Property Improvement Costs.

         "CONSTRUCTION AGENCY AGREEMENT" means a duly executed and delivered Construction Agency Agreement between the Lessor and the Company, as Construction Agent, substantially in the form of Exhibit K to the Participation Agreement.

         "CONSTRUCTION AGENCY AGREEMENT ASSIGNMENT" means a duly executed and delivered Construction Agency Agreement Assignment made by the Lessor, as assignor, in favor of the Administrative Agent, for the benefit of the Lenders, as assignees substantially in the form of Exhibit M to the Participation Agreement.

                                                                      Appendix A

         "CONSTRUCTION AGENCY AGREEMENT DEFAULT" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Construction Agency Agreement Event of Default.

         "CONSTRUCTION AGENCY AGREEMENT EVENT OF DEFAULT" means a "Construction Agency Agreement Event of Default" as defined in SECTION 5.1 of the Construction Agency Agreement.

         "CONSTRUCTION AGENCY AGREEMENT SUPPLEMENT" means any duly executed and delivered Supplement to the Construction Agency Agreement executed by the Lessor and the Construction Agent, substantially in the form attached to the Construction Agency Agreement as EXHIBIT A thereto.

         "CONSTRUCTION AGENT" means with respect to each Property, the Company, as construction agent under the Construction Agency Agreement Supplement for such Property.

         "CONSTRUCTION CERTIFICATE" is defined in SECTION 6.2(B) of the Participation Agreement.

         "CONSTRUCTION COMMENCEMENT DATE" is defined in SECTION 2.3 of the Construction Agency Agreement.

         "CONSTRUCTION DOCUMENTS" is defined in SECTION 2.7 of the Construction Agency Agreement.

         "CONSTRUCTION DOCUMENTS ASSIGNMENT" means a duly executed and delivered Construction Documents Assignment made by the Construction Agent in favor of the Lessor, substantially in the form of Exhibit L to the Participation Agreement and delivered pursuant to the Construction Agency Agreement.

         "CONSTRUCTION PERIOD" means, with respect to any Property, the period commencing on the commencement of construction on such Property and ending on the earlier of (a) the Completion Date and (b) the Outside Completion Date for such Property.

         "CONSTRUCTION PERIOD PROPERTY" means, at any date of determination, any Property as to which the Construction Period has commenced but not ended on or prior to such date.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting any of the properties of such Person).

         "DEBT" of any Person means, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable or

                                                                      Appendix A

accrued expenses arising in the ordinary course of business, (d) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (e) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person issuing a letter of credit or similar instrument, (f) any preferred stock issued by such Person which is redeemable otherwise than at the sole option of such Person for consideration other than Equity Interests in such Person, in the Company or in the Parent, (g) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (h) all Guarantee Agreements by such Person of Debt of others.

         "DEBT RATING" means, at any date, the better of the credit ratings, if any, publicly announced by S&P and Moody's for the Company's senior unsecured debt without third-party credit enhancement (or if only one of S&P or Moody's shall have assigned a credit rating, then such rating). If the ratings assigned by S&P and Moody's differ by more than one increment, the Debt Rating will be the median rating (or the higher of two intermediate ratings if there is no median rating).

         "DEED" means a special warranty deed with respect to the real property comprising the Properties, in conformity with Applicable Law and appropriate for recording with the applicable Governmental Authorities, conveying fee simple title to such real property to the Lessor, subject only to Permitted Exceptions.

         "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "DOCUMENTATION DATE" is defined in SECTION 2.1 of the Participation Agreement.

         "DOLLARS" and "$" mean dollars in lawful currency of the United States of America.

         "END OF THE TERM REPORT" is defined in SECTION 11.2(a) of the Participation Agreement.

         "ENVIRONMENTAL AUDIT" means, with respect to each Property, a Phase One environmental site assessment (the scope and performance of which meets or exceeds the then most current ASTM Standard Practice E1527 for Environmental Site Assessments: Phase One Environmental Site Assessment Process) of such Property.

         "ENVIRONMENTAL LAWS" means and includes RCRA, CERCLA, the Hazardous Materials Transportation Act of 1975, 49 U.S.C. ss.ss. 1801-1812, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq., and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other

                                                                      Appendix A

federal, state or local laws, ordinances, rules, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of any Property, or any part thereof, as any of the foregoing may have been from time to time amended, supplemented or supplanted.

         "ENVIRONMENTAL PERMITS" means all permits, licenses, authorizations, certificates and approvals of Governmental Authorities required by Environmental Laws.

         "ENVIRONMENTAL VIOLATION" means any activity, occurrence or condition that violates or results in non-compliance with any Environmental Law.

         "EQUIPMENT" means equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired by the Lessor pursuant to the Operative Documents and now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of a Property, including but without limiting the generality of the foregoing:

                  (a) the equipment described on Schedule C to any Funding Request; and

                  (b) all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, shelving, display cases, counters, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, material handling equipment, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

         "EQUITY AMOUNT" is defined at SECTION 3.2 of the Participation
Agreement.

         "EQUITY BALANCE" means as of any date of determination an amount equal to the sum of the outstanding Equity Amounts together with all accrued and unpaid Equity Yield thereon.

         "EQUITY INTEREST" means, in the case of a corporation, stock of any class, and in the case of a partnership or a limited partnership, a General Partnership Interest or Limited Partnership Interest, but

                                                                      Appendix A

excluding preferred stock which constitutes Debt.

         "EQUITY YIELD" is defined in SECTION 4.1(a) of the Participation Agreement.

         "EQUITY YIELD RATE" means (a) with respect to Equity Amounts that are LIBO Rate Amounts, for any day in any Rent Period, a rate per annum equal to the sum of the LIBO Rate (Reserve Adjusted) for such Rent Period PLUS the Applicable Lessor Margin for such day and (b) with respect to Equity Amounts that, pursuant to the Operative Documents, accrue Equity Yield by reference to the Alternate Base Rate, for any day in any Rent Period, a rate per annum equal to the Alternate Base Rate determined for such day.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time (or any successor Federal statute), and the regulations promulgated and rulings issued thereunder.

         "ERISA AFFILIATE" means each entity required to be aggregated with the Company within the meaning of Section 414(b) or (c) of the Code.

         "ERISA GROUP" means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under the control of the Company which, together with the Company, are treated as a single employer under Section 414 of the Code.

         "ESTIMATED IMPROVEMENT COSTS" means, with respect to any Property as of the date of the first Construction Advance therefor, an amount equal to the aggregate amount which the Construction Agent for such Property in good faith expects to be expended in order to achieve Completion with respect to Improvements for such Property; PROVIDED, HOWEVER, that in no event shall the Estimated Improvement Costs for any Property exceed 117.6% of (a) the Fair Market Sales Value of such Property indicated on the As-Built Appraisal of such Property delivered pursuant to SECTION 6.2(c) of the Participation Agreement MINUS (b) the Land Acquisition Cost and Existing Improvement Cost of such Property MINUS (c) the Transaction Expenses funded by the Lessor with respect to such Property.

         "EVENT OF DEFAULT" means a Lease Event of Default, a Construction Agency Agreement Event of Default or a Loan Agreement Event of Default.

         "EXCEPTED PAYMENTS" means:

                  (a) all indemnity payments (including indemnity payments made pursuant to ARTICLE XI of the Participation Agreement) to which the Administrative Agent, the Lessor, any Lender or any of their respective Affiliates, agents, officers, directors or employees is entitled;

                  (b) any amounts (other than Basic Rent or amounts payable by any Lessee pursuant to SECTION 15.2 of the Master Lease or

                                                                      Appendix A

         ARTICLES XVI, XVIII or XX of the Master Lease) payable under any Operative Document to reimburse the Administrative Agent, the Lessor, any Lender or any of their respective Affiliates (including the reasonable expenses of the Administrative Agent, the Lessor, any Lender or such Affiliates incurred in connection with any such payment) for performing or complying with any of the obligations of any Lessee under and as permitted by any Operative Document;

                  (c) any amount payable to the Lessor by any transferee permitted under the Operative Documents as the purchase price of the Lessor's interest in the Properties (or a portion thereof);

                  (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to a Lessee or to the Administrative Agent;

                  (e) any insurance proceeds under policies maintained by the Lessor;

                  (f) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of the Administrative Agent, the Lessor or any Lender;

                  (g) all right, title and interest of the Lessor to any Property or any portion thereof or any other property to the extent any of the foregoing has not been purchased by a Lessee or a third party pursuant to the terms of the Lease; and
                  (h) any payments in respect of interest to the extent attributable to payments referred to in CLAUSES (a) through (g) above.

         "EXCESS CASUALTY/CONDEMNATION PROCEEDS" means the excess, if any, of
(x) the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation MINUS (y) the Property Balance paid by a Lessee in connection with a purchase of the affected Property pursuant to
Section 18.1 of the Master Lease.

         "EXCESS SALES PROCEEDS" means the excess, if any, of (x) the aggregate of all proceeds received by the Lessor or the Administrative Agent, as applicable, in connection with any sale of the Properties pursuant to the Lessor's (or Administrative Agent's) exercise of remedies under SECTION 16.2 of the Master Lease or any Lessee's exercise of the Remarketing Option under
ARTICLE XX of the Master Lease MINUS (y) the Lease Balance.

         "EXEMPTED DEBT" means the sum of the following items outstanding as of the date Exempted Debt is to be determined: (a) Indebtedness of the Company and its Consolidated Subsidiaries incurred after the date of the Participation Agreement and secured by Liens not permitted to be created or assumed pursuant to SECTION 8.1(p) of the Participation Agreement, and (b) Attributable Debt of the Company and its Consolidated

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                                                                      Appendix A

Subsidiaries in respect of every sale and lease-back transaction entered into after the date of the Guaranty, other than those leases expressly permitted by
SECTION 8.1(q) of the Participation Agreement.

         "EXISTING IMPROVEMENT COST" means, with respect to any Property, the portion of the Acquisition Date Advance made with respect to such Property that is allocable to the cost of purchasing any existing Improvements located on such Property on the Acquisition Date therefor.

         "EXPIRATION DATE" means, unless the Master Lease shall have been earlier terminated in accordance with the provisions of the Master Lease or the other Operative Documents, the sixth anniversary of the earlier of (a) July 15, 1997 or (b) the Initial Acquisition Date, or, if the Expiration Date is extended pursuant to ARTICLE XIX of the Master Lease, the last day of the then current Extension Term.

         "EXPIRATION DATE PURCHASE OBLIGATION" means the obligation of the Lessees, pursuant to SECTION 18.2 of the Master Lease, to purchase on the Expiration Date all (but not less than all) of the Properties then subject to the Master Lease.

         "EXPIRATION OF THE TERM" means the last day of the Lease Term.

         "EXTENSION TERM" is defined in SECTION 19.1(A) of the Master Lease.

         "FAIR MARKET SALES VALUE" means, with respect to any Property, the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of such Property. The Fair Market Sales Value of any Property shall be determined based on the assumption that, except for purposes of ARTICLE XVI of the Master Lease and SECTION 11.2 of the Participation Agreement, such Property is in the condition and state of repair required under SECTION 9.1 of the Master Lease and each Lessee is in compliance with the other requirements of the Operative Documents relating to the condition of the Property.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Bank of Montreal from three federal funds brokers of recognized standing selected by it.

                                                                      Appendix A

         "FIXTURES" means all fixtures relating to the Improvements, including all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

         "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "FUNDED DEBT" means, all indebtedness for money borrowed, purchase money mortgages, capitalized leases, conditional sales contracts and similar title retention debt instruments, including any current maturities of such indebtedness. The calculation of Funded Debt shall include all Funded Debt of the Guarantor and its Subsidiaries, plus all Funded Debt of other entities or persons, other than Subsidiaries, which has been guaranteed by the Guarantor or any Subsidiary or which is supported by a letter of credit issued for the account of the Guarantor or any Subsidiary. Funded Debt shall also include the redemption amount with respect to any stock of the Guarantor or its Subsidiaries required to be redeemed within the next twelve months.

         "FUNDED INDEBTEDNESS" means all Indebtedness having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

         "FUNDING DATE" means any Business Day on which Advances are made under the Participation Agreement in accordance with SECTION 3.4 thereof.
         "FUNDING OFFICE" means the office of the Administrative Agent identified on SCHEDULE III to the Participation Agreement as its Funding Office.

         "FUNDING REQUEST" is defined in SECTION 3.4(a) of the Participation Agreement.

         "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

         "GENERAL PARTNERSHIP INTEREST" means the interest of a general partner in a general partnership and the interest of a general partner in a limited partnership.

         "GOVERNMENTAL ACTION" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of any Property.

         "GOVERNMENTAL AUTHORITY" means any foreign or domestic federal,

                                                                      Appendix A

state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or any political subdivision thereof.

         "GROSS REMARKETING PROCEEDS" is defined in SECTION 20.1(m) of the Master Lease.

         "GROUND LEASE" means a ground lease substantially in the form of Exhibit C to the Participation Agreement to be entered into by the Company and the Lessor.

         "GUARANTEE AGREEMENT" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Debt or any property or assets constituting security therefor, (b) to advance or supply funds (x) for the purchase or payment of such Debt or (y) to maintain income, working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Debt, (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Debt of the ability of the primary obligor to make payment of the Debt, or (d) otherwise to assure the owner of the Debt of the primary obligor against loss in respect thereof. For the purposes of all computations made under the Operative Documents, a Guarantee Agreement in respect of any Debt shall be deemed to be Debt equal to the principal amount of such Debt which has been guaranteed.

         "GUARANTOR" means the Company, as guarantor under the Guaranty.

         "GUARANTY" means the Guaranty dated as of June 23, 1997, made by the Company, as guarantor, in favor of the Lenders, the Lessor and the Administrative Agent.

         "HAZARDOUS ACTIVITY" means any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Material; (ii) causes or results in (or threatens to cause or result in) the Release of any Hazardous Material into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Material; or (iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

         "HAZARDOUS MATERIAL" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by products and other hydrocarbons, or which is or becomes regulated by any Governmental Authority, including any agency, department, commission,

                                                                      Appendix A

board or instrumentality of the United States, any jurisdiction in which a Property is located or any political subdivision thereof and also including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs") and radon gas.

         "HEADQUARTERS BUILDING" means the Property located in Dublin, Ohio to be constructed as a headquarters building.

         "IMPOSITIONS" means any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever ("TAXES") (including, without limitation, (i) real and personal property taxes, including personal property taxes on any Property covered by any Lease Supplement that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees; and
(vi) assessments on any Property, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed within the Lease Term), and in each case all interest, additions to tax and penalties thereon, which at any time may be levied, assessed or imposed by any Federal, state or local authority upon or with respect to (a) any Tax Indemnitee, any Property or any part thereof or interest therein, or any Lessee or any sublessee or user of any Property; (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of such Property or any part thereof or interest therein; (c) the Notes or other indebtedness with respect to any Property or any part thereof or interest therein or transfer thereof; (d) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (e) the Operative Documents or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract (including the Construction Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes; or (i) otherwise in connection with the transactions contemplated by the Operative Documents.

         Notwithstanding anything in the first paragraph of this definition (except as provided in the final paragraph of this definition) the term "IMPOSITION" shall not mean or include:

                  (i) Taxes and impositions that are imposed by any Governmental Authority and that are based upon or measured by or with respect to the gross or net income, receipts, profits, gains,

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                                                                      Appendix A

         capital or net worth (including, without limitation, any minimum or alternative minimum Taxes, income or capital gains Taxes, excess profits Taxes, items of Tax preference, or capital stock, franchise, business privilege or doing business Taxes), or accumulated earnings Taxes or personal holding company Taxes, including Taxes collected by withholding, but Taxes described in this clause (i) shall not include Taxes that are, or are in the nature of, sales, use, rental, transfer or property Taxes) and any interest, additions to tax, penalties or other charges in respect thereof; PROVIDED that this CLAUSE (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made; and, PROVIDED, FURTHER, that this clause (i) shall not apply to (and thus shall not exclude) any Tax or imposition which would not have been imposed on the applicable Tax Indemnitee but for (x) such Tax Indemnitee having executed or delivered, or performed its obligations, received payment or enforced its rights under, an Operative Document, or (y) any of the transactions contemplated by the Operative Documents;

                  (ii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs, or relates to a period, prior to the commencement of the Master Lease (other than with respect to Taxes described in clause (iii) of the definition of Permitted Property Liens) or after the termination of the Lease (but not any Tax or imposition that relates to any period during the Term of the Master Lease but prior to the termination of the Master Lease with respect to the Property to which such Imposition relates);

                  (iii) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of
         SECTION 11.5(b) of the Participation Agreement, PROVIDED that the foregoing shall not limit any obligation under SECTION 11.5(b) of the Participation Agreement to advance to such Tax Indemnitee amounts with respect to Taxes that are being contested in accordance with SECTION 11.5(b) of the Participation Agreement or any expenses incurred by such Tax Indemnitee in connection with such contest;

                  (iv) any interest, additions to tax or penalties imposed as a result of a breach by a Tax Indemnitee of its obligations under SECTION 11.5(c) of the Participation Agreement or as a result of a Tax Indemnitee's failure to file any return or other documents timely and as prescribed by applicable law; PROVIDED that this CLAUSE (iv) shall not apply if such failure is attributable to a failure by any Lessee to fulfill its obligations under the Lease with respect to any such return;

                  (v) any Taxes or impositions imposed with respect to any voluntary transfer, sale, financing or other voluntary disposition of any interest in any Property or any part thereof, or any interest therein or any interest or obligation under the Operative

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                                                                      Appendix A

         Documents or from any sale, assignment, transfer or other disposition of any interest in a Tax Indemnitee or any Affiliate thereof, (other than any transfer in connection with (1) the exercise by a Lessee of its Purchase Option or any termination option or other purchase of any Property by any Lessee, (2) the occurrence of a Lease Event of Default,
         (3) a Casualty or Condemnation affecting any Property, or (4) any sublease, modification or addition to any Property by any Lessee);

                  (vi) any Taxes or impositions imposed on a Tax Indemnitee, to the extent such Tax Indemnitee actually receives a credit, deduction or, allowance (or otherwise has a reduction in a liability for Taxes) in respect thereof against Taxes (but only to the extent such credit is not taken into account in calculating the indemnity payment on an After Tax Basis);

                  (vii) Taxes imposed on or with respect to, based on, or measured by any fees or other compensation (other than Rent or amounts relating to the exercise of the Purchase Option) received by any Tax Indemnitee;

                  (viii) Taxes resulting from, or that would not have been imposed but for, the gross negligence or willful misconduct of such Tax Indemnitee or Affiliate thereof;

                  (ix) Taxes resulting from, or that would not have been imposed but for, a breach by the Tax Indemnitee or any Affiliate thereof of any representations, warranties or covenants set forth in the Operative Documents (unless such breach is caused by any Lessee's breach of its representations, warranties or covenants set forth in the Operative Documents);

                  (x) Taxes arising out of or resulting from a Tax Indemnitee's failure to comply with the provisions of SECTION 11.5(b) of the Participation Agreement, which failure precludes or materially adversely affects the ability to conduct a contest pursuant to SECTION 11.5(a) of the Participation Agreement (unless such failure is caused by any Lessee's breach of its obligations);

                  (xi) with respect to each Property, Taxes which are included in applicable Property acquisition cost if and to the extent actually paid;

                  (xii) Taxes that would have been imposed in the absence of the transactions contemplated by the Operative Documents, and Taxes arising out of, or imposed as a result of, activities of a Tax Indemnitee or Affiliate thereof unrelated to the transactions contemplated by the Operative Documents;

                  (xiii) Taxes arising out of or resulting from, or that would not have been imposed but for the existence of, any Lessor Lien;

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                                                                      Appendix A

                  (xiv) Any Tax imposed against or payable by a Tax Indemnitee to the extent that the amount of such Tax exceeds the amount of such Tax that would have been imposed against or payable by such Tax Indemnitee (or, if less, that would have been subject to indemnification under SECTION 11.5 of the Participation Agreement) if such Tax Indemnitee were not a direct or indirect successor, transferee or assign of one of the original Tax Indemnitees; PROVIDED, HOWEVER, that this EXCLUSION (xiv) shall not apply if such direct or indirect successor, transferee or assign acquired its interest as a result of a transfer while an Event of Default shall have occurred and is continuing;

                  (xv) Taxes that would not have been imposed but for an amendment, supplement, modification, consent or waiver to any Operative Document not initiated, requested or consented to by any Lessee unless such amendment, supplement, modification, consent or waiver (A) arises due to, or in connection with there having occurred, an Event of Default or (B) is required by the terms of the Operative Documents or is executed in connection with any amendment to the Operative Documents required by law;

                  (xvi) Taxes in the nature of intangibles, stamp, documentary or similar Taxes;

                  (xvii) Taxes imposed because any Tax Indemnitee or any Affiliate thereof is not a United States person within the meaning of
         Section 7701(a)(30) of the Code (whether paid by a Tax Indemnitee or an Affiliate or collected by withholding or otherwise); and

                  (xviii) Any tax imposed in lieu of or in substitution for a Tax not subject to indemnity pursuant to the provisions of SECTION 11.5 of the Participation Agreement.

Notwithstanding the foregoing, the exclusions from the definition of Impositions set forth in CLAUSES (i), (ii), (v), (vii), (xii), (xvi) and (xviii) (to the extent that any such tax is imposed in lieu of or in substitution for a Tax set forth in CLAUSE (i), (ii), (v), (vii), (xii) or (xvi)) above shall not apply (but the other exclusions shall apply) to any Taxes or any increase in Taxes imposed on a Tax Indemnitee, to the extent that the imposition of such Taxes or such increase in Taxes would not have occurred if on each Funding Date the Lessor had advanced funds to the Company or any Lessee in the form of a loan secured by the applicable Property in an amount equal to the portion of the Property funded on such Funding Date, with debt service for such loans equal to the Basic Rent payable on each Payment Date and an aggregate principal balance at the maturity of such loans in an amount equal to the then outstanding amount of the Loans and Lessor Amounts at the end of the term of the Master Lease.

         "IMPROVEMENTS" means all buildings, structures, Fixtures, Equipment, and other improvements of every kind existing at any time and from time to time (including those constructed pursuant to the

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                                                                      Appendix A

Construction Agency Agreement and those purchased with amounts advanced by the Participants pursuant to the Participation Agreement) on or under any Land, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time.

         "INDEBTEDNESS" means all items classified as indebtedness on the most recently available balance sheet of the Company and its Consolidated Subsidiaries, in accordance with GAAP.

         "INDEMNITEE" means the Administrative Agent, the Lessor and each Lender, together with the respective Affiliates, successors, assigns, directors, shareholders, partners, officers, employees and agents of the foregoing.

         "INITIAL ACQUISITION DATE" is defined in SECTION 6.1 of the Participation Agreement.

         "INSURANCE REQUIREMENTS" means all terms and conditions of any insurance policy either required by the Master Lease to be maintained by the Lessees or required by the Construction Agency Agreement to be maintained by the Construction Agent, and all requirements of the issuer of any such policy.

         "INTEREST RATE" means (a) with respect to Loans that are LIBO Rate Amounts, for any day in any Rent Period, a rate per annum equal to the LIBO Rate (Reserve Adjusted) for such Rent Period PLUS the Applicable Loan Margin for such day and (b) with respect to Loans that are Base Rate Amounts, for any day in any Rent Period, a rate per annum equal to the Alternate Base Rate determined for such day.

         "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

         "LAND" means each parcel of real property described on SCHEDULE I to any Lease Supplement, and includes all Appurtenant Rights attached thereto.

         "LAND ACQUISITION COST" means, with respect to any Property, the amount of the Advance funded to the Construction Agent for such Property for the purpose of acquiring the portion of such Property constituting Land and paying the Transaction Expenses relating to such acquisition, as such amount is set forth in the Funding Request relating to the acquisition of such Property.

         "LEASE" means, collectively, the Master Lease and each Lease
Supplement.

         "LEASE ASSETS" means, collectively, the Properties, the Operative Documents, all amounts of Rent, all insurance proceeds and condemnation

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                                                                      Appendix A

awards, and all proceeds of any of the foregoing.

         "LEASE BALANCE" means, as of any date of determination, an amount equal to the sum of the Loan Balance and the Equity Balance and all other amounts owing by the Company and the Lessees under the Operative Documents (including without limitation, accrued and unpaid Rent and Supplemental Rent, if any).

         "LEASE DEFAULT" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

         "LEASE EVENT OF DEFAULT" means a "Lease Event of Default" as defined in
SECTION 16.1 of the Master Lease.

         "LEASE SUPPLEMENT" means each Lease Supplement substantially in the form of EXHIBIT A to the Master Lease, executed by a Lessee, dated as of an Acquisition Date and covering the Property located on the Land identified on
SCHEDULE I thereto.

         "LEASE TERM" means the period commencing on the Initial Acquisition Date and ending on the Expiration Date, and includes all Extension Terms, if any.

         "LENDER BASIC RENT" means, as determined as of any Payment Date, the interest due on the Loans, determined in accordance with SECTION 2.4 of the Loan Agreement and excluding any interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due and any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Basic Rent.

         "LENDERS" means, collectively, the various financial institutions as are or may from time to time become parties to the Loan Agreement as Lenders.

         "LESSEES" means, collectively, the Company and each wholly-owned Subsidiary of the Company that is, or that becomes by execution and delivery of an Adoption Agreement, party to the Participation Agreement, the Master Lease, the Construction Agency Agreement and the Construction Documents Assignment, and their respective successors and assigns expressly permitted under the Operative Documents.

         "LESSOR" means BMO Leasing (U.S.), Inc., a Delaware corporation, together with its successors and assigns permitted pursuant to the Operative Documents.

         "LESSOR BASIC RENT" means the amount of accrued Equity Yield due on the Equity Amounts, determined in accordance with SECTION 4.1 of the Participation Agreement as of any Payment Date and excluding any interest at the applicable Overdue Rate on any installment of Lessor Basic Rent not paid when due and any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Lessor Basic Rent.

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                                                                      Appendix A

         "LESSOR COMMITMENT" means the Commitment of the Lessor in the amount set forth on SCHEDULE I of the Participation Agreement, as such Schedule may be amended from time to time.

         "LESSOR FINANCING STATEMENTS" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to protect the Lessor's interest under the Master Lease and the Lease Supplements to the extent the Master Lease and Lease Supplements are security agreements.

         "LESSOR LIEN" means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor or any Lender not resulting from the transactions contemplated by the Operative Documents, (b) any act or omission of the Lessor or any Lender which is not required or permitted by the Operative Documents or is in violation of any of the terms of the Operative Documents, (c) any claim against the Lessor or any Lender with respect to Taxes or Transaction Expenses against which the Lessees are not required to indemnify the Lessor or any Lender pursuant to ARTICLE X or ARTICLE XI of the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Properties, the Operative Documents or the other Lease Assets other than the transfer of title to or possession of the Properties by the Lessor pursuant to and in accordance with the Master Lease, the Loan Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in SECTION 16.2 of the Master Lease.

         "LESSOR MORTGAGE" means, with respect to any Property, the Lease Supplement for such Property and any and all other security instruments in appropriate recordable form in each relevant jurisdiction sufficient to grant to the Lessor, for its own benefit and the benefit of the Lenders, a first priority Lien on the related Land and Improvements.

         "LEVEL I PRICING PERIOD" means any period during which the Debt Rating is AA- or better (as rated by S&P) or Aa3 or better (as rated by Moody's).

         "LEVEL II PRICING PERIOD" means any period during which (a) the Debt Rating is BBB or better (as rated by S&P) or Baa2 or better (as rated by Moody's) and (b) no better Pricing Level applies.

         "LEVEL III PRICING PERIOD" means any period during which no other Pricing Level applies.

         "LIBO RATE" means, relative to any Loan or Equity Amount for any Rent Period, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Administrative Agent in the London interbank market as at or about 11:00 a.m. London time two Business Days prior to the beginning of such Rent Period for delivery on the first day of such Rent Period, and in an

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                                                                      Appendix A

amount approximately equal to the amount of the Loans and Equity Amounts to be advanced by the Participants and for a period approximately equal to such Rent Period.

         "LIBO RATE AMOUNT" means any Loan or Equity Amount which accrues interest or Equity Yield, as the case may be, by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO RATE (RESERVE ADJUSTED)" means, relative to any Loan or Equity Amount for any Rent Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

            LIBO Rate           =                   LIBO RATE
         ------------------          -------------------------------
         (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

         The LIBO Rate (Reserve Adjusted) for any Rent Period will be determined by the Administrative Agent, on the basis of the LIBOR Reserve Percentage in effect on, and the applicable LIBO Rate obtained by the Administrative Agent, two Business Days before the first day of such Rent Period.

         "LIBOR RESERVE PERCENTAGE" means, relative to any Rent Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Rent Period.

         "LIEN" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including, without limitation, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded, or the filing of, or agreement to execute as "debtor", any financing or continuation statement under the Uniform Commercial Code of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Law.

         "LOAN AGREEMENT" means the Loan Agreement, dated as of June 23, 1997, among the Lessor, as a borrower thereunder, the Lenders and the Administrative Agent.

         "LOAN AGREEMENT DEFAULT" means any event, act or condition which with notice or lapse of time, or both, would constitute a Loan Agreement

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                                                                      Appendix A

Event of Default.

         "LOAN AGREEMENT EVENT OF DEFAULT" is defined in SECTION 6.1 of the Loan Agreement.

         "LOAN BALANCE" means as of any date of determination an amount equal to the sum of the outstanding Loans together with all accrued and unpaid interest thereon.

         "LOAN COMMITMENT" means the Commitment of each Lender in the amount set forth on SCHEDULE I to the Participation Agreement.

         "LOAN DOCUMENTS" means the Loan Agreement and the Notes.

         "LOANS" is defined in SECTION 2.1(a) of the Loan Agreement.

         "MARKETING PERIOD" means the period commencing on the date twelve (12) months prior to the Expiration Date and ending on the Expiration Date.

         "MASTER LEASE" means a duly executed and delivered Master Lease and Open End Mortgage, among the Lessor, the Lessees and the Company, substantially in the form of Exhibit J to the Participation Agreement, as supplemented from time to time by Lease Supplements.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the financial condition, operations, performance or properties of the Company and any Lessee taken as a whole, or (b) the ability of the Company or any Lessee to perform in any material respect under the Operative Documents, or (c) the value, utility or useful life of any Property, or (d) the validity, enforceability or legality of any of the Operative Documents, or (e) the priority, perfection or status of any Participant's interest in any Property.

         "MATERIAL COMMITMENT" means a legally binding commitment by one or more banks or other financial institutions to extend credit to the Company and/or any Subsidiary of the Company in an aggregate amount of $25,000,000 or more pursuant to a written agreement signed by the Company or any such Subsidiary.

         "MATURITY DATE" means the sixth anniversary of the earlier of (a) July 15, 1997 or (b) the Initial Acquisition Date, unless such Maturity Date is extended pursuant to SECTION 9.2(a) of the Participation Agreement.

         "MODIFICATIONS" is defined in SECTION 10.1 of the Master Lease.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made

                                                                      Appendix A

contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "NET PROCEEDS" means all amounts received by the Lessor in connection with any Casualty or Condemnation or any sale of the Property pursuant to the Lessor's or Administrative Agent's exercise of remedies under SECTION 16.2 of the Master Lease or a Lessee's exercise of the Remarketing Option under ARTICLE XX of the Master Lease and all interest earned thereon, less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Administrative Agent, the Lessor or any Lender is entitled to be reimbursed pursuant to the Operative Documents.

         "NOTES" is defined in SECTION 2.3 of the Loan Agreement.

         "OBLIGATIONS" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured, direct or indirect, choate or inchoate, sole, joint, several or joint and several, due or to become due, heretofore or hereafter contracted or acquired) of the Company (whether as the Company, as the Guarantor or as Construction Agent) or any Lessee arising under or in connection with the Operative Documents, including (i) all obligations for Basic Rent, Lease Balance, Loan Balance or Property Balance, whether incurred on the Documentation Date or thereafter, (ii) all obligations for Supplemental Rent and all other obligations and liabilities of the Lessees or the Company, whether incurred on the Documentation Date or thereafter, whether for fees, costs, indemnification or otherwise, arising under any Operative Document, (iii) all out-of-pocket costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by the Administrative Agent, the Lessor or any Lender to the extent set forth in the Operative Documents in connection with such Indebtedness, obligations and liabilities, and (iv) following the occurrence and during the continuance of a Lease Event of Default or a Construction Agency Agreement Event of Default, all advances made by the Administrative Agent, the Lessor or any Lender for the maintenance, protection, preservation or enforcement of, or realization upon, the collateral in which the Administrative Agent, the Lessor and/or any Lender have been granted a security interest pursuant to an Operative Document (or any portion thereof) including advances for storage, transportation charges, taxes, insurance, repairs and the like.

         "OBLIGORS" means, collectively, the Guarantor and each Lessee.

         "OPERATIVE DOCUMENTS" means the following:

                  (a)   the Participation Agreement;
                  (b)   the Master Lease;
                  (c)   each Lease Supplement;
                  (d)   the Loan Agreement;
                  (e)   the Notes;
                  (f)   the Guaranty;
                  (g)   each Deed;
                  (h)   each Bill of Sale;

                                                                      Appendix A

                  (i)   each Lessor Mortgage;
                  (j)   the Lessor Financing Statements;
                  (k)   the Construction Agency Agreement;
                  (l)   each Construction Agency Agreement Supplement;
                  (m)   the Construction Agency Agreement Assignment;
                  (n)   the Construction Documents Assignment;
                  (o)   the Assignment of Leases and Rents;
                  (p)   each Supplement to the Assignment of Leases and Rents;
                  (q)   each Adoption Agreement; and
                  (r)   the Ground Lease.

         "OUTSIDE COMPLETION DATE" means (a) with respect to the Headquarters Building, the date occurring twenty-four (24) months after the Acquisition Date of such Property and (b) with respect to any other Property, the date occurring eighteen (18) months after the Acquisition Date of such Property.

         "OVERDUE RATE" means, with respect to any Loan or Lessor Amount, the lesser of (a) the highest interest rate permitted by Applicable Law or (b) the Alternate Base Rate plus 2.0%.

         "PARTICIPANTS" means, collectively, each Lender and the Lessor.

         "PARTICIPANT BALANCE" means, with respect to any Participant as of any date of determination: (a) with respect to any Lender, an amount equal to the aggregate outstanding Loans of such Lender, together with all accrued and unpaid interest thereon or (b) with respect to the Lessor, an amount equal to the aggregate outstanding Equity Amounts, together with all amounts of accrued and unpaid Equity Yield thereon.

         "PARTICIPATION AGREEMENT" means the Participation Agreement dated as of June 23, among the Company, the Lessees, the Lessor, the Lenders and the Administrative Agent.

         "PAYMENT DATE" means (a) any Scheduled Payment Date, and (b) any date on which Equity Yield is payable pursuant to the last sentence of SECTION 4.1(a) of the Participation Agreement in connection with any prepayment of Equity Amounts.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED EXCEPTIONS" means Liens of the types described in CLAUSES
(i), (ii), (iii) and (v) of the definition of Permitted Property Liens.

         "PERMITTED PROPERTY LIENS" means, with respect to any Property, any of the following:

                  (i) the respective rights and interests of the parties under the Operative Documents as provided in the Operative Documents;

                                                                      Appendix A

                  (ii) the rights of any sublessee under a sublease permitted by the terms of the Master Lease;

                  (iii) Liens for Taxes that either are not yet due or payable or are being contested in accordance with the provisions of SECTION
         12.1 of the Master Lease.

                  (iv) Liens arising by operation of law, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than 60 days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in SECTION 12.1 of the Master Lease;

                  (v) Liens of any of the types referred to in CLAUSE (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor have been made), which bonding (or arrangements) shall comply with applicable Requirements of Law, and has effectively stayed any execution or enforcement of such Liens;

                  (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest set forth in SECTION 12.1 of the Master Lease;

                  (vii) easements, rights of way and other encumbrances on title to real property permitted under the Master Lease;

                  (viii)  Lessor Liens;

                  (ix) Liens created by any Lessee with the consent of the Lessor; and

                  (x) Liens described on the title insurance policy delivered with respect to such Property pursuant to SECTION 6.3(l) of the Participation Agreement other than Liens described in CLAUSE (iv) or
         (vi) above that are not removed within sixty (60) days of their origination.

         "PERSON" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

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                                                                      Appendix A

         "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "PLANS AND SPECIFICATIONS" means, with respect to each Property, the plans and specifications for the Construction thereof, as more particularly described in SCHEDULE 2 to the Construction Agency Agreement Supplement applicable to such Property.

         "PRICING LEVEL" refers to the determination of which of the Level I Pricing Period, Level II Pricing Period or Level III Pricing Period applies at any date; any change to a Pricing Level based on the Debt Rating shall be automatically effective as of the date such Debt Rating is publicly announced by S&P or Moody's, as the case may be.

         "PROPERTY" means (i) the Lessor's interest in any Land subject to the Master Lease, whether in fee simple or as ground lessee, together with (ii) all of the Improvements at any time located on or under such Land.

         "PROPERTY BALANCE" means, with respect to any Property, an amount equal to the outstanding principal amount of the Loans and Equity Amounts related to such Property, and all accrued and unpaid interest and Equity Yield thereon, and any Supplemental Rent related thereto.

         "PROPERTY COST" means, with respect to any Property, the sum of the Land Acquisition Cost, the Existing Improvement Cost, if any, and the Property Improvement Costs for such Property.

         "PROPERTY IMPROVEMENT COSTS" means, with respect to any Property, the cost of constructing all Improvements on the Land in accordance with the Plans and Specifications therefor.

         "PROPERTY LEGAL REQUIREMENTS" means all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting any Property, the Improvements or the demolition, Construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. ss. 1201 ET. SEQ. and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits,


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                                                                      Appendix A

certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to any Lessee affecting any Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to SECTION 11.2 of the Master Lease.

         "PURCHASE NOTICE" means an irrevocable written notice by a Lessee or the Company delivered to the Lessor pursuant to SECTION 18.1 of the Master Lease, notifying the Lessor of such Lessee's intention to exercise its option pursuant to such Section, and identifying the proposed purchase date for the Properties to be purchased pursuant thereto.

         "PURCHASE OPTION" means the option of the Lessees to purchase any or all of the Properties in accordance with the provisions of SECTION 18.1 of the Master Lease.

         "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. ss.6901 ET SEQ.

         "RELEASE" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

         "REMARKETING OPTION" is defined in SECTION 20.1 of the Master Lease.

         "RENT" means, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Master Lease.

         "RENT PERIOD" means, with respect to Loans and Equity Amounts:

                  (a) prior to the Completion Date for the Property with respect to which such Loan or Equity Amount was made:

                           (i) initially, the period commencing on (and
                  including) the Acquisition Date and ending on (but excluding)
                  (x) the next succeeding Scheduled Funding Date if the Acquisition Date is three or more Business Days prior to the next succeeding Scheduled Funding Date or (y) the second succeeding Scheduled Funding Date if the Acquisition Date is fewer than three Business Days prior to the next succeeding Scheduled Funding Date, during which Rent Period interest on the Loans and Equity Yield on the Equity Amounts shall accrue by reference to the Alternate Base Rate;

                           (ii) thereafter, each period commencing on (and
                  including) the applicable Scheduled Funding Date described in


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                                                                      Appendix A

                  CLAUSE (a)(i) above and ending on (but excluding) the next succeeding Scheduled Funding Date, during which Rent Period interest on the Loans and Equity Yield on the Equity Amounts shall accrue by reference to the LIBO Rate (subject to SECTIONS 11.7 and 11.8 of the Participation Agreement); and

                           (iii) PROVIDED, HOWEVER, that to the extent the
                  Completion Date for a Property occurs on a date other than a Scheduled Payment Date, the Rent Period and applicable accrual rate of interest on Loans and Equity Yield on the Equity Amounts shall be determined by reference to CLAUSE (a)(ii) above until the Scheduled Payment Date next succeeding the Completion Date;

                  (b) on or after the Completion Date for the Property with respect to which such Loan or Equity Amount was made:

                           (ii) initially, the period commencing on (and
                  including) the Scheduled Payment Date last described in CLAUSE
                  (a)(iii) above and ending on (but excluding) the next succeeding Scheduled Payment Date during which Rent Period interest on the Loans and Equity Yield on the Equity Amounts shall accrue by reference to the LIBO Rate (subject to SECTIONS 11.7 and 11.8 of the Participation Agreement); and

                           (iii) thereafter, the period commencing on (and
                  including) the Scheduled Payment Date last described in clause
                  (b)(i) above and ending on (but excluding), the next succeeding Scheduled Payment Date during which Rent Period interest on the Loans and Equity Yield on the Equity Amounts shall accrue by reference to the LIBO Rate (subject to SECTIONS 11.7 and 11.8 of the Participation Agreement);

PROVIDED, HOWEVER, that the foregoing provisions relating to Rent Periods are subject to the following:

                  (x) if any Rent Period would otherwise end (or if payments are otherwise due with respect to LIBO Rate Amounts) on a day that is not a Business Day, such Rent Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Rent Period into another calendar month in which event such Rent Period shall end on the immediately preceding Business Day; and

                  (y) any Rent Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

         "REQUIRED LENDERS" means, at any time, Lenders holding at least 51% of the then aggregate outstanding principal amount of Loans or, if no such principal amount is then outstanding, Lenders having at least 51% of the aggregate Loan Commitments.

         "REQUIRED MODIFICATION" is defined in CLAUSE (i) of SECTION 10.1

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                                                                      Appendix A

of the Master Lease.

         "REQUIRED PARTICIPANTS" means, at any time, Required Lenders together with the Lessor.

         "REQUIREMENT OF LAW" means, as to any Person, (a) the partnership agreement, charter, certificate of incorporation, bylaws or other organizational or governing documents of such Person, (b) any law, treaty, ordinance, rule, regulation, permit, approval, authorization, license or variance of any Governmental Authority and (c) any order, decree or determination of a court, arbitrator or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESPONSIBLE FINANCIAL OFFICER" means, with respect to the Company, its Chairman of the Board, its President, its Chief Financial Officer, its Treasurer, or a Vice President (whose duties are in the finance area) or Assistant Treasurer of the Company.

         "RESPONSIBLE OFFICER" means (a) with respect to the Company, any of its chairman of the board, president, chief executive officer, senior vice president, executive vice president, chief financial officer or treasurer whose signature and incumbency shall have been certified to the Administrative Agent and the Participants, (b) with respect to any Lessee, any of its officers that are designated as such by a Responsible Officer of the Company in writing to the Administrative Agent and whose signature and incumbency shall have been certified to the Administrative Agent and the Participant and (c) with respect to any other Person, its president, chief executive officer, chief financial officer, treasurer or any Director, managing director or vice president.

         "RESPONSIBLE OFFICER'S CERTIFICATE" means a certificate signed by any Responsible Officer, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

         "S&P" means Standard & Poor's Ratings Services.

         "SCHEDULED FUNDING DATE" means the fifteenth (15th) day of each calendar month, or the next succeeding Business Day if the fifteenth (15th) day of any such month is not a Business Day.

         "SCHEDULED PAYMENT DATE" means the fifteenth (15th) day of each April, July, October and January of each calendar year;

(PROVIDED, that if any such day is not a Business Day, the "Scheduled Payment Date" shall be the next succeeding Business Day (except as otherwise required by CLAUSE (x) of the definition of "Rent Period" with respect to LIBO Rate Amounts), and the Maturity Date.

         "SEC" means the Securities and Exchange Commission or any successor entity thereto.


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                                                                      Appendix A

         "SECURITIES ACT" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

         "SENIOR FUNDED INDEBTEDNESS" means any Funded Indebtedness of the Company that is not subordinated in right of payment to any other Indebtedness of the Company.

         "SHARED RIGHTS" is defined in SECTION 2(a) of the Assignment of Leases and Rents.

         "SHORTFALL AMOUNT" means, as of the Maturity Date, the excess, if any, of (a) the Lease Balance OVER (b) the sum of the payment of the Loan Balance received by the Administrative Agent pursuant to SECTION 20.1(k) of the Master Lease PLUS the amount of the highest binding, written, unconditional, irrevocable offer to purchase the Properties obtained by a Lessee in accordance with SECTION 20.1(g) of the Master Lease; PROVIDED, HOWEVER, that if a sale of the Properties to the Person submitting such offer is not consummated on or prior to the Expiration Date, then the "Shortfall Amount" shall mean the excess, if any, of (a) Lease Balance MINUS (b) the Loan Balance received by the Administrative Agent from the Lessees pursuant to SECTION 20.1(k) of the Master Lease.

         "SIGNIFICANT CASUALTY" means damage or destruction to a Property as a result of a fire or other casualty, which Property can not be fully restored during the Lease Term utilizing insurance proceeds.

         "SIGNIFICANT CONDEMNATION" means (a) a Condemnation that involves a taking of Lessor's entire title to the Land, or (b) a Condemnation that in the reasonable, good faith and judgment of the Lessor after consultation with the applicable Lessee either (i) renders any Property unsuitable for continued use as property of the type of such Property immediately prior to such Condemnation or (ii) is such that restoration of any Property to substantially its condition as existed immediately prior to such Condemnation would be impracticable or impossible.

         "SUBJECT PROPERTY" means, with respect to any Funding Date, any Property proposed to be acquired on such date or any Property with respect to which a Construction Advance is proposed to be made on such date.

         "SUBMITTED FINANCIAL STATEMENTS" means the financial statements of the Company and its Subsidiaries for the fiscal year ended June 30, 1996, copies of which have been delivered to the Administrative Agent, the Lenders and the Lessor prior to the Documentation Date.

         "SUB-PARTICIPANT" is defined in SECTION 14.2 of the Participation


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
                                                                      Appendix A

Agreement.

         "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

         "SUPPLEMENTAL RENT" means all amounts, liabilities and obligations (other than Basic Rent) which any Lessee assumes or agrees to pay to the Lessor or any other Person under the Master Lease, or under any of the other Operative Documents, including, without limitation, Commitment Fees, Break Costs, the Loan Balance, the Shortfall Amount, amounts due pursuant to SECTION 11.2 of the Participation Agreement and payments pursuant to SECTION 15.2 of the Master Lease and ARTICLES XVIII and XX of the Master Lease.

         "TAX INDEMNITEE" means the Administrative Agent, the Lessor and each Lender.

         "TAXES" is defined in the definition of Impositions.

         "TERMINATION DATE" is defined in SECTION 16.2(e) of the Master Lease.

         "TERMINATION NOTICE" is defined in SECTION 15.1 of the Master Lease.

         "TOTAL CAPITAL" means the sum of Funded Debt, plus tangible shareholders' equity (as determined in accordance with GAAP).

         "TRANSACTION EXPENSES" means all costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of the Operative Documents, the consummation of the transactions contemplated by the Operative Documents, and the preparation, negotiation, execution and delivery of any amendments, waivers, consents, supplements or other modifications to any Operative Document as may from time to time be required, including without limitation:

                  (a) the reasonable fees, expenses and disbursements of Mayer, Brown & Platt, special counsel for the Administrative Agent, the Lenders and the Lessor, in negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closing under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents;

                  (b) the reasonable fees, expenses and disbursements of one special counsel of each of the Administrative Agent, the Lessor and each Lender in connection with (1) the transactions contemplated to occur on each Acquisition Date and each other Funding Date, (2) any amendment, supplement, waiver or consent


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
                                                                      Appendix A

         with respect to any Operative Documents requested or approved by the Company or any Lessee and (3) any enforcement of any rights or remedies against the Company or any Lessee in respect of the Operative Documents;

                  (c) any other reasonable fees, expenses, disbursements or cost of any party to the Operative Documents or any of the other transaction documents;

                  (d) any and all Taxes and fees incurred in recording, registering or filing any Operative Document or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Documents, and any and all fees incurred in connection with lien searches contemplated by the Operative Documents;

                  (e) all fees, expenses and disbursements of each local counsel retained in connection with the transactions contemplated by the Operative Documents;

                  (f) all title fees, premiums and escrow costs and other expenses relating to title insurance and the closings contemplated by the Operative Documents;

                  (g) all costs and expenses for surveys and Environmental Audits with respect to any Property; and

                  (g) all fees and other expenses relating to Appraisals.

         "UNIFORM COMMERCIAL CODE" and "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.


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